      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            FIRST UNION RESIDENTIAL
                       SECURITIZATION TRANSACTIONS, INC.
                                  (DEPOSITOR)
             (Exact name of Registrant as specified in its charter)

  NORTH CAROLINA                     301 SOUTH COLLEGE STREET                        56-1967773
  (jurisdiction)               CHARLOTTE, NORTH CAROLINA 28202-6001               (I.R.S. Employee
                       (Address, including zip code, and telephone number,     Identification Number)
                       including area code, of principal executive offices)

                          MARION A. COWELL, JR., ESQ.
            EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                            FIRST UNION CORPORATION
                ONE FIRST UNION CENTER, 301 SOUTH COLLEGE STREET
                        CHARLOTTE, NORTH CAROLINA 28202
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                WITH COPIES TO:

                              PAUL G. MURPHY, ESQ.
                            MOORE & VAN ALLEN, PLLC
                        100 NORTH TRYON STREET FLOOR 47
                      CHARLOTTE, NORTH CAROLINA 28202-4003
                                 (704) 331-3510
                             ---------------------

    Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the registration statement, as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
      BE REGISTERED           REGISTERED (1)          PER UNIT               PRICE          REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Residential Mortgage Pass-
  Through Certificates....      $1,000,000              100%             $1,000,000(2)            $278
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to the initial offering from time to time of $1,000,000 aggregate principal amount of Residential Mortgage Pass-Through Certificates and to any resales thereof in market-making transactions by First Union Capital Markets Corp., an affiliate of the Registrant or any other affiliate of the Registrant.
(2) Estimated solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     PURSUANT TO RULE 429 OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-3574).

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED           , 1999)

                             ---------------------

           FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC.,
                                   Depositor

                           FIRST UNION NATIONAL BANK
                           Seller and Master Servicer

                                  $__________

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-

 ------------------------------
                                     THE TRUST --
   CONSIDER CAREFULLY THE
   RISK FACTORS BEGINNING            - will issue mortgage backed certificates in one or more
   ON PAGE 10 IN THE                   series with one or more classes; and
   PROSPECTUS.
                                     - will own --
   A certificate is not a
   deposit and neither the             - a portfolio of assets that include, among other assets,
   certificates nor the                  mortgage related assets (the "Mortgage Loans");
   underlying trust assets
   are insured or                      - payments due on those assets including the Mortgage Loans; and
   guaranteed by any
   governmental agency.                - other property described herein.

   The certificates will             THE CERTIFICATES --
   represent interests in
   the trust only and will           - will represent interest in the trust and will be paid only
   not represent interests             from the trust assets;
   in or obligations of
   First Union National              - offered with this prospectus will be rated in one of the
   Bank ("FUNB" or                     four highest rating categories by at least one nationally
   the "Bank")or any                   recognized rating organization;
   FUNB affiliate.
                                     - may have one or more forms of enhancement; and
   This prospectus
   supplement may be                 - will be issued as part of a designated series which may
   used to offer and sell              include one or more classes of certificates and enhancement.
   the certificates only
   if accompanied by                 THE CERTIFICATEHOLDERS --
   the prospectus.
   (the "Prospectus")                - will receive interest and principal payments from a
                                       varying percentage of payments received on the Mortgage
                                       Loans.
 ------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     [FIRST UNION CAPITAL MARKETS CORP. AND
                    OTHER UNDERWRITERS OF THE CERTIFICATES]

            , 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Series of Certificates and (b) this Prospectus Supplement, which describes the specific terms of your Series of Certificates.

     IF THE TERMS OF YOUR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus Supplement, contain certain forward-looking statements which, together with related qualifying language and assumptions, are found in the material set forth under the captions "Risk Factors" herein and in the Prospectus and in "Prepayment and Yield Considerations" herein and in the Prospectus. Forward-looking statements may also be found elsewhere in this Prospectus Supplement and may be identified by, among other things, accompanying language including the words "expects," "intends," "anticipates," "estimates" or similar expressions, or by qualifying language or assumptions. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, over which the Trust has no control. These forward-looking statements speak only as of the date of this Prospectus Supplement. The Trust expressly disclaims any obligation or undertaking to disseminate any updates or revisions to such forward-looking statements to reflect any change in the expectations of the Trust with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

     The Underwriters expect to enter into market making transactions in the Offered Certificates but are not obligated to do so and may act as principal or agent in any such transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This Prospectus Supplement and the Prospectus may be used by First Union Capital Markets Corp. or any of its affiliates in connection with such transactions.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by or on behalf of the Trust with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act or 1934, as amended (the "1934 Act"), on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates made by this Prospectus Supplement. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Secretary of First Union Residential Securitization Transactions, Inc. in writing at 301 South College Street, Charlotte, North Carolina 28288-0600, or by telephone at (704) 383-3624.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary of Terms............................................   S-1
  Title of the Securities...................................   S-1
  Depositor.................................................   S-1
  Seller....................................................   S-1
  The Trust and The Trustee.................................   S-1
  The Assets of The Trust...................................   S-1
  Allocations of Trust Assets...............................   S-2
  Credit Enhancement........................................   S-2
  Advances..................................................   S-2
  Optional Termination......................................   S-2
  Prepayment and Yield Considerations.......................   S-3
  Denominations.............................................   S-3
  Registration, Clearance and Settlement....................   S-3
  Record Date...............................................   S-3
  The Master Servicer.......................................   S-3
  Retransfer of Mortgage Loans..............................   S-3
  Tax Status................................................   S-3
  ERISA Considerations......................................   S-3
  Legal Investment Considerations...........................   S-4
  Use of Proceeds...........................................   S-4
  Certificate Rating........................................   S-4
Risk Factors................................................   S-5
  Prepayments; Due-on-Sale Provisions.......................   S-5
  Limited Liquidity.........................................   S-5
  Risks Associated with Mortgage Loans......................   S-6
  Geographic Concentration/Local Real Estate Markets........   S-6
  Risks of Holding Subordinate Certificates.................   S-6
  Limited Source of Payments -- No Recourse to Depositor,
     Seller, Master Servicer, Trust Administrator, or
     Trustee................................................   S-7
  Book-Entry System.........................................   S-7
  Certificate Ratings.......................................   S-7
  Risk of Year 2000.........................................   S-8
  Other Legal Considerations................................   S-9
  Risk of Early Defaults....................................  S-10
The Mortgage Pool...........................................  S-10
The Seller and The Master Servicer..........................  S-18
  General...................................................  S-18
Prepayment and Yield Considerations.........................  S-20
  Weighted Average Life of the Class A Certificates.........  S-22
Description of The Certificates.............................  S-24
  General...................................................  S-25
  Reserve Fund..............................................  S-30
  Subordinated Certificates.................................  S-31
  Certificate Insurance Policy..............................  S-32
  Assignment of Mortgage Loans..............................  S-32
  Amendments to Mortgage Loan Documents.....................  S-32
  Servicing and Insurance...................................  S-33
  Servicing Compensation and Payment of Expenses............  S-33

                                                              PAGE
                                                              ----
  Optional Purchase of Defaulted Mortgage Loans.............  S-34
  Advances..................................................  S-34
  Optional Termination......................................  S-34
  Miscellaneous.............................................  S-35
  Registration of Class A Certificates......................  S-35
  The Trustee...............................................  S-37
The Certificate Insurance Policy and The Certificate
  Insurer...................................................  S-37
Certain Federal Income Tax Consequences.....................  S-38
  REMIC Election............................................  S-38
  Certain Special Rules Relating to the Regular
     Certificates...........................................  S-38
  Interest; Original Issue Discount and Premium.............  S-39
  Special Tax Considerations Applicable to the Class R
     Certificate............................................  S-40
State, Local and Other Taxes................................  S-40
ERISA Considerations........................................  S-41
Legal Investment............................................  S-44
Use of Proceeds.............................................  S-44
Underwriting................................................  S-44
Experts.....................................................  S-45
Legal Matters...............................................  S-45
Certificate Rating..........................................  S-45
Index of Terms for Prospectus Supplement....................  S-46

                       THE SERIES 1999-     CERTIFICATES

                                                                                            INITIAL RATING
                                                            INITIAL          CERTIFICATE      OF OFFERED
CLASS                                                 PRINCIPAL BALANCE(1)      RATE        CERTIFICATES(2)
-----                                                 --------------------   -----------   -----------------
OFFERED CERTIFICATES
Class...............................................        $
Class...............................................        $
Class...............................................        $
Class...............................................        $
Class...............................................        $
Class...............................................        $
Class...............................................        $
Class...............................................        $
Class...............................................        $
NON-OFFERED CERTIFICATES
Class...............................................        $
Class...............................................        $
Class...............................................        $

---------------

                                SUMMARY OF TERMS

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERM OF THE OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

- YOU CAN FIND A LISTING OF THE PAGES WHERE CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED UNDER THE CAPTION "INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT" BEGINNING ON PAGE S- IN THIS DOCUMENT AND UNDER THE CAPTION
  "INDEX OF TERMS FOR PROSPECTUS" BEGINNING ON PAGE   IN THE ACCOMPANYING
  PROSPECTUS.

TITLE OF THE SECURITIES

The Senior/Subordinate Residential Mortgage Pass-Through Certificates Series 1999- , Class A Certificates (the "Class A Certificates" or the
"Certificates"), are being offered pursuant to the FURST Mortgage Loan Trust Series 1999- (the "Trust" or "Trust Fund"). The Class A Certificates represent an interest in the assets of the Trust.

Only the Class A Certificates (the "Offered Certificates") are being offered by this Prospectus Supplement and the accompanying Prospectus (the "Prospectus"). The Class B and Class R Certificates (collectively the "Subordinate Certificates") [which are not offered in this Prospectus Supplement] are subordinated to the Class A Certificates.

Each registered holder of a Certificate (a "Certificateholder" or "Holder") will be entitled to monthly payments of interest and principle. See "Description of the Certificates" in this Prospectus Supplement and in the Prospectus.

DEPOSITOR

First Union Residential Securitization Transactions, Inc. ("FURST"), a North Carolina corporation, a wholly-owned, limited purpose subsidiary of the Seller and an affiliate of First Union Capital Markets Corp., will sell the Mortgage Loans to the Trust Fund in exchange for the Certificates. The Mortgage Loans will be acquired by the Depositor from the Seller.

SELLER

First Union National Bank, a national banking association, a wholly-owned subsidiary of First Union Corporation and an affiliate of First Union Capital Markets Corp., will originate or acquire the Mortgage Loans and sell them to the Depositor.

THE TRUST AND THE TRUSTEE

The Trust will be formed pursuant to a Pooling and Servicing Agreement dated as
of                  , 1999 (the "Agreement") among First Union Residential
Securitization Transactions, Inc. as the depositor (the "Depositor"), FUNB as
seller (the "Seller") and Master Servicer, [          ] as the Trustee and
[          ] as the document custodian (the "Document Custodian").

THE ASSETS OF THE TRUST

The property of the Trust will include certain high balance, adjustable rate mortgage loans (including adjustable rate loans that may be converted to a fixed rate at the option of the borrower or to a different Index (and may thereafter be converted to a fixed rate)) secured by first lien, one- to four-family residential properties (including shares issued by cooperative housing units) (the "Mortgage Loans").

As of [            ,] 1999, which is the "Cut-Off Date," the aggregate size of
the pool of Mortgage Loans (the "Pool Balance") was $          . The Pool
Balance of Mortgage Loans is referred to as the "Cut-Off Date Pool Balance." The Pool Balances will fluctuate from day to day because the borrowers will make draws on the Mortgage Loans and principal payments will be made on the Mortgage Loans.

The per annum interest rate (the "Mortgage Rate") for certain of the Mortgage Loans is adjusted monthly and the Mortgage Rate for the remainder of the Mortgage Loans is adjusted every six months. The adjustment date is referred to as the "Interest Adjustment Date." Subject to its maximum Mortgage Rate, the Mortgage Rate borne by a Mortgage Loan may be calculated as described under the "The Mortgage Pool" section of this Prospectus Supplement.

ALLOCATIONS OF TRUST ASSETS

Distributions of interest and principal to each Holder of a Certificate will be
made on the   th day of each month (or if such   th day is not a business day,
then on the next succeeding business day) (each, a "Distribution Date"),
commencing in           1999, in an amount equal to each such Holder's
respective Percentage Interest multiplied by the amount distributed in respect of such Class of Certificates.

As more fully described in the "Description of the Certificates -- Distributions on the Certificates" section of this Prospectus Supplement, distributions will be made:

- to the Class A Certificateholders (up to the amount to which they are entitled under the terms of the Agreement),

- then to the Reserve Fund (up to the amount to be required),

- then to the Class B Certificateholders (up to the amount to which they are entitled under the terms of the Agreement), and

- any remaining balance to the Class R Certificateholders.

The foregoing schedule of distributions is subject to the availability of funds in the Collection Account (as such term is defined below under "The Mortgage Pool").

[The final payment of principal and interest on the Certificates will be made no
later than                  ,      , or, if that date is not a business day, the
next business day, called the "Legal Final Maturity" or the "Series 1999-Termination Date"]

CREDIT ENHANCEMENT

The Certificates may have a Credit Enhancement that provides additional payment protection to investors in each Class of Certificates that has Credit Enhancement.

[The use of a Reserve Fund, Subordination of certain Subordinate Certificates and a Credit Insurance Policy may provide Credit Enhancement for the Certificates].

For a discussion on the type of Credit Enhancement available to the Certificateholders, see "Description of the Certificates -- Reserve Fund", "-- Subordinated Certificates" and "-- Certificate Insurance Policy" in this Prospectus Supplement.

ADVANCES

The Master Servicer is obligated to make advances of cash, which will be part of the available distribution amount (the "Available Distribution Amount"), in an amount equal to the delinquent Monthly Payments due on the immediately preceding Due Date (the "Advances").

The Master Servicer is not obligated to make Advances if it determines that such Advances are not recoverable from future payments or collections on the related Mortgage Loans. Such Advances, however, will be reimbursed to the Master Servicer and are not intended to guarantee or insure against losses. See "Description of the Certificates -- Advances" herein.

OPTIONAL TERMINATION

The Master Servicer has the option to repurchase from the Trust Fund all Mortgage Loans remaining outstanding on any Distribution Date when the aggregate unpaid Principal Balance of such Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans on the Cut-Off Date.

If the Master Servicer does not repurchase all the Mortgage Loans, the Certificate Insurer has the same option.

For more information on this option, see "Description of the Certificates -- Optional Termination" herein.

PREPAYMENT AND YIELD CONSIDERATIONS

The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The performance of the Class A Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. For more information on the effects that prepayments will have on the yield and performance of the Certificates, see "Prepayment and Yield Considerations" in this Prospectus Supplement".

DENOMINATIONS

Beneficial interest in the Certificates will be offered in minimum denominations of $1,000 and integral multiples of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

Your Certificates will be registered in the name of Cede & Co., as the nominee of the Depository Trust Company ("DTC"). You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying Prospectus when Certificates in fully registered, certificated form are issued. See "Description of the Certificates -- Registration of the Class A Certificates" in this Prospectus Supplement.

You may elect to hold your Certificates through DTC, in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Cedel or Euroclear will be made in DTC through the relevant depositories of Cedel or Euroclear. See "Description of the Certificates -- Registration of the Class A Certificates" in this Prospectus Supplement.

We expect that the Certificates will be delivered in book-entry form through the
facilities of DTC, Cedel and Euroclear on or about           , 1999.

RECORD DATE
The Record Date will be the last day of the month preceding a Distribution Date.

THE MASTER SERVICER

The Master Servicer is responsible for servicing, managing and making collections on the Mortgage Loans. The Master Servicer will also make the appropriate allocations to the Collection Account.

The Master Servicer will be paid a "Servicing Fee Rate" as compensation for its services to the Trust.

For a discussion regarding the Master Servicer's obligations and compensation, see "Description of the Certificates -- Distributions on the Certificates" in this Prospectus Supplement.

The Master Servicer may be terminated under certain circumstances. See "Description of the Certificates -- Miscellaneous" in this Prospectus Supplement.

RETRANSFER OF MORTGAGE LOANS

The Depositor may be required by certain provisions under the Agreement to remove Mortgage Loans from the Trust if such Mortgage Loans adversely affect the he Trust. See "Description of the Certificates -- Assignment of the Mortgage Loans" in this Prospectus Supplement.

TAX STATUS

The Trust will make election to be treated as a "real estate mortgage investment conduit" ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The election to be treated as a REMIC will have federal income tax consequences for the Certificateholders. See "Certain Federal Income Tax Consequences" in the Prospectus

ERISA CONSIDERATIONS

If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), you must consult with legal advisors to determine if purchasing or holding of Certificates is a prohibited transaction or otherwise prohibited under ERISA.

Certain classes of Certificates may only be transferred if the Trustee and the Depositor receive a letter of representations or an opinion of counsel that such transfer will not violate ERISA or the Code. In addition, the letter of representation or opinion of counsel must also state that the Trustee, Depositor or the Master Servicer will not be subject to additional obligations. See "ERISA Considerations" in the Prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The Class A Certificates must be rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency in order to constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Only "mortgage related securities will be "legal investments" for certain types of institutional investors to the extent provided in such Act. See "Legal Investment Considerations" in the Prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the Class A Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans and to pay expenses connected with pooling the Mortgage Loans and issuing the Certificates.

CERTIFICATE RATING

Any certificate offered by this Prospectus and the accompanying Prospectus Supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. Any nationally recognized rating organization selected by the Seller to rate any Series is a "Rating Agency."

A RATING IS NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES AND MAY BE REVISED OR WITHDRAWN AT ANY TIME BY THE ASSIGNING RATING AGENCY. EACH RATING SHOULD BE EVALUATED INDEPENDENTLY OF ANY OTHER RATING. SEE "CERTIFICATE RATING" IN THIS PROSPECTUS SUPPLEMENT.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the Certificates.

PREPAYMENTS; DUE-ON-SALE PROVISIONS

     The rate of distributions of principal and the yield to maturity on your Certificates will be directly related to the rate of payments of principal on the Mortgage Loans and the amount and timing of mortgagor defaults resulting in realized losses. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. In addition, a substantial portion of the Mortgage Loans contain due-on-sale provisions which, to the extent enforced by the Master Servicer, will result in prepayment of such Mortgage Loan. The rate of principal payments on the Mortgage Loans will be affected by, among other things:

     - the amortization schedules of the Mortgage Loans;

     - the rate of principal prepayments (including partial payments and those resulting from refinancing) thereon by mortgagors;

     - liquidations of defaulted Mortgage Loans;

     - repurchases of Mortgage Loans by the Seller as a result of defective documentation or breaches of representations and warranties, or optional purchase by the Seller of defaulted Mortgage Loans; and

     - the optional purchase by the Seller of all of the Mortgage Loans in connection with the termination of the Trust Fund.

     See "Prepayment and Yield Considerations" herein, and "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets" in the Prospectus.

     The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

     - If prevailing rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase.

     - Conversely, if interest rates on similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

     The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage originators (including FUNB), on a general or targeted basis, to encourage refinancing.

     If you are purchasing Offered Certificates at a premium, or are purchasing
the Class                Certificates which have no Principal Balance, you
should consider the risk that if principal payments on the Mortgage Loans or in
the case of the Class                Certificates on the Premium Mortgage Loans
(particularly those loans with higher interest rates) occur at a rate faster than you expected, your yield may be lower than you expected. IF YOU ARE
PURCHASING CLASS                CERTIFICATES, YOU SHOULD CONSIDER THE RISK THAN
A RAPID RATE OF PRINCIPAL PAYMENTS ON THE PREMIUM MORTGAGE LOANS COULD RESULT IN YOUR FAILURE TO RECOVER YOUR INITIAL INVESTMENT.

LIMITED LIQUIDITY

     There is currently no market for the Offered Certificates. While the Underwriters currently intend to make a market in the Offered Certificates, they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide you with liquidity of investment or that it will continue for the lives of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange.

     Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Description of the Certificates -- Book-Entry Registration" herein.

RISKS ASSOCIATED WITH MORTGAGE LOANS

     Adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of payments of principal and interest when due on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans. Further, application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Mortgage Loans if such laws result in certain Mortgage Loans being uncollectible. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation; Bankruptcy and Consumer Protection Legislation" herein.

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, delays could be encountered in connection with the liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Certificateholders.

     Further, the Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on Liquidated Mortgage Loans and not yet repaid, including legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, thereby reducing collections available to the Certificateholders.

     In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and the protection provided by the subordination feature is insufficient, Certificateholders could experience a loss on their investment. See "Certain Legal Aspects of the Mortgage
Loans -- Foreclosure" and "-- Rights of Redemption" herein.

     Under federal and state environmental legislation and applicable case law, it is unclear whether liability for costs of eliminating environmental hazards in respect of real property may be imposed on a secured lender (such as the Trust Fund) acquiring title to such real property. Such costs could be substantial. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Legislation" herein.

GEOGRAPHIC CONCENTRATION/LOCAL REAL ESTATE MARKETS

     Approximately      % of all Mortgage Loans (by Cut-Off Date Principal
Balances) are secured by Mortgaged Properties located in the State of
               . In addition, approximately      %,      %, and      % of the
Mortgage Loans are located in                ,                , and
               , respectively. See "Certain Legal Aspects of the Mortgage Loans" and "The Mortgage Loan Pool" herein.

     An overall decline in the residential real estate markets in the states in which the Mortgaged Properties are located could adversely affect the values of the Mortgaged Properties such that the outstanding loan balances equal or exceed the value of the Mortgaged Properties. Such declines could reduce the interest of the holder of a mortgage on the Mortgaged Property. Residential real estate markets in many states have softened in recent years. There is no reliable information available to the Seller with respect to the rate at which real estate values have declined in such states. The Seller can neither quantify the impact of such declines in property values nor predict how long such declines may continue or when such declines will end. During a period of such declines, the rates of delinquencies, foreclosures and losses on the Mortgage Loans would be expected to be higher than those experienced in the mortgage lending industry in general.

     A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any senior liens.

RISKS OF HOLDING SUBORDINATE CERTIFICATES

     The rights of the Holders of each Class of Subordinate Certificates to receive distributions will be subordinated to such rights of the Holders of the Class A Certificates, and the Class M Certificates, and the lower-numbered Classes of Class B Certificates, if any, with respect to Class B Certificates. In addition, realized losses, other than excess losses, will be allocated to the Subordinate Certificates in the reverse order in which they are entitled to distributions of principal before being allocated to the Class A Certificates. Accordingly, if you are purchasing Subordinate Certificates, you will be more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the Mortgage Loans.

     Under certain circumstances principal otherwise payable to the Subordinate Certificates will be paid to the Class A Certificates (other than the Class
               Certificates) as described under "Description of the Certificates -- Cross-Collateralization" herein. In addition, the Class
               Deferred Amount is payable from amounts otherwise distributable as principal on the Subordinate Certificates.

LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO DEPOSITOR, SELLER, MASTER SERVICER, TRUST ADMINISTRATOR, OR TRUSTEE

     The Certificates do not represent an interest in or obligation of the Depositor, the Seller, the Master Servicer, the Trustee or any of their affiliates, except for the limited obligations of the Depositor and the Seller with respect to certain breaches of their representations and warranties and of the Master Servicer with respect to its servicing obligations.

     Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Seller, the Master Servicer, the Trustee or any of their affiliates. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Seller, the Master Servicer, the Trustee, or any of their affiliates.

BOOK-ENTRY SYSTEM

     Since transactions in the Class A Certificates (other than the Residual Certificates) and the Senior Subordinate Certificates (collectively, the "Book-Entry Certificates") generally can be effected only through The Depository Trust Company ("DTC"), participating organizations, indirect participants and certain banks, your ability as a Certificateholder to pledge a Book-Entry Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to such Certificates, may be limited due to a lack of a physical certificate representing the Book-Entry Certificates.

     In addition, as a Certificateholder, you may experience some delay in the receipt of distribution of interest and principal on the Book-Entry Certificates, since such distributions will be forwarded by the Trustee (or its duly appointed paying agent, if any) to DTC, and DTC will credit such distributions to the accounts of DTC Participants (as defined herein) which will thereafter credit them to the accounts of Certificateholders either directly or indirectly through indirect participants.

     Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates -- Book-Entry Registration" herein.

CERTIFICATE RATINGS

     The rating of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the underlying Mortgage Loans and the amount of subordination.

     The rating by the Rating Agencies of the Offered Certificates is not a recommendation to purchase, hold or sell the Offered Certificates, in as much as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the Rating Agencies.

RISK OF YEAR 2000

     FUNB and the Trustee utilize a significant number of computer software programs and operating systems and are highly dependent on computer systems operated by third parties which include, but are not limited to, their suppliers, customers, brokers and agents and the telephone, electric and utility companies. To the extent that any computer system relied upon by FUNB and the Trustee or any third party, has software applications and contains source codes that are unable to appropriately interpret the upcoming calendar year 2000, some level of modification or replacement of such applications or hardware may be necessary.

     The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of FUNB's or the Trustee's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in a major computer system failure or miscalculations. Several federal regulatory agencies, including the Securities and Exchange Commission, require the entities that they regulate to take steps to address problems which may arise in relation to the year 2000.

     FUNB and the Trustee currently are assessing the impact of modifications or replacements required to adjust for the year 2000. FUNB and the Trustee are utilizing both internal and external resources to identify, correct or reprogram, and test their systems for year 2000 compliance. It is anticipated that all reprogramming efforts and necessary testing will be completed prior to the year 2000. FUNB and the Trustee have initiated formal communications with those third parties on whom they will rely to determine the extent to which FUNB and the Trustee are vulnerable to the failure of these third parties to remediate their own year 2000 issue. The total year 2000 project cost and estimates for FUNB and the Trustee include the estimated costs and time associated with the impact of a third party's year 2000 issue, and are based on presently available information. However, there can be no assurance that the systems of third parties on which the systems of FUNB and the Trustee rely will be converted in a timely fashion, or that a failure to convert by a third party, or a conversion that is incompatible with the systems of FUNB and the Trustee would not have an adverse effect on the business, financial condition or results of operations of FUNB and the Trustee.

     The costs allocated to the year 2000 project are significant. The costs of the project and the dates on which FUNB and the Trustee plan to complete their year 2000 modifications are based on their best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved and actual results could differ materially from such estimates. Specific factors that might cause such material differences include, but are not limited to: (i) the availability and cost of personnel trained in this area,
(ii) the ability to locate and correct all relevant computer codes and (iii) similar uncertainties.

     No assurance can be given that any or all of the systems discussed above, including the systems of FUNB and the Trustee, are or will be year 2000 compliant or that the costs required to address year 2000 issues will not adversely affect the business, financial condition or results of operations of the respective party or the performance of their obligations under the Pooling and Servicing Agreement. As a result of this potential affect on performance under the Pooling and Servicing Agreement, the timely receipt of payment by the Certificateholders may also be adversely affected.

     DTC has informed its participants and other members of the financial community (the "Industry") that it believes that it has developed and is implementing a program so that its computer hardware and software systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, will continue to function appropriately. This program includes a technical assessment and remediation plan, each of which, according to DTC, is complete. Additionally, DTC's plan includes a testing phase which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others.

DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress upon them the importance of such services being year 2000 compliant; and (2) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for information purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

OTHER LEGAL CONSIDERATIONS

     Certain states have imposed statutory prohibitions which limit the remedies of either a beneficiary under a deed of trust or security deed or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust, security deed or mortgage. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount received upon the public sale of the real property and the amount due to the lender.

     Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust, security deed or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

     The Seller will be required to repurchase any Mortgage Loans which, at the time of origination did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust Fund to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Loans" herein.

     The Mortgage Loans are also subject to federal laws, including:

     - the federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

     - the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     - the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

     - the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

     - the Real Estate Settlement Procedures Act and the Fair Credit Billing
       Act.

     The federal Soldiers' and Sailors' Civil Relief Act of 1940 may affect the ability of the Master Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the Master Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940" herein.

RISK OF EARLY DEFAULTS

     The majority of the Mortgage Loans were originated within      months prior
to the Cut-Off Date. The weighted average stated remaining term to maturity of
the Mortgage Loans as of the Cut-Off Date is approximately      months. Although
little data is available, defaults on mortgage loans, including mortgage loans similar to the Mortgage Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

                               THE MORTGAGE POOL

     The mortgage pool with respect to the Certificates (the "Mortgage Pool")
will consist of approximately      conventional mortgage loans evidenced by high
balance, adjustable interest rate promissory notes (each, a "Mortgage Note") having an aggregate principal balance as of the Cut-Off Date of approximately
$       . The Mortgage Notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties (the "Mortgaged Properties"). The Mortgage Loans were originated by the Seller, or acquired by the Seller in the ordinary course of
its real estate lending activities. With respect to approximately      % of the
Mortgage Loans (by Cut-Off Date Principal Balance), the borrowers were initially solicited by, and the documentation for the Mortgage Loans was processed by, mortgage brokers, mortgage bankers, credit unions and other financial institutions that are not affiliated with the Seller. Personnel of the Seller or its agents reviewed the documentation for each such Mortgage Loan and underwrote such loans in accordance with the Seller's underwriting standards.

     The Mortgaged Properties will consist of detached individual dwelling units, individual condominiums, townhouses, duplexes, individual units in planned unit developments and other attached dwelling units. Based upon representations obtained from the mortgagors at the time of origination of the
Mortgage Loans, approximately      % (by Cut-Off Date Principal Balance) of the
related Mortgaged Properties are owner-occupied. At the date of issuance of the Certificates, none of the Mortgage Loans will be delinquent more than 30 days. The Trust Fund will include, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts (collectively, the "Collection Account") maintained in the name of the Trustee, pursuant to the Pooling and
Servicing Agreement dated as of             , 1999 (the "Agreement"), by and
among the Depositor, the Seller, as master servicer (the "Master Servicer"), and
               , as trustee (the "Trustee"), (ii) the amounts held from time to time in the Distribution Account (the "Distribution Account") maintained in the name of the Trustee pursuant to the Agreement, (iii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iv) all insurance policies and the proceeds thereof described below, (v) any right to require the Seller to repurchase or substitute for the Mortgage Loans on account of certain breaches of representation and warranty as set forth in the Agreement, (vi) the Reserve Fund and (vii) the Certificate Insurance Policy and the proceeds thereof.

     The Depositor will purchase the Mortgage Loans from the Seller and will cause such Mortgage Loans to be assigned to the Trustee. The Master Servicer will service the Mortgage Loans, either by itself or through other mortgage servicing institutions (the "Subservicers"), pursuant to the Agreement. With respect to any Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     The Seller will make certain representations and warranties for the benefit of the Depositor, the Certificate Insurer and the Trustee with respect to the Mortgage Loans as described in the Prospectus under "Mortgage Loan
Program -- Representations by Sellers; Repurchases" and will have a responsibility to repurchase a Mortgage Loan as to which there is a breach of such representations and warranties that materially and adversely affects the value of that Mortgage Loan and is not timely cured. The only remedy available to Certificateholders for a breach of these representations and warranties will be the repurchase obligation of the Seller provided in the Agreement as described in the sections of the Prospectus referred to above. The Trustee will enforce the Seller's repurchase obligation, and the Depositor will not be obligated to repurchase any Mortgage Loan for such a breach of any representation or warranty. In lieu of such repurchase obligation, the Seller may, within two years after the date of initial delivery of the Certificates, substitute for the affected Mortgage Loan a substitute Mortgage Loan, as described under "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the Prospectus and as provided by the Agreement.

     Certain data with respect to the Mortgage Loans is set forth below. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, based on the outstanding balances of the Mortgage Loans as of the Cut-Off Date, giving effect to scheduled monthly payments (the "Monthly Payments")due on or prior to the Cut-Off Date.

     The per annum interest rate (the "Mortgage Rate") for certain of the Mortgage Loans is adjusted monthly and the Mortgage Rate for the remainder of the Mortgage Loans is adjusted every six months. The adjustment date is referred to as the "Interest Adjustment Date." Subject to its maximum Mortgage Rate, the Mortgage Rate borne by a Mortgage Loan may be calculated as follows:

     Prime Index.  The Mortgage Rate borne by      % of the Mortgage Loans (by
Cut-Off Date Principal Balance) is adjusted every month and the Mortgage Rate
borne by      % of the Mortgage Loans (by Cut-Off Date Principal Balance) is
adjusted every six months, to equal either (i) the highest Prime Rate listed under "Money Rates" in The Wall Street Journal most recently available as of 45 days prior to such Interest Adjustment Date (the "Prime Index") minus a margin
(the "Margin") generally ranging from      % to zero or (ii) such Prime Index
plus a Margin generally ranging from zero to      %

     Six-Month LIBOR Index.  The Mortgage Rate borne by      % of the Mortgage
Loans (by Cut-Off Date Principal Balance) is adjusted every six months to equal the London interbank offered rate for six-month U.S. dollar deposits (the "Six-Month LIBOR Index") as listed under "Money Rates" in The Wall Street Journal most recently available as of 45 days prior to the related Interest
Adjustment Date plus a Margin generally ranging from      % to      %.

     One-Month LIBOR Index.  The Mortgage Rate borne by      % of the Mortgage
Loans (by Cut-Off Date Principal Balance) is adjusted every month to equal the London interbank offered rate for one-month U.S. dollar deposits (the "One-Month LIBOR Index") as listed under "Money Rates" in The Wall Street Journal most recently available as of 45 days prior to the related Interest Adjustment Date
plus a Margin generally ranging from      % to      %.

     Treasury Index.  The Mortgage Rate borne by      % of the Mortgage Loans
(by Cut-Off Date Principal Balance) is adjusted every six months, and the
Mortgage Rate borne by      % of the Mortgage Loans (by Cut-Off Date Principal
Balance) is adjusted monthly, to equal the weekly average yield on the United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve board in Statistical Release H.15 (the "Treasury Index") most recently available as of 45 days prior to the related
Interest Adjustment Date plus a Margin generally ranging from      % to      %.

     Approximately      % of the Mortgage Loans are One-Month LIBOR Index based
Mortgage Loans, approximately      % are Six-Month LIBOR Index based Mortgage
Loans, approximately      % are Prime Index based Mortgage Loans that adjust
monthly,      % are Prime Index based Mortgage Loans that adjust every six
months, approximately      % are Treasury Index based Mortgage Loans that adjust
monthly and approximately      % are Treasury Index based Mortgage Loans that
adjust every six months. Approximately      % of the Mortgage Loans are
Convertible Mortgage Loans.

     The Mortgage Loans were originated between                  , 199 , and
                 , 199 . No more than      % of the Mortgaged Properties
securing the Mortgage Loans are located in any one zip code area. At origination, all of the Mortgage Loans had terms to stated maturity of years. The latest month and year in which any Mortgage Loan
matures is                  202 . The Mortgage Loans had remaining terms to
stated maturity, calculated as of the Cut-Off Date, of between approximately
               and        months and a weighted average remaining term to stated
maturity as of the Cut-Off

Date of approximately        months. The interest rates (the "Mortgage Rates")
borne by the Mortgage Loans as of the Cut-Off Date ranged from      % per annum
to      % per annum and the weighted average Mortgage Rate as of the Cut-Off
Date was approximately      % per annum.

     Each Mortgage Loan had an original principal balance of not less than
$          nor more than $          . The average outstanding principal balance
of the Mortgage Loans as of the Cut-Off Date was approximately $          .

     Set forth below is a description of certain additional characteristics of the Mortgage Loans.

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
                                                      NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
STATE OR TERRITORY                                  MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------                                  --------------   -----------------   -----------------
               ...................................                      $                           %
               ...................................
               ...................................
               ...................................
               ...................................
               ...................................
               ...................................
               ...................................
Other(1)
                                                      ---------         ----------             -----
          Total...................................                      $                           %
                                                      =========         ==========             =====

---------------

(1) Other includes                other States and the District of Columbia with
    under      % concentrations individually.

                  RANGE OF CUT-OFF DATE PRINCIPAL BALANCES(1)

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
RANGE OF CUT-OFF DATE                                 NUMBER OF        CUT-OFF DATE       BY CUT-OF DATE
PRINCIPAL BALANCES                                  MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------------                               --------------   -----------------   -----------------
$           -- $          ........................                       $                          %
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
$           -- $          ........................
                                                       -------           --------             ------
          Total...................................                       $                    100.00%
                                                       =======           ========             ======

---------------

(1) As of the Cut-Off Date, the average outstanding principal balance of the
    Mortgage Loans was approximately $          .

                   RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
RANGE OF ORIGINAL                                     NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
LOAN-TO-VALUE RATIOS                                MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------                                --------------   -----------------   -----------------
0.01% - 50.00%....................................                      $                            %
 ..................................................
 ..................................................
 ..................................................
 ..................................................
 ..................................................
 ..................................................
95.01% - 99.99%...................................
100%..............................................
                                                        ------          ----------            -------
          Total...................................                      $                     $100.00%
                                                        ======          ==========            =======

---------------

(1) As of the Cut-Off Date, the weighted average Loan-to-Value Ratio at
    origination was approximately      %.

                                OCCUPANCY STATUS

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
                                                      NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
STATUS                                              MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------                                              --------------   -----------------   -----------------
Owner-Occupied....................................                      $                            %
Second Home.......................................
Investor..........................................
                                                        ------          ----------            -------
          Total...................................                      $                     $100.00%
                                                        ======          ==========            =======

                                  LOAN PURPOSE

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
                                                      NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
LOAN PURPOSE                                        MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------                                        --------------   -----------------   -----------------
Purchase..........................................                      $                            %
Rate and Term Refinance...........................
Cash-out Refinance................................
                                                        ------          ----------            -------
Total.............................................                      $                     $100.00%
                                                        ======          ==========            =======

                              MORTGAGED PROPERTIES

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
                                                      NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
PROPERTY TYPE                                       MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------                                       --------------   -----------------   -----------------
Single Family.....................................                      $                            %
De minimus Planned Unit Development...............
Condominium.......................................
Planned Unit Development..........................
2-4 Family Residence..............................
                                                        ------          ----------            -------
          Total...................................                      $                     $100.00%
                                                        ======          ==========            =======

                           MAXIMUM MORTGAGE RATES(1)

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
                                                      NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
MAXIMUM MORTGAGE RATES                              MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------                              --------------   -----------------   -----------------
     % -      %...................................                      $                            %
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % +
                                                       --------         ----------            -------
          Total...................................                      $                     $100.00%
                                                       ========         ==========            =======

---------------

(1) As of the Cut-Off Date, the weighted average Maximum Mortgage Rate was
         %.

                       RANGE OF CURRENT MORTGAGE RATES(1)

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
                 RANGE OF CURRENT                     NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
                  MORTGAGE RATES                    MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                 ----------------                   --------------   -----------------   -----------------
     % -      %...................................                      $                            %
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
     % -      %...................................
                                                       --------         ----------            -------
          Total...................................                      $                     $100.00%
                                                       ========         ==========            =======

---------------

(1) As of the Cut-Off Date, the weighted average current Mortgage Rate was %.

                 RANGE OF REMAINING TERMS TO STATED MATURITY(1)

                                                                                            PERCENT OF
                RANGE OF REMAINING                                                        MORTGAGE LOANS
                 TERMS TO STATED                      NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
                MATURITY IN MONTHS                  MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                ------------------                  --------------   -----------------   -----------------
      -      .....................................                      $                            %
      -      .....................................
      -      .....................................
      -      .....................................
      -      .....................................
                                                       --------         ----------            -------
          Total...................................                      $                     $100.00%
                                                       ========         ==========            =======

---------------

(1) As of the Cut-Off Date, the weighted average remaining term to stated
    maturity was                months.

                     NEXT INTEREST RATE ADJUSTMENT DATE(1)
          FOR PRIME INDEX MORTGAGE LOANS THAT ADJUST EVERY SIX MONTHS

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
                                                      NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
          MONTH OF NEXT ADJUSTMENT DATE             MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
          -----------------------------             --------------   -----------------   -----------------
                    ,               ..............                      $                            %
                    ,               ..............
                    ,               ..............
                    ,               ..............
                    ,               ..............
                    ,               ..............
                                                       --------         ----------            -------
          Total...................................                      $                            %
                                                       ========         ==========            =======

---------------

(1) As of the Cut-Off Date, the weighted average number of months to the next
    Interest Adjustment Date was      months.

                     NEXT INTEREST RATE ADJUSTMENT DATE(1)
                   FOR ONE-YEAR TREASURY INDEX MORTGAGE LOANS
                          THAT ADJUST EVERY SIX MONTHS

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
                  MONTH OF NEXT                       NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
                 ADJUSTMENT DATE                    MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                 ---------------                    --------------   -----------------   -----------------
                    ,               ..............                      $                            %
                    ,               ..............
                    ,               ..............
                    ,               ..............
                    ,               ..............
                    ,               ..............
                                                       --------         ----------            -------
          Total...................................                      $                      100.00%
                                                       ========         ==========            =======

---------------

(1) As of the Cut-Off Date, the weighted average number of months to the next
    Interest Adjustment Date was      months.

                     NEXT INTEREST RATE ADJUSTMENT DATE(1)
                    FOR SIX-MONTH LIBOR INDEX MORTGAGE LOANS

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
                                                      NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
MONTH OF NEXT ADJUSTMENT DATE                       MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------------------                       --------------   -----------------   -----------------
            ,           ..........................                       $                           %
            ,          ...........................
            ,          ...........................
            ,          ...........................
            ,          ...........................
            ,          ...........................
                                                       -------           --------             -------
          Total...................................                       $                           %
                                                       =======           ========             =======

---------------

(1) As of the Cut-Off Date, the weighted average number of months to the next
    Interest Adjustment Date was      months.

                       PRIME INDEX MORTGAGE LOAN MARGINS

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
                                                      NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
MARGIN(1)                                           MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------                                           --------------   -----------------   -----------------
     %............................................                       $                           %
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
                                                       -------           --------             -------
          Total...................................                       $                           %
                                                       =======           ========             =======

---------------

(1) As of the Cut-Off Date, the weighted average current Margin was      %.

                 ONE-MONTH LIBOR INDEX MORTGAGE LOAN MARGINS(1)

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
                                                      NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
MARGIN                                              MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------                                              --------------   -----------------   -----------------
     %............................................                       $                           %
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
                                                       -------           --------             -------
          Total...................................                       $                           %
                                                       =======           ========             =======

---------------

(1) As of the Cut-Off Date, the weighted average current Margin was      %.

                 SIX-MONTH LIBOR INDEX MORTGAGE LOAN MARGINS(1)

                                                                                            PERCENT OF
                                                      NUMBER OF                           MORTGAGE LOANS
                                                       MORTGAGE        CUT-OFF DATE       BY CUT-OFF DATE
MARGIN                                                  LOANS        PRINCIPAL BALANCE   PRINCIPAL BALANCE
------                                              --------------   -----------------   -----------------
     %............................................                       $                           %
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
                                                       -------           --------             -------
          Total...................................                       $                           %
                                                       =======           ========             =======

---------------

(1) As of the Cut-Off Date, the weighted average current Margin was      %.

                ONE-YEAR TREASURY INDEX MORTGAGE LOAN MARGINS(1)

                                                                                            PERCENT OF
                                                                                          MORTGAGE LOANS
                                                      NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
MARGIN                                              MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------                                              --------------   -----------------   -----------------
     %............................................                      $                            %
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
     .............................................
                                                        ------          ----------            -------
          Total...................................                      $                            %
                                                        ======          ==========            =======

---------------

(1) As of the Cut-Off Date, the weighted average current Margin was      %.

                       THE SELLER AND THE MASTER SERVICER

GENERAL

     First Union National Bank is the Seller and Master Servicer under the Pooling and Servicing Agreement. First Union National Bank is a national banking association and a banking subsidiary of First Union Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank
Holding Company Act. First Union Corporation is the                largest bank
holding company in the United States based on total assets as of December 31,
               .

     The Offered Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Seller, the Master Servicer, or any of their affiliates.

     The Master Servicer will use subservicers (the "Subservicers") in the performance of the administrative and servicing obligations of the Master Servicer under the Pooling and Servicing Agreement, but no such subservicing arrangements will discharge the Master Servicer from its obligations under the Pooling and Servicing Agreement.

     The Trustee may remove the Master Servicer, and the Master Servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance therewith.

     Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee.

CREDIT AND UNDERWRITING GUIDELINES

     The following is a description of the underwriting guidelines customarily employed by the Seller with respect to mortgage loans which it purchases (including by acquisitions or mergers) or originates. The Seller believes that some of the Mortgage Loans were underwritten with exceptions to these guidelines. Those that were made with exceptions to these underwriting guidelines were approved when other compensating factors existed. The Seller believes its standards are consistent with those utilized by mortgage lenders generally. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. The Seller's general underwriting guidelines are specified in the "FUNB Mortgage Loan Conduit -- Seller Guide." The Seller Guide is available upon request
by contacting the Seller at (704) 374-6607. Approximately      % of the Mortgage
Loans (by Cut-Off Date Principal Balances) are originated under the Seller's "ESP guidelines" as specified in Sections 8.5 through 8.15 of the Seller Guide. The ESP program provides for reduced documentation, expanded loan parameters or international borrowers in cases where such factors are off-set by excellent credit characteristics of the borrower. Loans may be made outside of those guidelines with the prior approval of a senior official of the Seller. Of the
Mortgage Loans, approximately      % were underwritten to alternative
documentation and approximately      % were underwritten to limited
documentation.

     The Seller generally originates or purchases fixed rate loans, which fully amortize over a period not to exceed 360 months. The original loan amounts generally range from a minimum of $227,151 to a maximum of $1,000,000.

     The homes used for collateral to secure the loans may be either primary residential (which includes second and vacation homes) or investor owned one-to four-family homes, condominiums, planned unit developments or modular homes or townhouses.

     The Loan-to-Value Ratio generally may not exceed 95% for a primary residence and 90% for a second home. Each property proposed as security for a loan must be appraised.

     Each mortgage applicant generally provides, and the Seller generally verifies, personal financial information. The applicant's total monthly obligations (which includes principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 38% of the applicant's gross monthly income. Applicants who are salaried employees must provide current employment information in addition to two recent years of employment history and the Seller verifies this information. Verifications are based on written confirmation from employers or a combination of a recent pay stub, the most recent W-2 tax form and telephone confirmation from the employer. Self-employed applicants must be self-employed in the same field for a minimum of two years. The self-employed applicant must provide signed copies of complete federal income tax returns (including schedules) filed for the most recent two years.

     A credit report by an independent credit reporting agency is generally required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and similar adverse credit practices that can be discovered by a search of public records. If the report is obtained more than 120 or 180 days (depending on type of property) prior to the loan closing, the lender must determine that the reported information has not changed. All taxes and assessments not included in the payment must be verified as current.

     The Seller is responsible for using sound judgment in underwriting the loans consistent with prudent industry practices. Generally, the applicant should have an acceptable credit history given the amount of equity available, the strength of the applicant's employment history and the level of the applicant's income to debt obligations. The rescission period must have expired prior to funding a loan. The rescission period may not be waived by the applicant except as permitted by law. An attorney's title opinion or an ALTA title insurance policy is required for all loans.

     The applicant is required to secure property insurance in an amount sufficient to cover the new loan. The Seller must ensure that its name and address is properly added to the mortgagee clause of the insurance policy.

STREAMLINED FUNDING PROGRAM

     Approximately      % of the Mortgage Loans (the "Streamlined Funding
Loans") have been originated by First Union Mortgage Corporation and third party correspondents under the Seller's Streamlined Funding Program. These Streamlined Funding Loans have been underwritten in compliance with the Seller's guidelines and comply with appraisal requirements, minimum FICO credit scores, loan-to-value ratios, credit requirements, and all other general underwriting guidelines of the Seller.

     The Seller reviews a 10% to 30% sample of the credit files for the Streamlined Funding Loans depending on the correspondent and based on various factors. No additional credit review will be performed. Correspondents that submit loans through the Streamlined Funding Program represent and warrant to the Seller that all of the loans meet the Seller's underwriting guidelines. The Seller, in turn, will make similar representations and warranties to the Trust Fund based on its review. The loans are purchased pursuant to the delivery of the legal files for each loan and the credit files for the sample loans. The legal files consist of: (i) the Note endorsed to the Seller; (ii) a power of attorney, if applicable; (iii) a loan modification, if applicable; (iv) the security instrument and riders; (v) any assignments, intervening and to the Seller; (vi) the title binder; and (vii) the Private Mortgage Insurance Certification, if applicable.

DELINQUENCY, LOAN LOSS AND FORECLOSURE INFORMATION

     The following table sets forth the Master Servicer's delinquency experience, on a servicing portfolio of mortgage loans similar to the Mortgage Loans, at the dates indicated below. The Master Servicer's portfolio of mortgage loans may differ significantly from the Mortgage Loans included in the Trust Fund in terms of interest rates, principal balances, geographic distribution, Loan-to-Value Ratios and other relevant characteristics. There can be no assurance the delinquency and loss experienced on the Mortgage Loans (most of which have been acquired by the Seller during the past twelve months) will be consistent with the historical information provided below. Such losses and delinquencies on the Mortgage Loans may be higher than the historical information presented below.

     The following table sets forth information relating to the delinquency experience of mortgage loans serviced by the Master Servicer that are similar to
and including the Mortgage Loans for the four quarters ended June 30,      ,
September 30,      and December 31      and March 31,      .

                                                           QUARTER ENDED
                       -------------------------------------------------------------------------------------
                            MARCH 31,           DECEMBER 31,          SEPTEMBER 30,           JUNE 30,
                       -------------------   -------------------   -------------------   -------------------
                        NUMBER     DOLLAR     NUMBER     DOLLAR     NUMBER     DOLLAR     NUMBER     DOLLAR
                       OF LOANS    AMOUNT    OF LOANS    AMOUNT    OF LOANS    AMOUNT    OF LOANS    AMOUNT
                       --------   --------   --------   --------   --------   --------   --------   --------
Portfolio............
Delinquency
  percentage(1)......
  30-59 days.........
  60-89 days.........
  90 days or more....
          Total......
Foreclosures.........

---------------

(1) The period of delinquency is based on the number of days the payment is contractually past due.

     The above delinquency experience percentages are calculated on the basis of the total mortgage loan portfolio of similar loans serviced by the Master Servicer at the date indicated, all of which loans were acquired or originated by the Master Servicer. However, because the total amount of loans serviced by the Master Servicer has increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. Because the Trust Fund consists of a fixed group of Mortgage Loans, the actual delinquency percentages with respect to the Mortgage Loans may differ from the delinquency percentages indicated above.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Class A Certificates, the aggregate amount of each interest payment on such Certificates and the yields to maturity of such Certificates are related to and affected by the rate and timing of payments of principal on the underlying Mortgage Loans. The principal payments on the

Mortgage Loans may be in the form of scheduled principal payments or prepayments or liquidation proceeds due to default, casualty, condemnation and the like. Any such payments will result in distributions to the Certificateholders of amounts attributable to principal which would otherwise be distributed over the remaining term of the Mortgage Loans. In addition, because the Class A Certificates will be entitled to receive all or a disproportionate percentage of unscheduled principal payments on the Mortgage Loans (including liquidations due to default) on each Distribution Date until the Class A Principal Balance is reduced to zero, rather than the portion thereof proportionate to their interest in the Mortgage Loans, the rate of principal payments on the Mortgage Loans will, unless offset by cash flow insufficiencies due to delinquencies and liquidation losses, have a greater effect on the rate of principal payments and the amount of interest payments on, and the yields to maturity of, the Class A Certificates than if the Class A Certificates were entitled only to their proportionate interest in the Formula Principal Distribution Amounts for the Mortgage Loans. See "Description of the Certificates -- Distributions on the Certificates" herein. In general, the prepayment rate may be influenced by a number of factors, including general economic conditions, homeowner mobility and the level of mortgage market interest rates. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans by the Master Servicer or the Certificate Insurer as described herein. See "The Mortgage Pool" and "Description of the Certificates -- Optional Termination" herein. In such event, the repurchase price will be passed through to the applicable Certificateholders as a prepayment of principal in the month following the month of such repurchase.

     All of the Mortgage Loans are adjustable rate loans for which only interest
is due during the first ten years of their terms. Approximately      % of the
Mortgage Loans (by Cut-Off Date Principal Balance) are Convertible Mortgage Loans, in respect of which the Mortgagor, during the related conversion period, may convert the adjustable rate to a fixed rate and may convert to a different Index (and may thereafter convert to a fixed rate). The Depositor is not aware of any publicly available statistics that set forth principal prepayment or conversion experience or prepayment or conversion forecasts of adjustable rate mortgage loans over an extended period of time, and the experience of the Seller is insufficient to draw any conclusions with respect to the expected prepayment or conversion rates on the Mortgage Loans. The rate of principal prepayments and conversions with respect to adjustable rate mortgage loans has fluctuated in recent years. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments and conversions in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate loans, or convert them to a fixed rate or other adjustable rate, to "lock in" a lower adjustable or fixed interest rate. The fixed rate conversion option may also be exercised in a rising interest rate environment as Mortgagors avoid the risk of higher rates. No prediction can be made as to the rate of prepayments or conversions on the Mortgage Loans in stable or changing interest rate environments. If a substantial number of Mortgagors exercise their conversion option with respect to the Convertible Mortgage Loans to convert to a fixed rate, and the Master Servicer purchases such Converting Mortgage Loans, the Mortgage Loans will, in effect, experience substantial prepayments of principal. If the Master Servicer fails to purchase Converting Mortgage Loans that are converting to a fixed rate, then the Mortgage Loans will include fixed rate Mortgage Loans, which will have the effect of limiting the extent to which the Net Mortgage Rate can increase (or decrease) in accordance with changes in the Indices and accordingly may limit the Class A Pass-Through Rate on the Class A Certificates to the related Weighted Average Net Mortgage Rate rather than the applicable Class A Pass-Through Rate calculated on the basis of the LIBOR formula. The Master Servicer will not purchase of Mortgage Loans upon their conversion to a different Index. Consequently, the Mortgage Loans will include any such Mortgage Loans with the different Index, which may have an adverse effect on the level of the Class A Pass-Through Rate. See "Yield and Prepayment Considerations" in the Prospectus.

     To the extent that amounts paid to the Holders of the Class A Certificates on any Distribution Date are less than the amount due to the Holders of the Class A Certificates on such date, the weighted average life of the Class A Certificates will be longer than if shortfalls had not occurred.

     In the case of any Class A Certificates purchased at a discount to their original principal amounts, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of Class A Certificates purchased at a premium to their original principal amounts, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

     In the event of the acceleration of Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration as described under "Description of the Certificates -- Servicing and Insurance," the level of prepayments on the Mortgage Loans will be affected, thereby shortening the weighted average life of the Class A Certificates. See "Yield and Prepayment Considerations" in the Prospectus.

     If a Mortgage Loan is prepaid in full, interest thereon will cease to accrue on the date of the prepayment. Consequently, the timing of prepayments in full on Mortgage Loans will affect the amount of the Available Distribution Amount available to make distributions of interest on the Certificates and will therefore affect the ability of the Trust Fund to make a full distribution of interest on the Class A Certificates and the Formula Principal Distribution Amount. The Master Servicer's Servicing Fee in respect of the month of prepayment will be applied to make up for any reduced amount of interest collections on account of the timing of the receipt of principal prepayments, but no assurance can be given that the amount of the Servicing Fee will be sufficient for such purpose. Net Interest Shortfalls will be borne by the Certificateholders as described under "Description of the Certificates -- Distributions on the Certificates" and will result in a lower than anticipated yield.

     No prediction can be made as to future levels of LIBOR, the One-Month LIBOR Index, the Six-Month LIBOR Index, the Prime Index or the Treasury Index or as to the timing of any changes therein, each of which will directly affect the yields of the Class A Certificates. In addition, the Holders of the Class A Certificates will absorb the yield risk associated with a possible narrowing of the spread between the Class A Pass-Through Rate (which rate, except as otherwise provided, is based on LIBOR) and the Weighted Average Net Mortgage Rate. The Mortgage Rates reset at different times and are subject to lifetime interest rate caps. The conversions of Convertible Mortgage Loans to a fixed rate may, if the Master Servicer fails to purchase such Converting Mortgage Loans, have the effect of narrowing the spread between the Class A Pass-Through Rate calculated on the basis of LIBOR and the Weighted Average Net Mortgage
Rate. If such spread disappears (i.e., if LIBOR plus      % exceeds the related
Weighted Average Net Mortgage Rate), then the Class A Pass-Through Rate for such Distribution Date will be limited to such lower Weighted Average Net Mortgage Rate.

     The maximum Mortgage Rates range from      % to      % per annum and the
weighted average maximum Mortgage Rate for the Mortgage Loans (by Cut-Off Date
Principal Balance) is equal to      %.

WEIGHTED AVERAGE LIFE OF THE CLASS A CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the Mortgage Loans on the weighted average life of the Class A Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Mortgage Loans.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be affected by the rate at which principal on the Mortgage Loans is paid. Principal payments on Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default or other dispositions of Mortgage Loans). Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is a Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month. As used in the following table, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "10%," "15%," "18%," "20%," "23%" and "30%" assume that prepayments on the Mortgage Loans are made at CPRs of "10%," "15%," "18%," "20%," "23%" and "30%," respectively. THE CPR DOES NOT

PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

     There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the CPRs shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their mortgage loans. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment and obligors' net equity in their homes.

     The percentages and weighted average lives in the following table were determined assuming that (i) scheduled interest and principal payments on the Mortgage Loans are received in a timely manner and prepayments are made at the indicated CPRs; (ii) with respect to each table, principal prepayments on the Mortgage Loans will be received on the last day of each month commencing in
               1999 at the respective constant percentages of CPR set forth in such table and there are no Prepayment Interest Shortfalls; (iii) neither the Master Servicer nor the Certificate Insurer exercises its right of optional termination described above; (iv) each Mortgage Loan will pay interest only for
the first        years from origination and will fully amortize during the
following fifteen years; (v) each Mortgage Loan will, as of the Cut-Off Date,
have an original term to maturity of        months and the applicable remaining
term to maturity specified below; (vi) each Mortgage Loan bears interest at the applicable current Mortgage Rate specified in the table below for the number of months specified in the table below and thereafter bears interest at the sum of the applicable Index and Margin specified in the table below; (vii) there are no losses or delinquencies on the Mortgage Loans; (viii) the Class A Certificates
are issued on                , 1999; (ix) the Distribution Date is the 25th day
of each month commencing in                1999; and (x) no Convertible Mortgage
Loans are converted to fixed rate Mortgage Loans or to different Indices. No representation is made that the actual losses and delinquencies on the Mortgage Loans will be experienced at the assumed rate or at any other rate. In addition, the Mortgage Loans are assumed to have the following characteristics:

                                                                           LEVEL OF
                                                                            INDEX
                                                               MONTHS AT    AFTER
                                     CUT-OFF DATE   CURRENT     CURRENT    CURRENT               REMAINING
                                      PRINCIPAL     MORTGAGE   MORTGAGE    MORTGAGE                TERM
INDEX                                  BALANCE        RATE       RATE        RATE      MARGIN    (MONTHS)
-----                                ------------   --------   ---------   --------   --------   ---------
Six-Month LIBOR....................   $                  %            %          %
Prime..............................   $                  %            %          %
Treasury...........................   $                  %            %          %
One-Month LIBOR....................   $                  %            %          %

     Since the table was prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Class A Principal Balance outstanding and the weighted average lives of the Class A Certificates set forth in the tables. In particular, the Mortgage Rates are adjustable and will most likely vary from the assumed interest rates, which may have a significant effect on the percentages of the Original Class A Principal Balance outstanding and the weighted average life. In addition, since the actual Mortgage Loans in the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the table.

     It is not likely that the Mortgage Loans will prepay at any constant CPR to maturity or that all Mortgage Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower distributions of principal than as indicated in the related tables at the various

CPRs specified even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed above.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following table indicates the resulting weighted average lives of the Class A Certificates and sets forth the percentage of the Original Class A Principal Balance that would be outstanding after each of the dates shown at the indicated CPR.

     PERCENT OF THE ORIGINAL PRINCIPAL BALANCES OF THE CLASS A CERTIFICATES
                                OUTSTANDING FOR:

                                                            CLASS A CERTIFICATES AT THE FOLLOWING
                                                                     PERCENTAGES OF CPR
                                                           ---------------------------------------
                    DISTRIBUTION DATE                      0%    10%   15%   20%   30%   0%    10%
                    -----------------                      ---   ---   ---   ---   ---   ---   ---
Initial Percentage.......................................  100   100   100   100   100   100   100
          , 1999.........................................
          , 2000.........................................
          , 2001.........................................
          , 2002.........................................
          , 2003.........................................
          , 2004.........................................
          , 2005.........................................
          , 2006.........................................
          , 2007.........................................
          , 2008.........................................
          , 2008.........................................
          , 2009.........................................
          , 2010.........................................
          , 2011.........................................
          , 2012.........................................
          , 2013.........................................
          , 2014.........................................
          , 2015.........................................
          , 2016.........................................
          , 2017.........................................
          , 2018.........................................
          , 2019.........................................
          , 2020.........................................
          , 2021.........................................
Weighted Average Life (years)(1).........................

---------------

(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal balance of such Certificate.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement among the Depositor, the Master Servicer and the Trustee. A copy of the Agreement (exclusive of the list of Mortgage Loans) will be attached as an exhibit to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission after the date of delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement to the extent not revised by the following description. To the extent that the statements in this Prospectus Supplement modify statements in the Prospectus, the statements in this Prospectus Supplement control.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

     Exclusive of the interest of the Class R Certificates, the Class A Certificates will initially evidence in the aggregate a beneficial interest of
approximately      % in the pool of Mortgage Loans, and the Class B Certificates
(the "Class B Certificates") will initially evidence the remaining approximate
     %. The Class R Certificates (the "Class R Certificates") do not have a principal balance.

     The Class A Certificates will be issued in fully registered form only, in denominations of $25,000 and integral multiples of $1,000 in excess thereof. The "Percentage Interest" of a Class A Certificate is the percentage obtained from dividing its denomination by the Original Class A Principal Balance. Definitive Class A Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee at its Corporate Trust Department in California or, if it so elects, at the office of an agent in New York City. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Distributions of principal and interest on the Class A Certificates will be made on the 25th day of each month, or, if such day is not a business day, the next succeeding business day (each, a "Distribution Date") beginning in
               1999 to the persons in whose names the Class A Certificates are registered at the close of business on the last business day preceding the immediately preceding Distribution Date or on the date of the initial issuance of the Certificates in the case of the first Distribution Date (the "Record Date"). The Class A Certificates will initially be represented by certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). See "Registration of Class A Certificates" below. If definitive Class A Certificates are issued, distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that a Certificateholder who holds Class A Certificates with original denominations aggregating at least $5 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Trustee at least ten business days prior to the Record Date. The final distribution in retirement of Class A Certificates will be made only upon presentation and surrender of the Class A Certificates at the office or agency of the Trustee specified in the final distribution notice to Class A Certificateholders.

     The Collection Account will be established by the Master Servicer in the name of and on behalf of the Trustee.

DISTRIBUTIONS ON THE CERTIFICATES

     Distributions of interest and principal to each Holder of a Class A Certificate will be made on each Distribution Date, commencing in
               1999 in an amount equal to each such Holder's respective Percentage Interest multiplied by the amount distributed in respect of Class A Certificates. Certain calculations with respect to the Certificates will be made by the Master Servicer on the fifth day of the month (or if such fifth day is not a business day, then on the next preceding business day) (the "Determination Date"). Distributions on the Class A Certificates will be applied first to interest and then to principal. All calculations of interest on the Certificates will be made on the basis of the actual number of days in the Accrual Period divided by 360. Interest will accrue with respect to each Distribution Date during the one-month period beginning on the 25th day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date,
beginning on           , 1999) and ending on the 14th day of the month of such
Distribution Date (each, an "Accrual Period").

     With respect to each Distribution Date, the Available Distribution Amount will be the amount received in respect of the Mortgage Loans that is on deposit in the Collection Account as of the close of business on the related Determination Date plus the Advances deposited in the Distribution Account (described below) for such Distribution Date, less the following amounts:

          (a) amounts received on particular Mortgage Loans as late payments or other recoveries of interest or principal (including Liquidation Proceeds, Insurance Proceeds and condemnation awards) and respecting which the Master Servicer previously made an unreimbursed Advance of such amounts;

          (b) amounts representing the reimbursement for Nonrecoverable Advances and other amounts (including the Servicing Fee) permitted to be withdrawn by the Master Servicer from, or not required to be deposited in, the Collection Account;

          (c) amounts representing all or part of a Monthly Payment due after the immediately preceding Due Date;

          (d) all Repurchase Proceeds, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation awards with respect to Mortgage Loans received after the related Principal Prepayment Period, and all related payments of interest representing interest for any period of time after the related Due Date; and

          (e) all income from Eligible Investments held in the Collection Account for the account of the Master Servicer.

     On each Distribution Date the Available Distribution Amount will be deposited into the Distribution Account. In addition, on or before each Distribution Date, the Trustee will deposit into the Distribution Account (i) the payments, if any, it has received under the Certificate Insurance Policy and
(ii) any Reserve Fund draw amounts, in each case for distribution on such Distribution Date.

     On each Distribution Date the Available Distribution Amount will be distributed in the following amounts and order of priority:

          (i) to the Class A Certificateholders, interest for the related Accrual Period at the Class A Pass-Through Rate on the Class A Principal Balance, together with any previously undistributed shortfalls in required distributions of interest on the Class A Certificates (the "Class A Unpaid Interest Shortfall"). Interest distributions are subject to reduction on account of Net Interest Shortfalls as described below;

          (ii) the Class A Formula Principal Distribution Amount to the Class A Certificateholders on account of principal until the Class A Principal Balance is reduced to zero;

          (iii) to the Certificate Insurer, the monthly premium due on the Certificate Insurance Policy;

          (iv) [intentionally omitted]

          (v) to the Certificate Insurer, an amount equal to any previously unreimbursed payments made under the Certificate Insurance Policy and any fees and expenses owed to it under the related insurance agreement, together with interest thereon (collectively, the "Unreimbursed Insurer Amounts");

          (vi) to the Reserve Fund, the amount (but not in excess of the Formula Excess Interest Amount) required to be deposited in the Reserve Fund;

          (vii) to the Class B Certificateholders, interest for the related Accrual Period at the Class B Pass-Through Rate on the Class B Principal Balance, together with any previously undistributed shortfalls in required distributions of interest on the Class B Certificates;

          (viii) on account of principal, to the Class A Certificateholders, the Unrecovered Principal Amounts, if any, for the Mortgage Loans for such Distribution Date and all prior Distribution Dates that have not previously been distributed pursuant to this clause until the Class A Principal Balance is reduced to zero;

          (ix) to the Class B Certificateholders on account of principal the Class B Formula Principal Distribution Amount until the Class B Principal Balance is reduced to zero;

          (x) to the Class B Certificateholders, the Class B Loss Amounts not previously distributed to them pursuant to this clause; and

          (xi) any remaining balance to the Class R Certificateholders.

     As to any Distribution Date, the "Formula Principal Distribution Amount" is the sum of:

          (a) the principal portion of all Monthly Payments, whether or not received, which were due on the related Due Date on Outstanding Mortgage Loans as of the related Due Date;

          (b) with respect to each Mortgage Loan, all Principal Prepayments made by the Mortgagor during the month (the "Principal Prepayment Period") preceding the month of such Distribution Date;

          (c) with respect to each Mortgage Loan not described in (e) below, all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account pursuant to the Agreement, which are allocable to principal and were received during the related Principal Prepayment Period, net of related unreimbursed Servicing Advances;

          (d) with respect to each Mortgage Loan that has been repurchased pursuant to Section 11.01 of the Agreement during the related Principal Prepayment Period, an amount equal to the Principal Balance of the Mortgage Loan as of the date of repurchase;

          (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Principal Prepayment Period, the amount allocable to the principal of such Liquidated Mortgage Loan that was recovered out of the net liquidation proceeds in respect of such Liquidated Mortgage Loan in such Principal Prepayment Period;

          (f) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period by the Master Servicer on account of a breach of a representation or warranty that materially adversely affects the interests of the Certificateholders or the Certificate Insurer, or on account of its conversion to a fixed rate Mortgage Loan or to a new Index, an amount equal to the principal portion of the Purchase Price (exclusive of any portion thereof included in clause (a) above); and

          (g) any previously undistributed shortfall in the distribution of amounts in clauses (a) through (f) of the Formula Principal Distribution Amount for a prior Distribution Date.

     The "Scheduled Formula Principal Distribution Amount" for a Distribution Date is the amount specified in clause (a) of this paragraph for such Distribution Date. The "Unscheduled Formula Principal Distribution Amount" for a Distribution Date is the sum of the amounts in clauses (b), (c), (d), (e) and
(f) of this paragraph for such Distribution Date.

     The "Unrecovered Principal Amount" in respect of a Liquidated Mortgage Loan is the portion, if any, of the principal of such Liquidated Mortgage Loan that was not recovered upon its liquidation. An Unrecovered Principal Amount in respect of a Distribution Date is one that was incurred in the immediately preceding Principal Prepayment Period.

     An "Outstanding Mortgage Loan" in respect of a Due Date is a Mortgage Loan which was not the subject of a Principal Prepayment in full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not repurchased on account of certain breaches of a representation or warranty or conversion prior to such Due Date.

     The "Principal Balance" of a Mortgage Loan is its principal balance remaining to be paid at the close of business on the Cut-Off Date (after deduction of all principal payments due on or before the Cut-Off Date whether or not paid, but without deducting Monthly Payments due after the Cut-Off Date and received on or before the Cut-Off Date) reduced by all amounts (including Advances, if any) distributed to Certificateholders relating to principal of such Mortgage Loan.

     The interest entitlement above for the Class A and Class B Certificates with respect to each Distribution Date will be reduced by the amount of Net Interest Shortfall allocable to each such Class. The Net Interest Shortfall on any Distribution Date will be allocated pro rata among the Class A and Class B Certificates based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date.

     The "Net Interest Shortfall" in respect of a Distribution Date is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction and (ii) any Net Prepayment Interest Shortfall. The "Net Prepayment Interest Shortfall" in respect of a Distribution Date is the aggregate of the Prepayment Interest Shortfalls incurred on the Mortgage Loans in the preceding Principal Prepayment Period that were not made up by the application of the Servicing Fees collected by the Master Servicer in respect of such Principal Prepayment Period. A "Relief Act Reduction" is a reduction in the amount of monthly interest on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     In no event will the aggregate distributions of principal to the Holders of the Class A or Class B Certificates (whether out of Available Distribution Amounts, Reserve Fund draw amounts or payments under the Certificate Insurance Policy) exceed the Original Principal Balance of such Class.

     The "Formula Excess Interest Amount" in respect of a Distribution Date is the amount, if any, by which (i) one month's interest at the Weighted Average Net Mortgage Rate for Loan on the aggregate Principal Balance of the Mortgage Loans as of the beginning of the preceding month (giving effect to the scheduled principal payments due on such Due Date and unscheduled principal payments received prior to such Due Date) exceeds (ii) interest for the related Accrual Period at the weighted average of the Class A and Class B Pass-Through Rates for such Distribution Date on the aggregate Principal Balance of such Certificates.

     The Class A Principal Balance is the Original Class A Principal Balance less all prior distributions to Class A Certificateholders, on account of principal.

     The Class B Principal Balance, which shall not be less than zero, is the Original Class B Principal Balance less the sum of (i) all prior distributions to the Class B Certificateholders on account of principal and (ii) the sum of all Class B Loss Amounts for prior Distribution Dates. A "Class B Loss Amount" for a Distribution Date is the amount, if any, by which (a) the sum of (x) the Formula Principal Distribution Amount (exclusive of the amount in clause (g) of the definition thereof) and (y) the aggregate of the Unrecovered Principal Amounts, if any, for such Distribution Date exceeds (b) the amount distributed on account of principal to the Holders of the Certificates on such Distribution Date. Class B Loss Amounts will not bear interest.

     The term "Principal Balance," when used in respect of a Class or Classes of Certificates, refers to the principal balance thereof as calculated in the preceding two paragraphs.

     The "Class A Formula Principal Distribution Amount" for a Distribution Date is equal to the sum of (i) the Class A Percentage of the Scheduled Formula Principal Distribution Amount and (ii) the Class A Prepayment Percentage of the Unscheduled Formula Principal Distribution Amount.

     The "Class A Percentage" for a Distribution Date is equal to the percentage (which shall in no event be greater than 100%) derived from dividing the Class A Principal Balance by the pool scheduled principal balance (the "Pool Scheduled Principal Balance") (before giving effect to the Formula Principal Distribution Amount for such Distribution Date). The "Class A Prepayment Percentage" for a
Distribution Date on or before the Distribution Date in                2004 will
be 100%. The "Class A Prepayment Percentage" for a Distribution Date after the
Distribution Date in                2004 will be as follows: for any
Distribution Date subsequent to                2004 to and including the
Distribution Date in                2005, the Class A Percentage for such
Distribution Date plus 70% of the Subordinated Percentage for such Distribution
Date; for any Distribution Date subsequent to                2005 to and
including the Distribution Date in                2006, the Class A Percentage
for such Distribution Date plus 60% of the Subordinated Percentage for such
Distribution Date; for any Distribution Date subsequent to                2006
to and including the Distribution Date in                2007, the Class A
Percentage for such Distribution Date
plus 40% of the Subordinated Percentage for such Distribution Date; for any
Distribution Date subsequent to                2007 to and including the
Distribution Date in                2008, the Class A Percentage for such
Distribution Date plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Class A Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage, in which case the Class A Prepayment Percentage for such Distribution Date will once again be 100%). Reduction of the Class A Prepayment Percentage in accordance with the preceding sentence is subject to the satisfaction of certain criteria regarding delinquency and loss experience of the Mortgage Loans.

     Notwithstanding the foregoing, if on any Distribution Date (i) the Current Subordination Level equals at least twice the Original Subordination Level, (ii) cumulative Realized Principal Losses with respect to the Mortgage Loans have not
exceeded      % of the initial Class B Principal Balance, and (iii) over the prior six months, the average aggregate outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgage Property has been acquired by the Trust Fund) has not exceeded
     % of the average aggregate outstanding principal balance of all Mortgage Loans, then the Class A Prepayment Percentage for such Distribution Date will be as follows: (A) as to any Distribution Date prior to the third anniversary of the first Distribution Date, the Class A Percentage for such Distribution Date plus 50% of the Subordinated Percentage for such Distribution Date; and (B) as to any Distribution Date thereafter, the Class A Percentage for such Distribution Date.

     The "Current Subordination Level" in respect of a Distribution Date is the percentage derived from dividing (i) the Class B Principal Balance (before giving effect to the distributions and the allocation of the Unrecovered Principal Amounts for such Distribution Date) by (ii) the Pool Scheduled Principal Balance (before giving effect to the Formula Principal Distribution Amount for such Distribution Date). The "Original Subordination Level" is the percentage derived from dividing (i) the Original Class B Principal Balance by
(ii) the Original Pool Scheduled Principal Balance, which percentage is      %.

     The "Class B Formula Principal Distribution Amount" for a Distribution Date is the sum of (i) the Subordinated Percentage of the Scheduled Formula Principal Distribution Amount and (ii) the Subordinated Prepayment Percentage of the Unscheduled Formula Principal Distribution Amount. The Subordinated Percentage is equal to 100% less the Class A Percentage. The Subordinated Prepayment Percentage is equal to 100% less the Class A Prepayment Percentage.

     With respect to any Distribution Date, a "Distribution Account Shortfall" is the sum of (a) the amount, if any, by which (x) the aggregate of the full amounts due to be distributed pursuant to clauses (i) and (ii) above exceeds (y) the amount of funds (exclusive of funds representing the Insured Payment in respect of such Distribution Date) that will be on deposit in the Distribution Account in respect of such Distribution Date and available to be distributed on the Class A Certificates, after taking into account all deposits to be made to the Distribution Account on or prior to such Distribution Date, including without limitation all Advances, all funds to be transferred from the Reserve Fund and (b) on the Distribution Date that follows the month in which there occurs the latest original scheduled maturity date of any Mortgage Loan that was an Outstanding Mortgage Loan at any time during such month, the amount necessary to reduce the Class A Principal Balance to zero (after giving effect to all other distributions of principal to be made on such Distribution Date in respect of the Class A Certificates). Subject to the terms and conditions of the Certificate Insurance Policy, the Insured Amount for a Distribution Date will include the Distribution Account Shortfall, if any, for such Distribution Date. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

     The Class A Pass-Through Rate (the "Class A Pass-Through Rate") for a
Distribution Date will be equal to LIBOR (as described below) plus      %
subject to the following limitation. If the Class A Pass-Through Rate for a Distribution Date so calculated on the basis of LIBOR is greater than the Weighted Average Net Mortgage Rate for the Mortgage Loans applicable at the beginning of the preceding month (after giving effect to the Monthly Payments due on such Due Date and unscheduled principal payments received prior to such Due Date), then the Class A Pass-Through Rate, for such Distribution Date will equal such lower Weighted Average Net Mortgage Rate. The Class B Pass-Through Rate will be similarly
calculated, but will equal LIBOR plus      % subject to the same limitation of
the related Weighted Average Net Mortgage Rate. The "Net Mortgage Rate" of a Mortgage Loan is its Mortgage Rate less the sum of (i) the Servicing Fee Rate of
     % and (ii) the Certificate Insurance Policy annual premium rate (which,
together with the Servicing Fee Rate, will not exceed      %). The "Weighted
Average Net Mortgage Rate" is the weighted average of the Net Mortgage Rates for
the Mortgage Loans. Notwithstanding the foregoing, the      % margin added to
the applicable LIBOR formula for the calculation of the Class A Pass-Through
Rate will instead be      % for each Distribution after the first Distribution
Date in respect of which the option to purchase the Mortgage Loans, described under "Description of the Certificates -- Option Termination," may first be exercised by the Master Servicer. The Class A Pass-Through Rate thus calculated will still be subject to the limitation of the Weighted Average Net Mortgage Rate as described above in this paragraph.

     Calculation of LIBOR. LIBOR with respect to any Distribution Date shall be established by the Trustee and shall equal the arithmetic mean (rounded, if necessary, to the nearest one-sixteenth of a percent, with a one thirty-second being rounded upwards) of the offered rates for United States dollar deposits for one month which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the
immediately preceding Distribution Date (but as of           , 1999, in the case
of the Distribution Date on           15, 1999); provided that at least two such
offered rates appear on the Reuters Screen LIBO Page on such date. If fewer than two offered rates appear, LIBOR will be determined on such date as described in the paragraph below. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "LIBOR Business Day," for purposes of the Agreement, is a day which is both a Business Day (as defined in the Agreement) and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     If on such date fewer than two offered rates appear on the Reuters Screen LIBO Page, the Trustee will request the principal London office of each of the Reference Banks (which shall be major banks specified in, or determined by the Master Servicer under, the Agreement that are engaged in transactions in the London interbank market) to provide the Trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two Reference Banks provide the Trustee with such offered quotations, LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest one-sixteenth of a percent, with a one thirty-second being rounded upwards) of all such quotations. If on such date fewer than two of the Reference Banks provide the Trustee with such an offered quotation, LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest one-sixteenth of a percent, with a one thirty-second being rounded upwards) of the offered per annum rates which one or more leading banks in The City of New York specified in or determined by the Agreement are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR will be the LIBOR applicable to the immediately preceding Distribution Date.

RESERVE FUND

     The Reserve Fund (the "Reserve Fund") will be an account established with
the Trustee and will initially be funded up to $          from the application
in the aggregate of the Available Distribution Amount pursuant to clause (vi) under "Distributions on the Certificates" above. On each Distribution Date, funds, if any, in the Reserve Fund will be applied in the following order of priority: (i) to make any required Advance that the Master Servicer fails to make, (ii) to distribute any shortfall in the amount required to be distributed to the Class A Certificateholders on such Distribution Date, (iii) to pay to the Certificate Insurer the premium on the Certificate Insurance Policy for such Distribution Date to the extent not paid under "Distributions on the Certificates" above and (iv) to pay to the Certificate Insurer any Unreimbursed Insurer Amounts for such Distribution Date to the extent not paid under "Distributions on the Certificates" above. Collections of late Monthly Payments covered by any Advance from the Reserve Fund will be applied to reinstate the
amount in the Reserve Fund up to $          . Similarly, the application of the
Available Distribution Amount pursuant to clause (vi) under "Distributions on the Certificates" above may reinstate the
amount in the Reserve Fund up to $          . If the amount available in the
Reserve Fund on a Distribution Date is not sufficient to pay the entire amount of shortfalls referred to in clauses (i) and (ii) in this paragraph, the amount of such deficiency shall be allocated pro rata among the Class A Certificates on the basis of their respective Principal Balances prior to such Distribution Date. Notwithstanding the foregoing, the aggregate amount distributed from the Reserve Fund pursuant to clause (ii) of this paragraph over the life of the
Trust Fund shall not exceed $          . If an aggregate of $          has been
applied pursuant to clause (ii) of this paragraph, then the Reserve Fund may be
reinstated one time up to $          from the application of the Available
Distribution Amount pursuant to clause (vi) under "Distributions on the Certificates" above, and funds, if any, in the Reserve Fund may thereafter be applied only pursuant to clause (i) of this paragraph.

SUBORDINATED CERTIFICATES

     The rights of the Class B Certificateholders and the Class R Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Holders of Class A Certificates to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the Holders of Class A Certificates of the full amount of monthly distributions due them and to protect the Holders of Class A Certificates against losses.

     The protection afforded to the Holders of the Class A Certificates by means of the subordination, to the extent provided herein, of the Class B and Class R Certificates as described above will be accomplished (i) by the application of the Available Distribution Amount in the order specified under "Distributions on the Certificates" above and (ii) if the Available Distribution Amount on such Distribution Date is not sufficient to permit the distribution of the entire Class A Formula Principal Distribution Amount and all previously undistributed Unrecovered Principal Amounts to the Holders of Class A Certificates, by the right of the Holders of such Class A Certificates to receive any such shortfall out of future distributions of Available Distribution Amounts that would otherwise have been payable to the Holders of the related Class B Certificates and the Class R Certificates, as applicable. This subordination feature is effected for the Class A Certificates by allocating principal among the Certificates on a shifting-interest payment basis as described herein.

     As described above, the distribution of principal to the Holders of Class A Certificates is intended to include the principal balance of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Principal Prepayment Period. A "Liquidated Mortgage Loan" is, generally, a defaulted Mortgage Loan as to which all amounts that the Master Servicer believes can be recovered with respect to such Mortgage Loan or the property acquired in respect thereof have been recovered. If the Liquidation Proceeds, net of related Liquidation Expenses and any Advances in respect thereof, from such Liquidated Mortgage Loan are less than the principal balance of such Liquidated Mortgage Loan, the deficiency may, in effect, be absorbed by the Holders of the Class B Certificates since a portion of future Available Distribution Amounts funded by future principal collections on the Mortgage Loans, up to the aggregate amount of such deficiencies, that would otherwise have been distributable to them may be paid to the Holders of the Class A Certificates or to the Certificate Insurer. No assurance can be given that the Class A Certificates will not experience any losses.

     If, due to losses and delinquencies, the Available Distribution Amount for any Distribution Date is not sufficient to cover, in addition to interest distributable to the Holders of the Class A Certificates, the entire Formula Principal Distribution Amount and any Unrecovered Principal Amounts distributable to the Holders of such Class A Certificates on such Distribution Date, then the aggregate of the Pool Scheduled Principal Balance will have become less than the outstanding Principal Balance of the Certificates. Such disproportionate reduction reduces the protection afforded by the subordination of the Class B Certificates. Consequently, but for the effect of the Certificate Insurance Policy, the Holders of Class A Certificates will bear all losses and delinquencies on the Mortgage Loans, and could incur losses on their investment, if the Pool Scheduled Principal Balance becomes equal to or less than the aggregate outstanding Principal Balance of such Class A Certificates.

CERTIFICATE INSURANCE POLICY

     The Depositor will obtain the certificate insurance policy (the "Certificate Insurance Policy"), which will be issued by the Certificate Insurer in favor of the Trustee and will provide for payment of Insured Amounts (as defined herein) in accordance with the terms of the Certificate Insurance Policy solely for the benefit of the Holders of the Class A Certificates. The Certificate Insurance Policy is non-cancelable. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

     The Certificate Insurer is required to pay Insured Amounts to the Trustee as paying agent on the later of the applicable Distribution Date or the Business Day next following the Business Day on which the Certificate Insurer receives a notice of Nonpayment (as defined herein) in accordance with and subject to the terms of the Certificate Insurance Policy. The Certificate Insurer is not responsible for the application of any Insured Amount subsequent to the receipt thereof by the Trustee.

     The Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). In addition, the Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee, any specified rate of prepayments nor protect against any risk other than Nonpayment, including failure of the Trustee to make any Insured Payment due to Holders of the Class A Certificates. In addition, the Certificate Insurance Policy does not cover any Net Interest Shortfalls in respect of the Class A Certificates. The Certificate Insurer has the right to terminate the Trust Fund, causing the transfer of amounts in certain accounts and the acceleration of the Class A Certificates, under certain circumstances if the Pool Scheduled Principal Balance becomes equal to or less than 10% of the Pool Scheduled Principal Balance as of the Cut-Off Date.

ASSIGNMENT OF MORTGAGE LOANS

     The Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all principal and interest collected on or with respect to the Mortgage Loans and due after the Cut-Off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule specifies, among other things, with respect to each Mortgage Loan, the original principal amount and the unpaid principal balance as of the Cut-Off Date; the Monthly Payment as of the Cut-Off Date; the months remaining to maturity of the Mortgage Loan; the Margin; and the Mortgage Rate as of the Cut-Off Date.

     The Mortgage Notes and Mortgages and certain other documents (the "Mortgage Files") will be delivered by the Master Servicer to the Trustee or a custodian of the Trustee within 21 days after the date of the initial issuance of the Certificates, and at least 50% of the Mortgage Notes will have been delivered by such issuance date. The Trustee, or its custodian, will review each Mortgage File (or copies thereof) and if any document required to be included in any Mortgage File is found to be defective in any material respect and such defect is not cured within 60 days (or such longer period as may be agreed to by the Trustee) following notification thereof to the Master Servicer by the Trustee, the Master Servicer will repurchase or substitute for such Mortgage Loan in the manner set forth under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets -- Assignment of the Mortgage Loans" in the Prospectus and as set forth in the Agreement.

     The assignments of the Mortgages to the Trustee will not be recorded.

AMENDMENTS TO MORTGAGE LOAN DOCUMENTS

     In connection with the servicing of the Mortgage Loans, the Master Servicer may at the request of a borrower or at its own initiative agree to modify the Mortgage Note or Mortgage relating to a Mortgage Loan or waive compliance by the borrower with any provision of the Mortgage Note or Mortgage, provided that any such modification or waiver (i) does not extend the scheduled maturity date of, modify the interest rate payable under (except as required by law or as contemplated by the Mortgage Note), or constitute a cancellation or discharge of the outstanding principal balance under such Mortgage Loan, (ii) is not inconsistent with the Master Servicer's then current practice respecting comparable mortgage loans held in its own portfolio, or
(iii) does not materially and adversely affect the security afforded by the Mortgaged Property; provided, however, that the Master Servicer may agree to changes to the terms of a Mortgage Note or Mortgage which would otherwise be violative of clauses (i) and (iii) above if (a) the Master Servicer has determined that such changes are necessary to avoid prepayment of the related Mortgage Loan as a result of refinancing provided by another lender or to accommodate the request of a borrower to extend the scheduled maturity date of the related Mortgage Loan and such changes are consistent with prudent business practice, (b) the Master Servicer repurchases the related Mortgage Loan for the Purchase Price on the business day preceding the Distribution Date immediately following the Principal Prepayment Period during which such changes were made and (c) such changes and subsequent repurchase will not affect the status of the Trust Fund as a REMIC as evidenced by an opinion of counsel. Any such repurchase will be accomplished in the manner described under "Description of the Certificates -- Assignment of Mortgage Loans" herein.

SERVICING AND INSURANCE

     The Mortgage Loans will be serviced in accordance with procedures as described generally in the Prospectus under "The Pooling and Servicing Agreement" and as set forth in the Agreement.

     Except as described below, when any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer may, but is not obligated to, enforce any due-on-sale clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average life of the Class A Certificates. See "Yield and Prepayment Considerations" in the Prospectus and "Prepayment and Yield Considerations" herein. If the Master Servicer elects not to enforce any due-on-sale clause or is prevented from enforcing such due-on-sale clause under applicable law, the Master Servicer is authorized to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan and, to the extent permitted by applicable law, the borrower remains liable thereon.

     The Master Servicer will be obligated to maintain a standard hazard insurance policy (the "Standard Hazard Insurance Policy") with respect to each Mortgage Loan in an amount equal to the replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance of such Mortgage Loan, whichever is less. See "The Pooling and Servicing
Agreement -- Hazard Insurance" in the Prospectus. No mortgage pool insurance policy (the "Mortgage Pool Insurance Policy"), special hazard insurance policy (the "Special Hazard Insurance Policy") or mortgagor bankruptcy insurance (the "Mortgagor Bankruptcy Insurance") will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan included in the Mortgage Pool be subject to FHA Insurance or VA Guaranty or be covered by a primary mortgage insurance policy (the "Primary Mortgage Insurance Policy").

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly servicing fee (the "Servicing Fee") (including any sub-servicing compensation) with respect to each Mortgage
Loan in an amount equal to approximately one-twelfth of      % of the principal
balance of each Mortgage Loan (the "Servicing Fee Rate"). The Master Servicer will not receive excess interest or excess proceeds as additional servicing compensation. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement. See "The Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

     The Servicing Fee in respect of a month will be applied to make up any Prepayment Interest Shortfall experienced on any prepayment of a Mortgage Loan in such month in respect of which less than one month's interest is collected in respect of such month. A "Prepayment Interest Shortfall" in respect of a Mortgage Loan is the amount by which interest paid by the Mortgagor in connection with a principal prepayment of such Mortgage Loan is less than one month's interest at the related Mortgage Rate on the amount prepaid. See "Prepayment and Yield Considerations." No assurance can be given that the amount of the Servicing Fee will be sufficient for such purpose.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     The Master Servicer may, in its sole discretion, purchase from the Trust Fund any Mortgage Loan as to which a Monthly Payment is 180 or more days delinquent. Any such purchase will be at a price equal to 100% of the Principal Balance of such Mortgage Loan, plus any unreimbursed Advances in respect thereof, together with accrued interest thereon at the Mortgage Rate from the date through which interest was last paid by the related borrower or advanced by the Master Servicer to the end of the Principal Prepayment Period preceding the Distribution Date on which the proceeds of such purchase are required to be distributed.

ADVANCES

     The Master Servicer is obligated to make advances (the "Advances") of cash each month, which will be part of the Available Distribution Amount, equal to the amount of the delinquent Monthly Payments due on the immediately preceding Due Date and not paid. The Master Servicer is under no obligation to make an Advance with respect to any Mortgage Loan if the Master Servicer determines, in its sole discretion, that such Advance will not be recoverable from future payments and collections on such Mortgage Loans based upon its general experience in servicing mortgage loans, its assessment of the likelihood of ultimate payment by the related Mortgagors and its estimate of Liquidation Proceeds. "Liquidation Proceeds" means all proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO or any condemnation or taking by eminent domain, whether through trustee's sale, foreclosure sale or otherwise (including rental income). The Master Servicer will be reimbursed for Advances out of the related late collections and Liquidation Proceeds. The Master Servicer will be reimbursed for Advances that it determines will not be recoverable out of related late collections and Liquidation Proceeds ("Non-recoverable Advances") from funds in the Collection Account. Advances are intended to maintain a regular flow of scheduled interest payments to the Class A Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Master Servicer out of amounts received on Mortgage Loans. Advances are required to be deposited in the Collection Account by the second Business Day prior to the related Distribution Date. The Master Servicer may make an Advance
(i) out of its own funds, (ii) out of funds in the Collection Account that are not part of the Available Distribution Amount for the related Distribution Date or (iii) by any combination of clauses (i) and (ii). Advances made pursuant to clause (ii) must be restored from the Master Servicer's funds when such amounts are required to be distributed as part of an Available Distribution Amount.

OPTIONAL TERMINATION

     The Master Servicer may, at its option, on any Distribution Date, repurchase from the Mortgage Pool all Mortgage Loans remaining outstanding at such time as the Pool Scheduled Principal Balance is less than 10% of the Pool Scheduled Principal Balance as of the Cut-Off Date. The repurchase price to be distributed to Certificateholders will equal the greater of (i) the aggregate Principal Balances of the Mortgage Loans plus accrued interest thereon at the related Net Mortgage Rate, plus the appraised value of any property acquired in respect of a Mortgage Loan, (ii) the fair market value of the Mortgage Loans and any property acquired in respect of a Mortgage Loan (as determined by the Master Servicer) and (iii) the sum of (a) the aggregate of the Class A Principal Balance together with one month's interest at the Class A Pass-Through Rate and any Class A Unpaid Interest Shortfall and (b) the sum of the Class B Principal Balance together with one month's interest at the Class B Pass-Through Rate and any previously undistributed shortfall in interest due on the Class B Certificates on prior Distribution Dates. The repurchase price will be distributed to

Certificateholders in the month following the month of repurchase, first to the Class A Certificateholders to the extent of the amount in clause (iii)(a) and then in accordance with the Agreement. Under certain circumstances, the Certificate Insurer may exercise the Master Servicer's right of repurchase.

MISCELLANEOUS

     In determining the percentage of the Trust Fund evidenced by a Certificate for purposes of determining the consent of Certificateholders or other action by Certificateholders as discussed under "The Pooling and Servicing
Agreement -- Amendment" in the Prospectus, such percentage shall be based upon the relative outstanding Principal Balances of the Certificates. Amendments to the Agreement requiring the consent of Certificateholders shall require only the consent of the Holders of Certificates of each Class affected thereby, evidencing, as to such Class, Percentage Interests aggregating at least 66%. Amendments to the Agreement may be made only with the prior written consent of the Certificate Insurer. Certain other actions under the Agreement also require the prior written consent of the Certificate Insurer. The Certificate Insurer may direct the Trustee to waive any default by the Master Servicer under the Agreement, except that a default in making any required distribution on any Certificate may only be waived by the affected Certificateholder. Upon an Event of Default, the Trustee may terminate the rights of the Master Servicer only with the consent of the Certificate Insurer, and shall terminate the Master Servicer at the direction of the Certificate Insurer.

     "Events of Default" will consist of (i)(A) any failure by the Master Servicer to make any required Monthly Advance or (B) any other failure of the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the Pooling and Servicing Agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder;
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder; (iii) any failure by the Master Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days aft the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder; (iv) the loss and delinquency experience with respect to the Mortgage Loans exceeds certain levels in the Pooling and Servicing Agreement; or (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event").

     A successor Master Servicer, if any, will become obligated to purchase Convertible Mortgage Loans that convert to a fixed rate after such successor becomes the Master Servicer only if such successor Master Servicer, at its discretion, elects to obligate itself to make such purchases. A terminated Master Servicer (including the initial Master Servicer) will not be obligated to make such purchases after its termination as Master Servicer.

REGISTRATION OF CLASS A CERTIFICATES

     The Class A Certificates will initially be registered in the name of Cede, the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Certificate owners (the "Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of Class A Certificates may do so only through Participants (unless and until Definitive Class A Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of and interest on the Class A Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below.

     Unless and until Definitive Class A Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

     While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Unless and until Definitive Class A Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants by instructing such Participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

     Class A Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Class A Certificates"), only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (ii) the Depositor, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, DTC, at the direction of Certificate Owners having a majority in Percentage Interests of the Class A Certificates together, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interest of Certificate Owners. Upon issuance of Definitive Class A Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered Holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Depositor and the Trustee that, unless and until Definitive Class A Certificates are issued, DTC will take any action permitted to be taken by a Holder of Class A Certificates under the Agreement only at the direction of one or more Participants to whose DTC account the Class A Certificates are credited. DTC has advised the Depositor that DTC will take such action with respect to any Percentage Interests of the Class A Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Class A Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Issuance of the Class A Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Class A Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Class A Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

THE TRUSTEE

                    will act as Trustee of the Trust Fund. The mailing address
of the Trustee's corporate trust office is                and its telephone
number is                .

          THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, unconditionally and irrevocably guarantees that an amount equal to each full and complete Insured Amount (as defined below) will be received by the Trustee for distribution to Holders of the Class A Certificates in accordance with the terms of the Agreement (as defined below). The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Amount shall be finally and completely discharged to the extent funds equal to the applicable Insured Amount are received from the Certificate Insurer by the Trustee. The Certificate Insurer is not responsible for the application of any Insured Amount subsequent to the receipt thereof by the Trustee. Insured Amounts shall be paid only at the time set forth in the Certificate Insurance Policy.

     Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee, any specified rate of prepayments nor protect against any risk other than nonpayment, including failure of the Trustee to make any Insured Payment due to Holders of the Class A Certificates. In addition, the Certificate Insurance Policy does not cover any Net Interest Shortfalls in respect of the Class A Certificates.

     In the event the Trustee has notice that any payment of principal or interest which has been made to a Holder of the Class A Certificates by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, the Certificate Insurer will make payment to the Trustee in respect thereof.

     The Certificate Insurer will pay any amount payable under the Certificate Insurance Policy from its own funds on the later of (a) the Business Day next following the Business Day on which the Certificate Insurer receives a notice of Nonpayment or (b) the applicable Distribution Date. Such payments shall be made only upon presentation of an instrument in form and substance satisfactory to the Certificate Insurer who shall be subrogated to all rights of the Holders of the Class A Certificates to payment on the Class A Certificates to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, the Certificate Insurer shall have no further obligation in respect of such Insured Amounts.

     As used in the Certificate Insurance Policy, the following terms have the following meanings:

          "Agreement" means the Pooling and Servicing Agreement dated as of
               , 1999, by and among the Depositor, the Master Servicer and the Trustee without regard to any amendment or supplement thereto without the prior consent of the Certificate Insurer.

          "Insured Amount" and "Nonpayment" mean with respect to any Distribution Date the sum of (i) the Distribution Account Shortfall for such Distribution Date and (ii) any Preference Amount.

          "Insured Payment" means with respect to any Distribution Date the Insured Amounts paid to the Trustee by the Certificate Insurer.

          "Preference Amount" means any payment of principal or interest which has been made to a Holder of the Class A Certificates by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

     The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Certificate Insurance Policy is not cancelable for any reason. The premiums on the Certificate Insurance Policy are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

     The following table sets forth selected financial information on the basis of generally accepted accounting principles.

                        [SELECTED FINANCIAL INFORMATION]

     The Certificate Insurer makes no representation regarding Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, the Prospectus or the Prospectus Supplemental other than the information supplied by the Certificate Insurer and presented under the heading "The Certificate Insurer" and in Appendix A and Appendix B.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates prepared by Moore & Van Allen, PLLC, counsel to the Seller ("Tax Counsel"). The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder, including regulations (the "REMIC Regulations" and the "OID Regulations") promulgated under the real estate mortgage investment conduit and original issue discount provisions of the Code, published rulings and court decisions, any of which is subject to change, possibly with retroactive effect. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors, some of whom may be subject to special rules. Investors should consult their tax advisors in determining the particular federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC ELECTION

     Pursuant to the Agreement, the Trustee will elect to treat a portion of the Trust Fund as one or more REMICs for federal income tax purposes. Qualification as a REMIC requires ongoing compliance with certain conditions. Tax Counsel will advise the Seller that, in its opinion, for federal income tax purposes, assuming (i) the REMIC elections are properly made and (ii) the Agreement is complied with, a portion of the Trust Fund will be treated as a REMIC, the Class A Certificates and the Class B Certificates will be treated as regular interests in the REMIC and the Class R Certificate will be treated as the sole residual interest in the REMIC. The Class A Certificates and the Class B Certificates offered hereby are referred to herein as the "Regular Certificates."

     The REMIC generally will not be subject to federal income tax except with respect to any income from prohibited transactions, any "Net Income from Foreclosure Property", and certain contributions, if any, to the Trust Fund after the Startup Day (see "-- Taxes That May be Imposed on the Trust Fund" below).

CERTAIN SPECIAL RULES RELATING TO THE REGULAR CERTIFICATES

     Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Section 7701(a)(19)(C) of the Code and Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code. If less than 95% of the assets comprising a REMIC constitute assets qualifying under any of the foregoing sections of the Code, then the Regular Certificates will be qualifying assets under such sections only to the extent that the assets comprising the REMIC are qualifying assets. Owners of Regular Certificates should be aware that Regular Certificates held by certain financial institutions will be "evidences of indebtedness" within the meaning of Section 582(c) of the Code. Interest on the Regular Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Regular Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Regular Certificates will represent "qualified mortgages," within the meaning of
Section 860G(a)(3) of the Code, for other REMICs and "permitted assets," within the meaning of Section 860L(c) of the Code, for financial asset securitization investment trusts.

INTEREST; ORIGINAL ISSUE DISCOUNT AND PREMIUM

     For federal income tax purposes, regular interests in a REMIC generally are treated as debt instruments issued by the REMIC, and not as ownership interests in the REMIC or its assets. Owners of Regular Certificates, including those that otherwise report income under the cash method of accounting, will be required to include in income all interest and original issue discount, if any, on such Certificates in accordance with accrual method of accounting.

     The [Class                ] Certificates will be issued with "original
issue discount" ("OID") for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID, and
market discount and premium, if any, for federal income tax purposes is [     %]
of the SPA. No representation is made that the Mortgage Loans will prepay at any given percentage of the SPA. For federal income tax purposes, owners of Regular Certificates issued with OID must include in gross income the original issue discount on such Certificates on an economic accrual basis generally in advance of the receipt of the cash attributable to such income. Information with respect to the accrual of OID on Regular Certificates will be reported annually (or more often, if required) by the Trust Administrator to the Internal Revenue Service (the "Service") and will also be provided, at such times and in the manner required by the Service, to owners of such Regular Certificates, and relevant brokers and middlemen. See "Certain Federal Income Tax Consequences -- REMIC Certificates -- Regular Certificates" in the Prospectus for a more detailed discussion of the computation of OID on certain Regular Certificates.

     Under current law, it is not entirely clear the manner in which income should be accrued on Regular Certificates, such as the Class 1A-WIO Certificates, the payments on which consist solely of interest on a notional principal amount. The most reasonable method is to treat all of the income derived from such Certificates as constituting OID. This is the position that will be taken by the REMIC. Among other possibilities, the Service could assert that this Class of Certificates should instead be taxable under certain Treasury regulation provisions governing debt instruments issued with contingent payments.

     If actual prepayments on the Mortgage Loans were to differ significantly
from the [     %] SPA, the calculation of OID for certain Classes of Offered
Certificates, such as the [Class                ] Certificates, might produce a
negative amount of OID for certain accrual periods ("Negative OID"). In such event, Certificateholders of these Classes of Certificates likely would not be entitled to a deduction for the Negative OID amount, but instead will be required to carry such amount forward as an offset to OID, if any, accruing in future periods.

     The [Class                ] Certificates will be issued at a premium for
federal income tax purposes. A Holder of such a Certificate may elect to amortize such premium generally under a constant yield method over the life of the Certificate, as an offset to interest income. Any such election may affect the tax treatment of other debt instruments owned by the Holder, however, and accordingly, Holders should consult their tax advisors regarding the possibility and consequences of making such an election. See "Certain Federal Income Tax Consequences -- REMIC Certificates -- Regular Certificates -- Premium" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax
Consequences -- REMIC Certificates -- Regular Certificates" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS R CERTIFICATE

     The Class R Certificateholder likely will be required to report an amount of taxable income (including excess inclusions, which generally may not be offset with any other losses of the Holder) in earlier accrual periods in respect of their Class R Certificate significantly in excess of cash distributions received on such Certificates for such periods. In addition, the inclusion of taxable income in respect of the ownership of Class R Certificate during earlier accrual periods and the deferral of corresponding tax losses or deductions on these Certificates until later accrual periods or until the ultimate sale or disposition of a Class R Certificate (or possibly even later pursuant to the application of the "wash sale" rules under Section 1091 of the
Code) may cause the present value of a Class R Certificateholder's resulting tax liabilities attributable to the ownership of a Class R Certificate to substantially exceed the sum of any tax benefits and any cash distributions on the Class R Certificate over its life.

     Moreover, as previously discussed with respect to the [Class
               ] Certificates, and in the Prospectus, the rules for accrual of original issue discount with respect to certain Certificates are subject to significant complexity and uncertainty. Because original issue discount on applicable Certificates will be deducted in determining REMIC taxable income, any changes required by the Service in the application of the OID rules to such Certificates may significantly affect the timing of the REMIC's original issue discount deductions and therefore the amount of taxable income allocable to the Holder of the Class R Certificate.

     The REMIC Regulations impose various restrictions on the transfer and acquisition of residual interests, such as the Class R Certificate, including prohibitions on the transfer of "non-economic" residual interests to certain non-United States persons. The Pooling and Servicing Agreement generally prohibits the transfer of the Class R Certificate to non-United States persons (as defined therein). Moreover, the REMIC Regulations provide that a transfer to a United States person of a "noneconomic" residual interest will be disregarded for all federal income tax purposes, and the purported transferor of the "noneconomic" residual interest will continue to remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. It is expected that the Class R Certificate will constitute a noneconomic residual interest at all times. Accordingly, any purported transfer of a Class R Certificate to a United States person will not be given effect for federal income tax purposes, and the purported transferor will remain liable for any taxes due with respect to the income on the Class R Certificate, unless no significant purpose of such a transfer is to impede the assessment or collection of tax. See also "Certain Federal Income Tax Consequences -- REMIC
Certificates -- Tax-Related Restrictions on Transfers of Residual Certificates" in the Prospectus.

     The Master Servicing Fees, Subservicing Fees, and Trustee Fees, and other administrative expenses properly allocable to a REMIC will be allocated for federal income tax information reporting purposes entirely to the Class R Certificate. An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) an interest in a Class R Certificate may be subject to certain limitations on the deductibility of these fees and expenses in computing such Certificateholder's regular tax liability. Moreover, such fees or expenses will not be deductible to any extent in computing such Certificateholder's alternative minimum tax liability. See "Certain Federal Income Tax Consequences -- Residual Certificates" and
"-- Taxation of the REMIC -- Net Losses of the REMIC" in the Prospectus.

     A purchaser of the Class R Certificate is urged to consult its tax advisors as to the economic, tax and other legal consequences of an investment in the Class R Certificate.

     For further information regarding the federal income tax consequences of investing in the Class R Certificate, see "Certain Federal Income Tax Consequences -- Residual Certificates" and "-- Taxation of the REMIC" in the Prospectus. For further information regarding the federal income tax consequences of investing in the Certificate, see "Certain Federal Income Tax Consequences' in the Prospectus.

                          STATE, LOCAL AND OTHER TAXES

     The foregoing does not address any aspect of state, local, foreign or other tax consequences to an investor arising from the purchase, ownership or disposition of a Certificate, and the Depositor makes no representation in this regard. All investors should consult their tax advisors regarding the particular federal, state, local, foreign or other tax consequences tot hem from the purchase, ownership and disposition of the Certificates.

                              ERISA CONSIDERATIONS

     Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on certain employee benefit plans and arrangements, and upon collective investment funds and separate accounts in which such plans or arrangements are invested, and on those persons who are fiduciaries with respect to such benefit plans. In accordance with ERISA's general fiduciary standards, before investing in a Class A Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio.

     In addition, benefit plans subject to Title I of ERISA and individual retirement accounts or certain types of Keogh plans not subject to Title I of ERISA but subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Plan") are prohibited from engaging in a broad range of transactions relating to the assets of the Plan when persons having certain specified relationships to a Plan (called "parties in interest" in ERISA and "disqualified persons" in the Code) are involved. Such transactions are treated as "prohibited transactions" under Sections 406 and/or 407 of ERISA, and excise taxes are imposed upon such persons by Section 4975 of the Code. The Depositor, the Master Servicer, the Sub-servicers, the Trustee, the Underwriter, the Certificate Insurer and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Class A Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an exemption is available. A Plan fiduciary considering an investment in Class A Certificates should consider whether such investment will give rise to prohibited transactions under ERISA or the Code.

     The U.S. Department of Labor ("Labor") has issued regulations (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment (as opposed to a "debt" investment) will be deemed for purposes of ERISA to be assets of the investing Plan unless, among other exceptions, the equity participation by Plan investors in the equity investment is not "significant". Under the Plan Asset Regulations, equity participation by benefit plan investors is "significant" on any date if, immediately after the most recent acquisition of the equity interest, 25% or more of the value of any class of equity interests in the entity is held by retirement plans, including Plans and plans not subject to ERISA (such as governmental and church plans). Under the Plan Asset Regulations, an "equity" investment is an investment in an entity other than an investment treated as indebtedness under applicable local law and which has no substantial equity features. The beneficial interest in a trust, the undivided ownership interest in property and the profit interest in a partnership are deemed to be equity investments for this purpose.

     If an investing Plan's assets were deemed (under the Plan Asset Regulations or other authority) to include an interest in the Mortgage Loans and any other assets of the Trust, and not merely an interest in the Class A Certificates, the assets of the Trust would become subject to the fiduciary standards of ERISA, and necessary operational Trust transactions involving the Depositor, the Master Servicer, the Sub-servicers, the Trustee, the Underwriter, the Certificate Insurer, or any of their affiliates might constitute prohibited transactions, unless an exemption applies. One such exemption which may be applicable to the acquisition and holding of the Class A Certificates or to the servicing of the Mortgage Loans is noted below. See also "ERISA Considerations" in the Prospectus.

     Regardless of whether the Mortgage Loans and any other assets of the Trust would be considered "plan assets" for purposes of ERISA, the acquisition or holding of Class A Certificates on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Trust is or becomes a party in interest or disqualified person with respect to such Plan, or if a subsequent transfer of Class A Certificates is made between a Plan and such party in interest or disqualified person, unless an exemption applies. One such exemption which may be applicable to such transactions is noted below. See also "ERISA Considerations" in the Prospectus.

     Labor has granted an individual administrative exemption to First Union Corporation and its affiliates, Prohibited Transaction Exemption ("PTE") 96-22 ("Underwriter Exemption"), from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing beneficial undivided ownership interests in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption which may be applicable to the Class A Certificates if First Union Corporation or any of its affiliates is either the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent. On July 21, 1997, PTE 96-22 was amended and consolidated with other similar exemptions in the form of PTE 97-34.

     The Underwriter Exemption provides relief from the restrictions of sections 406(a) and 407 of ERISA and the excise taxes imposed under section 4975(c)(1)(A) through (D) of the Code, if the general conditions outlined below are satisfied, in connection with (i) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of such certificates between the Issuer or the Underwriter and a Plan, (ii) the direct or indirect acquisition or disposition of Class A Certificates by a Plan in the secondary market, and (iii) the continued holding of Class A Certificates so acquired. However, the Underwriter Exemption does not provide an exemption from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of that "Excluded Plan." For purposes of the Class A Certificates, an "Excluded Plan" is a Plan sponsored by any the Depositor, the Master Servicer, any Sub-servicer, the Trustee, the Underwriter, the Certificate Insurer, or any other servicers or any obligor with respect to Mortgage Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

     In addition, the Underwriter Exemption provides relief from the self-dealing/conflict of interest restrictions of sections 406(b)(1) and (b)(2) of ERISA and the excise taxes imposed under section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of such certificates between the Issuer or the Underwriter and a Plan, and the continued holding of Class A Certificates so acquired, if (i) the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the Mortgage Loans contained in the Trust, (ii) solely in the case of an acquisition of Class A Certificates in connection with the initial issuance of such certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group, (iii) the Plan is not an Excluded Plan, (iv) the Plan's investment in each class of certificates does not exceed 25% of the certificates of that class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of Class A Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity, and (v) the general conditions outlined below are met.

     The Underwriter Exemption also provides relief from the self-dealing/conflict of interest restrictions of sections 406(b)(1) and (b)(2) of ERISA and the excise taxes imposed under section 4975(c)(1)(E) of the Code in connection with the direct or indirect acquisition or disposition of Class A Certificates by a Plan in the secondary market, and the continued holding of Class A Certificates so acquired, if the requirements specified in (i), (iii),
(iv) and (v) above are met.

     Finally, the Underwriter Exemption also provides an exemption from the prohibited transaction restrictions for transactions in connection with the servicing, management and operation of the Trust if such transactions are carried out in accordance with the terms of a binding pooling and servicing arrangement provided to, or described in all material respects in a prospectus or private placement memorandum provided to, investing Plans and the general conditions outlined below are satisfied. It is expected that this exemption will be available, provided that the general conditions outlined below are satisfied.

     The general conditions which must be satisfied for the Underwriter Exemption to apply are:

          (i) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

          (ii) The rights and interests evidenced by Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by any other Certificates of the Trust.

          (iii) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's Investor Service, Inc., ("Moody's") Duff & Phelps Credit Rating Co., Standard & Poor's Structured Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard and Poor's"), or Fitch Investors Service, L.P. ("Authorized Rating Agencies").

          (iv) The investment pool consists only of assets of the type enumerated in the Underwriter Exemption, and which have been included in other investment pools; certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by an Authorized Rating Agency for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a plan's acquisition of the Class A Certificates.

          (v) The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Class A Certificates represents not more than reasonable compensation for underwriting or placing the Class A Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer, the Sub-servicers or any other servicer represents not more than reasonable compensation for such services under the Agreement and reimbursement of the servicers' reasonable expenses in connection therewith.

          (vi) The Trustee is not an affiliate of any member of the Restricted Group.

          (vii) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. Any Plan purchasing Class A Certificates will be deemed to have represented, by virtue of such purchase, that it is an accredited investor.

     Because the Class A Certificates are not subordinated to any other class of Certificates, the second general condition set forth above is satisfied with respect to the Class A Certificates. It is a condition of issuance of the Class A Certificates that they be rated not lower than "AAA" and ["Aaa" by Standard & Poor's Structured Rating Group and Moody's Investor Service, Inc., respectively]; thus, the third general condition set forth above is satisfied with respect to the Class A Certificates as of the Closing Date. The Trustee will not be an affiliate of any member of the Restricted Group on the Closing Date; thus, the sixth general condition set forth above is satisfied with respect to the Class A Certificates as of the Closing Date. A fiduciary of a Plan contemplating the purchase of Class A Certificates in the secondary market must make its own determination that, at the time of purchase, the Class A Certificates continue to satisfy the third and sixth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of Class A Certificates must make its own determination that the first, fifth and seventh conditions set forth above will be satisfied with respect to the Class A Certificates as of the date of such purchase.

     Because of the complexity of the prohibited transaction rules and the relevant exemptions as well as the penalties imposed on prohibited transactions, before purchasing a Class A Certificate in reliance on an exemption, including the Underwriter Exemption, a fiduciary of a Plan should confirm that all applicable requirements would be satisfied. Any Plan fiduciary considering the purchase of a Class A Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA Considerations" in the Prospectus.

     Any Plan purchasing Class A Certificates shall be deemed to have represented, by virtue of such purchase, that such an investment is (i) permitted under the governing benefit plan instruments, (ii) appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio, (iii) consistent with the requirements of ERISA and the Code, and (iv) to the extent necessary, eligible for exemption from the applicable prohibited transaction restrictions of ERISA and the Code.

                                LEGAL INVESTMENT

     The Class A Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A Certificates are legal investments for certain entities to the extent provided in the SMMEA. The Depositor makes no representation as to the ability of particular investors to purchase the Class A Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. It should also be noted that certain states recently have enacted, or have proposed enacting, legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Class A Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans and expenses connected with pooling the Mortgage Loans and issuing the Certificates.

                                  UNDERWRITING

     First Union Capital Markets Corp., the [sole] underwriter, has agreed, on the terms and conditions of the Underwriting Agreement and a Terms Agreement (together, the "Underwriting Agreement") relating to the Class A Certificates, to purchase the entire principal amount of the Class A Certificates offered hereby.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates offered hereby if any Class A Certificates are purchased.

     The distribution of the Class A Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. This Prospectus Supplement and the Prospectus may be used by the First Union Capital Markets Corp. or any of its affiliates in connection with offers and sales related to market-making transactions in the Class A Certificates. The Underwriter may act as principal or agent in such transactions.

     The Underwriter may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Class A Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Under-writer and any dealers that participate with the Underwriter in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriter may be required to make in respect thereof.

     All of the Mortgage Loans evidenced by the Certificates will have been acquired by the Depositor in a privately negotiated transaction with the Seller.

                                    EXPERTS

     The consolidated balance sheets [and other selected financial information] of [the Certificate Insurer] appearing in Appendix A to this Prospectus Supplement, have been included herein in reliance upon the report of
               , independent certified public accountants, included in Appendix A to this Prospectus Supplement, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon by Moore & Van Allen, PLLC, Charlotte, North Carolina.

                               CERTIFICATE RATING

     It is a condition to the issuance of the Certificates that the Class A Certificates be rated AAA by Standard & Poor's and Aaa by Moody's. Standard & Poor's assigns the additional symbol of "r" to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

     The ratings of Standard & Poor's and Moody's do not represent any assessment of the ability of the Master Servicer to purchase any Converting Mortgage Loan. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. The ratings assigned to the Class A Certificates address the likelihood of the receipt of distributions due on the Class A Certificates according to their terms. The ratings take into consideration, among other things, the credit quality of the Mortgage Loans, the structural and legal aspects associated with the Class A Certificates, and the claims-paying ability of the Certificate Insurer. An adverse change in any of such factors or in other factors may be a basis for the downward revision or withdrawal of the rating of any Class of Class A Certificates affected by such change. The ratings assigned to the Class A Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated. The rating does not address the possibility that the Holders of the Class A Certificates might suffer a lower than anticipated yield. There can be no assurance as to whether any other rating agency will rate the Class A Certificates, or if it does, what rating it will assign to the Class A Certificates.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

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
1934 Act....................................................    ii
Accrual Period..............................................  S-25
Advances....................................................   S-2
Agreement...................................................   S-1
Authorized Rating Agencies..................................  S-43
Available Distribution Amount...............................   S-2
Bank........................................................     i
Book-Entry Certificates.....................................   S-7
Cede........................................................  S-25
Cedel.......................................................   S-3
Certificateholder...........................................   S-1
Certificate Insurance Policy................................  S-32
Certificate Owner...........................................  S-36
Certificates................................................   S-1
Class A Certificates........................................   S-1
Class A Formula Principal Distribution Amount...............  S-28
Class A Pass-Through Rate...................................  S-29
Class A Percentage..........................................  S-28
Class A Prepayment Percentage...............................  S-28
Class A Unpaid Interest Shortfall...........................  S-26
Class B Certificates........................................  S-25
Class B Formula Principal Distribution Amount...............  S-29
Class B Loss Amount.........................................  S-28
Class R Certificates........................................  S-25
Code........................................................   S-3
Collection Account..........................................  S-10
CPR.........................................................  S-22
Current Subordination Level.................................  S-29
Cut-Off Date................................................   S-1
Cut-Off Date Pool Balance...................................   S-1
Definitive Class A Certificates.............................  S-36
Depositor...................................................   S-1
Determination Date..........................................  S-25
Distribution Account........................................  S-10
Distribution Account Shortfall..............................  S-29
Distribution Date...........................................   S-2
Document Custodian..........................................   S-1
DTC.........................................................   S-2
ERISA.......................................................   S-3
Euroclear...................................................   S-3
Event of Default............................................  S-35
Excluded Plan...............................................  S-42
Formula Excess Interest Amount..............................  S-28
Formula Principal Distribution Amount.......................  S-27
FUNB........................................................     i
FURST.......................................................   S-1
Holder......................................................   S-1
Industry....................................................   S-8

                                                              PAGE
                                                              ----
Insolvency Event............................................  S-35
Insured Amount..............................................  S-37
Insured Payment.............................................  S-37
Interest Adjustment Date....................................   S-2
Labor.......................................................  S-41
Legal Final Maturity........................................   S-2
LIBOR Business Day..........................................  S-30
Liquidated Mortgage Loan....................................  S-31
Liquidation Proceeds........................................  S-34
Margin......................................................  S-11
Master Servicer.............................................  S-10
Monthly Payments............................................  S-11
Moody's.....................................................  S-43
Mortgage Files..............................................  S-32
Mortgage Loans..............................................     i
Mortgage Loan Schedule......................................  S-32
Mortgage Note...............................................  S-10
Mortgage Pool...............................................  S-10
Mortgage Pool Insurance Policy..............................  S-33
Mortgage Rate...............................................   S-2
Mortgage Rates..............................................  S-11
Mortgaged Properties........................................  S-12
Mortgagor Bankruptcy Insurance..............................  S-33
Negative OID................................................  S-39
Net Interest Shortfall......................................  S-28
Net Mortgage Rate...........................................  S-30
Net Prepayment Interest Shortfall...........................  S-28
Nonpayment..................................................  S-37
Non-recoverable Advances....................................  S-34
Offered Certificates........................................   S-1
OID.........................................................  S-39
OID Regulations.............................................  S-38
One-Month LIBOR Index.......................................  S-11
Original Subordination Level................................  S-29
Outstanding Mortgage Loan...................................  S-27
Plan........................................................  S-41
PTE.........................................................  S-42
Participants................................................  S-35
Percentage Interest.........................................  S-25
Plan........................................................  S-41
Plan Asset Regulations......................................  S-41
Pool Balance................................................   S-1
Pool Scheduled Principal Balance............................  S-28
Preference Amount...........................................  S-37
Prepayment Interest Shortfall...............................  S-34
Primary Mortgage Insurance Policy...........................  S-33
Prime Index.................................................  S-11
Principal Balance...........................................  S-27
Principal Prepayment Period.................................  S-27
Prospectus..................................................     i
Rating Agency...............................................   S-4

                                                              PAGE
                                                              ----
Record Date.................................................  S-25
Regular Certificates........................................  S-38
Relief Act Reduction........................................  S-28
REMIC.......................................................   S-3
REMIC Regulations...........................................  S-38
Reserve Fund................................................  S-30
Restricted Group............................................  S-42
Reuters Screen LIBO Page....................................  S-30
Scheduled Formula Principal Distribution Amount.............  S-27
Seller......................................................   S-1
Series 1999 -- Termination Date.............................   S-2
Service.....................................................  S-39
Servicing Fee...............................................  S-33
Servicing Fee Rate..........................................   S-3
Six-Month LIBOR Index.......................................  S-11
SMMEA.......................................................  S-44
Special Hazard Insurance Policy.............................  S-33
Standard and Poor's.........................................  S-43
Standard Hazard Insurance Policy............................  S-33
Streamlined Funding Loans...................................  S-19
Subordinate Certificates....................................   S-1
Subservicers................................................  S-10
Tax Counsel.................................................  S-38
Treasury Index..............................................  S-11
Trust.......................................................   S-1
Trustee.....................................................  S-10
Trust Fund..................................................   S-1
Underwriter Exemption.......................................  S-42
Underwriting Agreement......................................  S-44
Unrecovered Principal Amount................................  S-27
Unreimbursed Insurer Amounts................................  S-26
Unscheduled Formula Principal Distribution Amount...........  S-27
Weighted Average Net Mortgage Rate..........................  S-30

                FURST MORTGAGE LOAN TRUST SERIES 1999-
                                     Issuer

                           FIRST UNION NATIONAL BANK
                           Seller and Master Servicer

                             SERIES 1999-

                              $

                       Mortgage Pass-Through Certificates

                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                          ---------------------------

                       FIRST UNION CAPITAL MARKETS CORP.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR
         INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION.

         THE OFFERED CERTIFICATES ARE NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS PERMITTED.

         THE SELLER DOES NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

         DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL NINETY DAYS FOLLOWING THE DATE OF THIS PROSPECTUS SUPPLEMENT.

                                            , 19

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1999)

           FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC.,
                                   Depositor

                           FIRST UNION NATIONAL BANK
                           Seller and Master Servicer

                         SERIES 1999-

            $___________ HOME EQUITY LOAN ASSET BACKED CERTIFICATES

 ------------------------------
                                     THE TRUST --
   CONSIDER CAREFULLY THE
   RISK FACTORS BEGINNING            - will issue mortgage backed certificates in one or more
   ON PAGE 10 IN THE                   series with one or more classes; and
   PROSPECTUS.
                                     - will own --
   A certificate is not a
   deposit and neither the             - a portfolio of assets that include, among other assets,
   certificates nor the                  mortgage related assets (the "Mortgage Loans");
   underlying trust assets
   are insured or                      - payments due on those assets including the Mortgage Loans; and
   guaranteed by any
   governmental agency.                - other property described herein.

   The certificates will             THE CERTIFICATES --
   represent interests in
   the trust only and will           - will represent interest in the trust and will be paid only
   not represent interests             from the trust assets;
   in or obligations of
   First Union National              - offered with this prospectus will be rated in one of the
   Bank ("FUNB" or                     four highest rating categories by at least one nationally
   the "Bank")or any                   recognized rating organization;
   FUNB affiliate.
                                     - may have one or more forms of enhancement; and
   This prospectus
   supplement may be                 - will be issued as part of a designated series which may
   used to offer and sell              include one or more classes of certificates and enhancement.
   the certificates only
   if accompanied by                 THE CERTIFICATEHOLDERS --
   the prospectus.
                                     - will receive interest and principal payments from a
                                       varying percentage of payments received on the Mortgage
                                       Loans.
 ------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        UNDERWRITERS OF THE CERTIFICATES
                     [FIRST UNION CAPITAL MARKETS CORP. AND
                    OTHER UNDERWRITERS OF THE CERTIFICATES]

                                             , 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying
Prospectus dated                          , 1999 (the "Prospectus"), which
provides general information, some of which may not apply to your Series of Certificates and (b) this Prospectus Supplement, which describes the specific terms of your Series of Certificates.

     IF THE TERMS OF YOUR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus Supplement, contain certain forward-looking statements which, together with related qualifying language and assumptions, are found in the material set forth under the captions "Risk Factors" herein and in the Prospectus and in "Prepayment and Yield Considerations" herein and in the Prospectus. Forward-looking statements may also be found elsewhere in this Prospectus and may be identified by, among other things, accompanying language including the words "expects," "intends," "anticipates," "estimates" or similar expressions, or by qualifying language or assumptions. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, over which the Trust has no control. These forward-looking statements speak only as of the date of this Prospectus Supplement. The Trust expressly disclaims any obligation or undertaking to disseminate any updates or revisions to such forward-looking statements to reflect any change in the expectations of the Trust with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

     The Underwriters expect to enter into market making transactions in the Offered Certificates but are not obligated to do so and may act as principal or agent in any such transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This Prospectus Supplement and the Prospectus may be used by First Union Capital Markets Corp. or any of its affiliates in connection with such transactions.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by or on behalf of the Trust with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act or 1934, as amended (the "1934 Act"), on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates made by this Prospectus Supplement. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Secretary of First Union Residential Securitization Transactions, Inc. in writing at 301 South College Street, Charlotte, North Carolina 28288-0600, or by telephone at (704) 383-3624.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary of Terms............................................   S-1
  Title of the Securities...................................   S-1
  Depositor.................................................   S-1
  Seller....................................................   S-1
  The Trust and the Trustee.................................   S-1
  The Assets of the Trust...................................   S-1
  Allocations of Trust Assets...............................   S-1
  Credit Enhancement........................................   S-2
  Advances..................................................   S-2
  Optional Termination......................................   S-2
  Prepayment and Yield Considerations.......................   S-2
  Denominations.............................................   S-2
  Registration, Clearance and Settlement....................   S-2
  Record Date...............................................   S-3
  The Master Servicer.......................................   S-3
  Tax Status................................................   S-3
  Erisa Considerations......................................   S-3
  Legal Investment Considerations...........................   S-3
  Use of Proceeds...........................................   S-3
  Certificate Rating........................................   S-3
Risk Factors................................................   S-4
  Prepayments; Due-on-Sale Provisions.......................   S-4
  Limited Liquidity.........................................   S-4
  Risks Associated with Mortgage Loans......................   S-5
  Geographic Concentration/Local Real Estate Markets........   S-5
  Risks of Holding Subordinate Certificates.................   S-6
  Limited Source of Payments -- No Recourse to Depositor,
     Seller, Master Servicer, Trust Administrator, or
     Trustee................................................   S-6
  Book-Entry System.........................................   S-6
  Certificate Ratings.......................................   S-6
  Risk of Year 2000.........................................   S-7
  Other Legal Considerations................................   S-8
  Risk of Early Defaults....................................   S-9
The Mortgage Loan Pool......................................   S-9
Geographic Distribution of Mortgaged Properties.............  S-10
Original Combined Loan-To-Value Ratios......................  S-10
Cut-Off Date Loan Rates.....................................  S-10
Cut-Off Date Loan Balances..................................  S-11
Types of Mortgaged Properties...............................  S-11
Distribution of Months Since Origination....................  S-11
Distribution of Remaining Term to Maturity..................  S-11
Use of Mortgaged Property...................................  S-11
Interest Payments on the Mortgage Loans.....................  S-11
The Seller and the Master Servicer..........................  S-12
  General...................................................  S-12
  Credit and Underwriting Guidelines........................  S-12
Delinquency Experience of the Mortgage Loans................  S-13

                                                              PAGE
                                                              ----
Loan Loss and Foreclosure Experience of the Mortgage
  Loans.....................................................  S-14
Prepayment and Yield Considerations.........................  S-14
  General...................................................  S-14
  Weighted Average Lives....................................  S-15
  Mandatory Prepayment......................................  S-16
  Payment Delay Feature of Certificates.....................  S-16
  Accelerated Principal Distribution Amount.................  S-16
Formation of the Trust Fund and Trust Fund Property.........  S-17
Description of the Certificates.............................  S-17
  Assignment of Mortgage Loans..............................  S-18
  Payments on Mortgage Loans; Deposits to Collection and
     Distribution Accounts..................................  S-20
  Advances..................................................  S-21
  Deposits to the Distribution Account......................  S-21
  Statements to Certificateholders..........................  S-22
  Distributions to Certificateholders.......................  S-23
  Interest..................................................  S-23
  Principal.................................................  S-24
  Servicing and Other Compensation and Payment of
     Expenses...............................................  S-25
  Registration of Offered Certificates......................  S-26
  Last Scheduled Distribution Date..........................  S-27
  Collection and Other Servicing Procedures on Mortgage
     Loans..................................................  S-27
  Hazard Insurance and Flood Insurance......................  S-27
  Realization Upon Defaulted Mortgage Loans.................  S-28
  Evidence as to Compliance.................................  S-28
  Certain Matters Regarding the Master Servicer.............  S-28
  Events of Default.........................................  S-30
  Rights Upon an Event of Servicing Termination.............  S-31
  Amendment.................................................  S-31
  Termination; Purchase of Mortgage Loans...................  S-31
Description of the Purchase Agreement.......................  S-32
  Transfer of Mortgage Loans................................  S-32
  Assignment to the Trust Fund..............................  S-33
  Termination...............................................  S-33
The Trustee.................................................  S-33
The Certificate Insurer And The Certificate Insurance
  Policy....................................................  S-34
  Certificate Insurer.......................................  S-34
  Certificate Insurance Policy..............................  S-34
Certain Legal Aspects of The Mortgage Loans.................  S-34
  General -- Lien Priority..................................  S-34
  Foreclosure...............................................  S-35
  Rights of Redemption......................................  S-36
  Anti-Deficiency Legislation; Bankruptcy and Consumer
     Protection Legislation.................................  S-36
  Junior Liens; Rights of Senior Lienholders................  S-37
  Enforceability of Certain Provisions......................  S-38
  Applicability of Usury Laws...............................  S-39
  Environmental Legislation.................................  S-39
  Soldiers' and Sailors' Civil Relief Act of 1940...........  S-39
Certain Federal Income Tax Consequences.....................  S-39
  REMIC Election............................................  S-40

                                                              PAGE
                                                              ----
  Certain Special Rules Relating to the Regular
     Certificates...........................................  S-40
  Interest; Original Issue Discount and Premium.............  S-40
  Special Tax Considerations Applicable to the Class R
     Certificate............................................  S-41
State, Local and Other Taxes................................  S-42
State Taxes.................................................  S-42
ERISA Considerations........................................  S-42
Use of Proceeds.............................................  S-45
Legal Investment Considerations.............................  S-45
Underwriting................................................  S-46
Experts.....................................................  S-46
Legal Matters...............................................  S-47
Certificate Rating..........................................  S-47
Index of Terms for Prospectus Supplement....................  S-48

                       THE SERIES 1999-     CERTIFICATES

                                                                                            INITIAL RATING
                                                          INITIAL PRINCIPAL   CERTIFICATE     OF OFFERED
CLASS                                                        BALANCE(1)          RATE       CERTIFICATES(2)
-----                                                     -----------------   -----------   ---------------
OFFERED CERTIFICATES
Class   ................................................      $
Class   ................................................      $
Class   ................................................      $
Class   ................................................      $
Class   ................................................      $
Class   ................................................      $
Class   ................................................      $
Class   ................................................      $
Class   ................................................      $
NON-OFFERED CERTIFICATES
Class   ................................................      $
Class   ................................................      $
Class   ................................................      $

---------------

                                SUMMARY OF TERMS

     - THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERM OF THE OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

     - THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     - YOU CAN FIND A LISTING OF THE PAGES WHERE CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED UNDER THE CAPTION "INDEX OF TERMS FOR PROSPECTUS
       SUPPLEMENT" BEGINNING ON PAGE S-               IN THIS DOCUMENT AND UNDER
       THE CAPTION "INDEX OF TERMS FOR PROSPECTUS" BEGINNING ON PAGE
                      IN THE ACCOMPANYING PROSPECTUS.

TITLE OF THE SECURITIES

The Home Equity Loan Asset-Backed Certificates Series 1999-     , Class A
Certificates (the "Class A Certificates" or the "Certificates"), are being
offered pursuant to the FURST Home Equity Loan Trust Series 1999-     (the
"Trust" or "Trust Fund"). The Class A Certificates (the "Offered Certificates") represent an interest in the assets of the Trust. Each class of Certificates within the Class A, Class B and Class R Certificates is referred to herein as a "Class."

The Class B and Class R Certificates [which are not offered in this Prospectus Supplement] are subordinated to the Class A Certificates.

Each registered holder of a Certificate (a "Certificateholder" or a "Holder") will be entitled to monthly payments of interest and principle. See "Description of the Certificates" in this Prospectus Supplement and in the Prospectus.

DEPOSITOR

First Union Residential Securitization Transactions, Inc. ("FURST"), a North Carolina corporation, a wholly-owned, limited purpose subsidiary of the Seller and an affiliate of First Union Capital Markets Corp., will sell the Mortgage Loans to the Trust Fund in exchange for the Certificates. The Mortgage Loans will be acquired by the Depositor from the Seller.

SELLER

First Union National Bank, a national banking association, a wholly-owned subsidiary of First Union Corporation and an affiliate of First Union Capital Markets Corp., will originate or acquire the Mortgage Loans and sell them to the Depositor.

THE TRUST AND THE TRUSTEE
The Trust will be formed pursuant to a Pooling and Servicing Agreement dated as
of                , 1999 (the "Agreement") among FURST as the Depositor (the
"Depositor"), FUNB as seller (the "Seller") and master servicer (the "Master
Servicer") and [               ] as the trustee (the "Trustee") and
[               ] as the document custodian (the "Document Custodian").

THE ASSETS OF THE TRUST

The property of the Trust will include a pool of closed-end fixed or variable rate home equity loans (the "Mortgage Loans"), secured by first and second deeds of trust, security deeds or mortgages on residential properties that are primarily one- to four-family properties (the "Mortgaged Properties").

As of                , 199 , which is the "Cut-Off Date," the aggregate size of
the pool of Mortgage Loans (the "Pool Balance") was $          . The Pool
Balance of Mortgage Loans is referred to as the "Cut-Off Date Pool Balance."

The per annum interest rate (the "Mortgage Rate") for certain of the Mortgage Loans is adjusted monthly and the Mortgage Rate for the remainder of the Mortgage Loans is adjusted every six months. The adjustment date is referred to as the "Interest Adjustment Date." Subject to its maximum Mortgage Rate, the Mortgage Rate borne by a Mortgage Loan may be calculated as described under the "The Mortgage Loan Pool" section of this Prospectus Supplement.

ALLOCATIONS OF TRUST ASSETS

Distributions of interest and principal to each Holder of a Certificate will be
made on the   th
day of each month (or if such   th day is not a business day, then on the next
succeeding business day) (each, a "Distribution Date"), commencing in
               1999.

As more fully described in the "Description of the Certificates -- Distributions to the Certificateholders" section of this Prospectus Supplement, distributions will be made:

- to the holders of each Class of Certificates (up to the amount to which they are entitled under the terms of the Agreement), and

- any remaining balance to Holders of the Class R Certificates (the "Class R Certificateholders").

The foregoing schedule of distributions is subject to the availability of funds in the Collection Account (as such term is defined below under "The Mortgage Pool").

The final payment of principal and interest on the Certificates will be made no
later than             ,                , or, if that date is not a business
day, the next business day, called the "Legal Final Maturity" or the "Series
1999-   Termination Date."

CREDIT ENHANCEMENT

The Certificates will have a Credit Enhancement that provides additional Payment protection to investors in each Class of Certificates that has Credit Enhancement.

For a discussion on the type of Credit Enhancement available to the Certificateholders, see "Description of the Certificates -- Certificate Insurance Policy" in this Prospectus Supplement.

ADVANCES

The Master Servicer is obligated to make advances of cash, which will be part of the Available Distribution Amount, in an amount equal to the delinquent Monthly Payments due on the immediately preceding Due Date (the "Advances").

The Master Servicer is not obligated to make Advances if it determines that such Advances are not recoverable from future payments or collections on the related Mortgage Loans. Such Advances, however, will be reimbursed to the Master Servicer and are not intended to guarantee or insure against losses. See "Description of the Certificates -- Advances" herein.

OPTIONAL TERMINATION

The Master Servicer has the option to repurchase from the Trust Fund all Mortgage Loans remaining outstanding on any Distribution Date when the aggregate unpaid Principal Balance of such Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans on the Cut-Off Date.

If the Master Servicer does not repurchase all the Mortgage Loans, the Certificate Insurer has the same option.

For more information on this option, see "Description of the Certificates -- Optional Termination" herein.

PREPAYMENT AND YIELD CONSIDERATIONS

The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The performance of the Class A Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. For more information on the effects that prepayments will have on the yield and performance of the Certificates, see "Prepayment and Yield Considerations" in this Prospectus Supplement.

DENOMINATIONS

Beneficial interest in the Certificates will be offered in minimum denominations of $1,000 and integral multiples of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

Your Certificates will be registered in the name of Cede & Co. ("Cede"), as the nominee of the Depository Trust Company ("DTC"). You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying Prospectus when Certificates in fully registered, certificated form are issued. See "Description of the Certificates -- Registration of the Class A Certificates" in this Prospectus Supplement.

You may elect to hold your Certificates through DTC, in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System

("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Cedel or Euroclear will be made in DTC through the relevant depositories of Cedel or Euroclear. See "Description of the Certificates -- Registration of the Certificates" in this Prospectus Supplement.

We expect that the Certificates will be delivered in book-entry form through the
facilities of DTC, Cedel and Euroclear on or about                          ,
1999.

RECORD DATE

The Record Date will be the last day [of the month] preceding a Distribution
Date.

THE MASTER SERVICER

The Master Servicer is responsible for servicing, managing and making collections on the Mortgage Loans. The Master Servicer will also make the appropriate allocations to the Collection Account.

The Master Servicer will be paid a "Servicing Fee Rate" as compensation for its services to the Trust.

For a discussion regarding the Master Servicer's obligations and compensation, see "Description of the Certificates -- Distributions on the Certificates" in this Prospectus Supplement.

TAX STATUS

The Trust will make election to be treated as a "real estate mortgage investment conduit" ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The election to be treated as a REMIC will have federal income tax consequences for the Certificateholders. See "Certain Federal Income Tax Consequences" in the Prospectus

ERISA CONSIDERATIONS

If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), you must consult with legal advisors to determine if purchasing or holding of Certificates is a prohibited transaction or otherwise prohibited under ERISA.

Certain classes of Certificates may only be transferred if the Trustee and the Depositor receive a letter of representations or an opinion of counsel that such transfer will not violate ERISA or the Code. In addition, the letter of representation or opinion of counsel must also state that the Trustee, Depositor or the Master Servicer will not be subject to additional obligations. See "ERISA Considerations" in the Prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The Class A Certificates must be rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency in order to constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Only "mortgage related securities" will be "legal investments" for certain types of institutional investors to the extent provided in such Act. See "Legal Investment Considerations" in the Prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the Class A Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans and to pay expenses connected with pooling the Mortgage Loans and issuing the Certificates. See "Use of Proceeds" herein.

CERTIFICATE RATING

Any certificate offered by this Prospectus and the accompanying Prospectus Supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. Any nationally recognized rating organization selected by the Seller to rate any Series is a "Rating Agency."

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Certificate Rating" in this Prospectus Supplement.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the Certificates.

PREPAYMENTS; DUE-ON-SALE PROVISIONS

     The rate of distributions of principal and the yield to maturity on your Certificates will be directly related to the rate of payments of principal on the Mortgage Loans, and the amount and timing of mortgagor defaults resulting in realized losses. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. In addition, a substantial portion of the Mortgage Loans contain due-on-sale provisions which, to the extent enforced by the Master Servicer, will result in prepayment of such Mortgage Loan. The rate of principal payments on the Mortgage Loans will be affected by, among other things:

     - the amortization schedules of the Mortgage Loans;

     - the rate of principal prepayments (including partial payments and those resulting from refinancing) thereon by mortgagors;

     - liquidations of defaulted Mortgage Loans;

     - repurchases of Mortgage Loans by the Seller as a result of defective documentation or breaches of representations and warranties, or optional purchase by the Seller of defaulted Mortgage Loans; and

     - the optional purchase by the Seller of all of the Mortgage Loans in connection with the termination of the Trust Fund.

     See "Prepayment and Yield Considerations" herein, and "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets" in the Prospectus.

     The rate of payments (including prepayments relating to the mortgage loans, the "Prepayments") on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

     - If prevailing rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase.

     - Conversely, if interest rates on similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

     The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage originators (including FUNB), on a general or targeted basis, to encourage refinancing.

     If you are purchasing Offered Certificates at a discount, particularly the
Class                Certificates, you should consider the risk that if
principal payments on the Mortgage Loans or in the case of the Class
               Certificates on the Discount Mortgage Loans occur at a rate slower than you expected, your yield may be lower than you expected.

     If you are purchasing Offered Certificates at a premium, or are purchasing
the Class                Certificates which have no Principal Balance, you
should consider the risk that if principal payments on the Mortgage Loans or in
the case of the Class                Certificates on the Premium Mortgage Loans
(particularly those loans with higher interest rates) occur at a rate faster than you expected, your yield may be lower than you expected. IF YOU ARE
PURCHASING CLASS                CERTIFICATES, YOU SHOULD CONSIDER THE RISK THAN
A RAPID RATE OF PRINCIPAL PAYMENTS ON THE PREMIUM MORTGAGE LOANS COULD RESULT IN YOUR FAILURE TO RECOVER YOUR INITIAL INVESTMENT.

LIMITED LIQUIDITY

     There is currently no market for the Offered Certificates. While the Underwriters currently intend to make a market in the Offered Certificates, they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide you with liquidity of investment or that it will continue for the lives of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange.

     Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Description of the Certificates -- Book-Entry Registration" herein.

RISKS ASSOCIATED WITH MORTGAGE LOANS

     Adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of payments of principal and interest when due on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans. Further, application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Mortgage Loans if such laws result in certain Mortgage Loans being uncollectible. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation; Bankruptcy and Consumer Protection Legislation" herein.

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, delays could be encountered in connection with the liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Certificateholders.

     Further, the Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on Liquidated Mortgage Loans and not yet repaid, including legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, thereby reducing collections available to the Certificateholders.

     In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and the protection provided by the subordination feature is insufficient, Certificateholders could experience a loss on their investment. See "Certain Legal Aspects of the Mortgage
Loans -- Foreclosure" and "-- Rights of Redemption" herein.

     Under federal and state environmental legislation and applicable case law, it is unclear whether liability for costs of eliminating environmental hazards in respect of real property may be imposed on a secured lender (such as the Trust Fund) acquiring title to such real property. Such costs could be substantial. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Legislation" herein.

GEOGRAPHIC CONCENTRATION/LOCAL REAL ESTATE MARKETS

     Approximately      % of all Mortgage Loans (by Cut-Off Date Principal
Balances) are secured by Mortgaged Properties located in the State of
               . In addition, approximately      %,      %, and      % of the
Mortgage Loans are located in                ,                , and
               , respectively. See "Certain Legal Aspects of the Mortgage Loans" and "The Mortgage Loan Pool" herein.

     An overall decline in the residential real estate markets in the states in which the Mortgaged Properties are located could adversely affect the values of the Mortgaged Properties such that the outstanding Loan Balances equal or exceed the value of the Mortgaged Properties. Such declines could reduce the interest of the holder of a mortgage on the Mortgaged Property. Residential real estate markets in many states have softened in recent years. There is no reliable information available to the Seller with respect to the rate at which real estate values have declined in such states. The Seller can neither quantify the impact of such declines in property values nor predict how long such declines may continue or when such declines will end. During a period of such declines, the rates of delinquencies, foreclosures and losses on the Mortgage Loans would be expected to be higher than those experienced in the mortgage lending industry in general.

     A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any senior liens.

RISKS OF HOLDING SUBORDINATE CERTIFICATES

     The rights of the Holders of each Class of Subordinate Certificates to receive distributions will be subordinated to such rights of the Holders of the Class A Certificates, and the Class M Certificates, and the lower-numbered Classes of Class B Certificates, if any, with respect to Class B Certificates. In addition, Realized Losses, other than Excess Losses, will be allocated to the Subordinate Certificates in the reverse order in which they are entitled to distributions of principal before being allocated to the Class A Certificates. Accordingly, if you are purchasing Subordinate Certificates, you will be more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the Mortgage Loans.

     Under certain circumstances principal otherwise payable to the Subordinate Certificates will be paid to the Class A Certificates (other than the Class
               Certificates) as described under "Description of the Certificates -- Cross-Collateralization" herein. In addition, the Class
               Deferred Amount is payable from amounts otherwise distributable as principal on the Subordinate Certificates.

LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO DEPOSITOR, SELLER, MASTER SERVICER, TRUST ADMINISTRATOR, OR TRUSTEE

     The Certificates do not represent an interest in or obligation of the Depositor, the Seller, the Master Servicer, the Trust Administrator, the Trustee or any of their affiliates, except for the limited obligations of the Depositor and the Seller with respect to certain breaches of their representations and warranties and of the Master Servicer with respect to its servicing obligations.

     Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Seller, the Master Servicer, the Trust Administrator, the Trustee or any of their affiliates. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Seller, the Master Servicer, the Trustee, the Trust Administrator or any of their affiliates.

BOOK-ENTRY SYSTEM

     Since transactions in the Class A Certificates (other than the Residual Certificates) and the Senior Subordinate Certificates (collectively, the "Book-Entry Certificates") generally can be effected only through The Depository Trust Company ("DTC"), participating organizations, indirect participants and certain banks, your ability as a Certificateholder to pledge a Book-Entry Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to such Certificates, may be limited due to a lack of a physical certificate representing the Book-Entry Certificates.

     In addition, as a Certificateholder, you may experience some delay in the receipt of distribution of interest and principal on the Book-Entry Certificates, since such distributions will be forwarded by the Trustee (or its duly appointed paying agent, if any) to DTC, and DTC will credit such distributions to the accounts of DTC Participants (as defined herein) which will thereafter credit them to the accounts of Certificateholders either directly or indirectly through indirect participants.

     Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates -- Book-Entry Registration" herein.

CERTIFICATE RATINGS

     The rating of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the underlying Mortgage Loans and the amount of subordination.

     The rating by the Rating Agencies of the Offered Certificates is not a recommendation to purchase, hold or sell the Offered Certificates, in as much as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the Rating Agencies.

RISK OF YEAR 2000

     FUNB and the Trustee utilize a significant number of computer software programs and operating systems and are highly dependent on computer systems operated by third parties which include, but are not limited to, their suppliers, customers, brokers and agents and the telephone, electric and utility companies. To the extent that any computer system relied upon by FUNB and the Trustee or any third party, has software applications and contains source codes that are unable to appropriately interpret the upcoming calendar year 2000, some level of modification or replacement of such applications or hardware may be necessary.

     The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of FUNB's or the Trustee's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in a major computer system failure or miscalculations. Several federal regulatory agencies, including the Securities and Exchange Commission, require the entities that they regulate to take steps to address problems which may arise in relation to the year 2000.

     FUNB and the Trustee currently are assessing the impact of modifications or replacements required to adjust for the year 2000. FUNB and the Trustee are utilizing both internal and external resources to identify, correct or reprogram, and test their systems for year 2000 compliance. It is anticipated that all reprogramming efforts and necessary testing will be completed prior to the year 2000. FUNB and the Trustee have initiated formal communications with those third parties on whom they will rely to determine the extent to which FUNB and the Trustee are vulnerable to the failure of these third parties to remediate their own year 2000 issue. The total year 2000 project cost and estimates for FUNB and the Trustee include the estimated costs and time associated with the impact of a third party's year 2000 issue, and are based on presently available information. However, there can be no assurance that the systems of third parties on which the systems of FUNB and the Trustee rely will be converted in a timely fashion, or that a failure to convert by a third party, or a conversion that is incompatible with the systems of FUNB and the Trustee would not have an adverse effect on the business, financial condition or results of operations of FUNB and the Trustee.

     The costs allocated to the year 2000 project are significant. The costs of the project and the dates on which FUNB and the Trustee plan to complete their year 2000 modifications are based on their best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved and actual results could differ materially from such estimates. Specific factors that might cause such material differences include, but are not limited to: (i) the availability and cost of personnel trained in this area,
(ii) the ability to locate and correct all relevant computer codes and (iii) similar uncertainties.

     No assurance can be given that any or all of the systems discussed above, including the systems of FUNB and the Trustee, are or will be year 2000 compliant or that the costs required to address year 2000 issues will not adversely affect the business, financial condition or results of operations of the respective party or the performance of their obligations under the Pooling and Servicing Agreement. As a result of this potential affect on performance under the Pooling and Servicing Agreement, the timely receipt of payment by the Certificateholders may also be adversely affected.

     DTC has informed its participants and other members of the financial community (the "Industry") that it believes that it has developed and is implementing a program so that its computer hardware and software systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, will continue to function appropriately. This program includes a technical assessment and remediation plan, each of which, according to

DTC, is complete. Additionally, DTC's plan includes a testing phase which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress upon them the importance of such services being year 2000 compliant; and (2) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for information purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

OTHER LEGAL CONSIDERATIONS

     Certain states have imposed statutory prohibitions which limit the remedies of either a beneficiary under a deed of trust or security deed or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust, security deed or mortgage. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount received upon the public sale of the real property and the amount due to the lender.

     Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust, security deed or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

     The Seller will be required to repurchase any Mortgage Loans which, at the time of origination did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust Fund to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Loans" herein.

     The Mortgage Loans are also subject to federal laws, including:

     - the federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

     - the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     - the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

     - the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

     - the Real Estate Settlement Procedures Act and the Fair Credit Billing
       Act.

     The federal Soldiers' and Sailors' Civil Relief Act of 1940 may affect the ability of the Master Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the Master Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940" herein.

RISK OF EARLY DEFAULTS

     The majority of the Mortgage Loans were originated within        months
prior to the Cut-Off Date. The weighted average stated remaining term to maturity of the Mortgage Loans as of the Cut-Off Date is approximately months. Although little data is available, defaults on mortgage loans, including mortgage loans similar to the Mortgage Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

                             THE MORTGAGE LOAN POOL

GENERAL

     The Mortgage Loans to be transferred by the Depositor to the Trust Fund on
           , 199  (the "Startup Day") will consist of [       ] fixed-rate
conventional home equity loans evidenced by promissory notes (the "Mortgage Notes") secured by first- and second-priority mortgages and deeds of trust,
security deeds or mortgages, which are located in [               ] states [and
the District of Columbia]. The Mortgaged Properties securing the Mortgage Loans consist of single-family residences (which may be detached, part of a two-to-four family dwelling, a condominium unit, a mobile, manufactured or modular home, a townhouse or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties. All Mortgage Loans were
originated or purchased after                . Mortgage Loans aggregating [   %]
of the original aggregate loan balance are secured by first liens on the related properties, and the remaining Mortgage Loans are secured by second liens on the related properties. The "Loan Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Loan Balance, minus all collections applied in reduction of the Cut-Off Date Loan Balance of such Mortgage Loan. The Loan Balance of a Liquidated Mortgage Loan (as defined herein) after the Collection Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan shall be zero.

     The Loan-to-Value Ratios shown below were calculated based upon the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values").

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market in general or in any particular area has experienced or should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     No Loan-to-Value Ratio (based upon appraisals made at the time of origination of the related Mortgage Loan) relating to any Mortgage Loan exceed
[     %] as of the Cut-Off Date. The Mortgage Loans are not insured by primary mortgage insurance policies, nor does any pool insurance insure the Mortgage Loans, however, certain distributions due to the holders of the Offered Certificates are guaranteed by the Certificate Insurer in accordance with the terms of the Certificate Insurance Policy. See "The Certificate Insurer and The Certificate Insurance Policy." The Mortgage Loans are not guaranteed by the Depositor, the Seller or any affiliate of the Depositor or the Seller.

     As of the Cut-Off Date, the average Loan Balance of the Mortgage Loans was
[$          ], the Loan Rates of the Mortgage Loans ranged from [     %] to
[     %], the weighted average combined Loan-to-Value Ratio of the Mortgage
Loans was [     %], the weighted average Loan Rate of the Mortgage Loans was
[     %], the weighted average remaining term to maturity of the Mortgage Loans
was [               ] months. The remaining terms to maturity of the Mortgage
Loans as of the Cut-Off Date ranged from [               ] months to 360 months.
The maximum Loan Balance of all Mortgage Loans, as of the Cut-Off Date, was
[$          ]. Mortgage Loans containing balloon payments represented
[$          ] of the aggregate Loan Balances as of the Cut-Off Date of the
Mortgage Loans. No Mortgage Loan matures after [               ]. The Trust Fund
consists of [               ] Mortgage Loans as of the Cut-Off Date, of which
[               ] are secured by first mortgages, security deeds or deeds of trust and the remainder are secured by second mortgages, security deeds or deeds of trust. As a percentage of the aggregate Loan Balances as of the Cut-Off Date
of Mortgage Loans, [     %] were secured by first mortgages or deeds of trust,
[     %] were secured by mortgages or deeds of trust on single-family dwellings,
[     %] were secured by mortgages or deeds of trust on two-to-four family
dwellings, [     %] were secured by mortgages or deeds of trust on condominium
units, [     %] were secured by mortgages or deeds of trust on mobile homes and
[     %] were secured by mortgages or deeds of trust on other types of dwellings.

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

     The geographic distribution of Mortgage Loans by state, as of the Cut-Off Date, was as follows:

STATE                    NO.      PERCENT    LOAN BALANCE
-----                  --------   --------   ------------

          Total

                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

     The original combined loan-to-value ratios as of the origination dates of the Mortgage Loans (the "Loan-to-Value Ratios") (assuming, in the case of a Mortgage Loan secured by a second lien, no principal paydown on the related first mortgage) of the Mortgage Loans as of the Cut-Off Date were distributed as follows:

LOAN-TO-VALUE RATIO      NO.      UNPAID PRINCIPAL BALANCE   PERCENT
-------------------    --------   ------------------------   --------

          Total

                            CUT-OFF DATE LOAN RATES

     The Certificate Rates borne by the Mortgage Notes relating to the Mortgage Loans were distributed as follows as of the Cut-Off Date:

LOAN RATE                NO.      UNPAID PRINCIPAL BALANCE   PERCENT
---------              --------   ------------------------   --------

          Total

                           CUT-OFF DATE LOAN BALANCES

     The distribution of the outstanding principal amounts of the Mortgage Loans as of the Cut-Off Date was as follows:

                   LOAN BALANCE ON
                    CUT-OFF DATE                         NO.      UNPAID PRINCIPAL BALANCE   PERCENT
                   ---------------                     --------   ------------------------   --------

          Total

                         TYPES OF MORTGAGED PROPERTIES

     The Mortgaged Properties securing the Mortgage Loans were of the property types as follows:

                       PROPERTY TYPE                            NO.      LOAN BALANCE   PERCENT
                       -------------                          --------   ------------   --------

          Total

                    DISTRIBUTION OF MONTHS SINCE ORIGINATION

     The distribution of the number of months since the date of origination of the Mortgage Loans as of the Cut-Off Date was as follows:

                       MONTHS                            NO.      UNPAID PRINCIPAL BALANCE   PERCENT
                       ------                          --------   ------------------------   --------

          Total

                   DISTRIBUTION OF REMAINING TERM TO MATURITY

     The distribution of the number of months remaining to maturity of the Mortgage Loans as of the Cut-Off Date was as follows:

                       MONTHS                            NO.      UNPAID PRINCIPAL BALANCE   PERCENT
                       ------                          --------   ------------------------   --------

          Total

                           USE OF MORTGAGED PROPERTY

     The Mortgaged Properties securing the Mortgage Loans were used as follows as of the Cut-Off Date:

                      OCCUPANCY STATUS                          NO.      LOAN BALANCE   PERCENT
                      ----------------                        --------   ------------   --------

          Total

INTEREST PAYMENTS ON THE MORTGAGE LOANS

     The Mortgage Loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Mortgage Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Loans provide for monthly installments of principal and interest. Certain Mortgage Loans provide for full amortization of the principal amount thereof over the term of the Mortgage Loan. Certain other Mortgage Loans provide for amortization of the principal amount thereof over the term of the Mortgage Loan and a balloon payment of the remaining principal amount thereof at the end of the term of the Mortgage Loan.

                       THE SELLER AND THE MASTER SERVICER

GENERAL

     First Union National Bank is the Seller and Master Servicer under the Pooling and Servicing Agreement. First Union National Bank is a national banking association and a banking subsidiary of First Union Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank
Holding Company Act. First Union Corporation is the           largest bank
holding company in the United States based on total assets as of December 31,
     .

     The Seller will sell and assign each Mortgage Loan to the Trust Fund in consideration of the net proceeds from the sale of the Offered Certificates, which are being offered hereby, and for the Class R Certificates.

     The Offered Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by the Seller, or any of its affiliates.

     The Master Servicer may use a subservicer (the "Subservicer") in the performance of the administrative and servicing obligations of the master servicer under the Pooling and Servicing Agreement, but no such subservicing arrangements will discharge the Master Servicer from its obligations under the Pooling and Servicing Agreement. First Union Mortgage Corporation, a wholly owned subsidiary of First Union Corporation, will initially act as the Subservicer for all of the Mortgage Loans.

     The Trustee may remove the Master Servicer, and the Master Servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance therewith.

     Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee.

CREDIT AND UNDERWRITING GUIDELINES

     The following is a description of the underwriting guidelines customarily employed by the Seller with respect to home equity loans which it purchases or originates. Each Mortgage Loan was underwritten according to these guidelines. The Seller believes its standards are consistent with those utilized by home equity lenders generally. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. In certain cases, loans may be made outside of those guidelines with the prior approval of a pre-designated senior official of the Seller.

     The Seller generally originates or purchases fixed rate loans which either fully amortize over a period not to exceed 360 months if the lien is first priority, otherwise 240 months or provide for amortization over a 360 month schedule, have a maturity of 180 months and require a balloon payment at the maturity date. The loan amounts generally range from a minimum of $10,000 to a maximum of $500,000. The Seller originates or purchases non-purchase money first or second mortgage loans. In addition, the Seller has programs for origination of purchase money first mortgages.

     The homes used for collateral to secure the loans may be either primary residential (which includes second and vacation homes) or investor owned one- to four-family homes, condominiums, mobile, manufactured or modular homes or townhouses. Commercial properties or agricultural land are not accepted as collateral.

     The combined Loan-to-Value Ratio of the first and second mortgages
generally may not exceed      %. If a prior mortgage exists, the Seller first
reviews the first mortgage documentation. The Seller does not originate or purchase loans where the first mortgage contains a shared appreciation clause.

     Each property proposed as security for a loan must be appraised. The Seller's appraisal guidelines are at least as stringent as FNMA requirements.

     Each mortgage applicant must provide, and the Seller must verify, personal financial information. [The applicant's total monthly obligations (which includes principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) generally cannot exceed
     % of the applicant's gross monthly income. Applicants who are salaried
employees must provide current employment information in addition to   recent
years of employment history and the Seller verifies this information. Verifications are based on written confirmation from employers or a combination
of the   most recent pay stubs, the   most recent years W-2 tax forms and
telephone confirmation from the employer. Self-employed applicants must be
self-employed in the same field for a minimum of   years. The self-employed
applicant must provide signed copies of complete federal income tax returns
(including schedules) filed for the most recent   years.]

     A credit report by an independent credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of [30] days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and similar adverse credit practices that can be discovered by a search of public records. If the report is obtained more than [30] days prior to the loan closing, the lender must determine that the reported information has not changed. Borrowers must provide acceptable written explanations of any major delinquencies. Written verification is obtained of the first mortgage balance, its status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment must be verified as current.

     The Seller is responsible for using sound judgment in underwriting the loans consistent with prudent industry practices. Generally, the applicant should have an acceptable credit history given the amount of equity available, the strength of the applicant's employment history and the level of the applicant's income to debt obligations. The rescission period must have expired prior to funding a loan. The rescission period may not be waived by the applicant except as permitted by law. An ALTA title insurance policy is required for all loans.

     The applicant is required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the home equity loan exceeds the policy coverage limit, then the policy must provide guaranteed replacement cost coverage. The Seller must ensure that its name and address is properly added to the mortgagee clause of the insurance policy.

DELINQUENCY, LOAN LOSS AND FORECLOSURE INFORMATION

                  DELINQUENCY EXPERIENCE OF THE MORTGAGE LOANS

     The following table sets forth the Seller's delinquency experience, on its entire servicing portfolio of mortgage loans similar to the Mortgage Loans at the dates indicated below. The Seller's portfolio of mortgage loans may differ significantly from the Mortgage Loans included in the Trust Fund in terms of interest rates, principal balances, geographic distribution, Loan-to-Value Ratios and other relevant characteristics. There can be no assurance the delinquency and loss experienced on the Mortgage Loans [(most of which have been acquired by the Seller during the past twelve months)] will be consistent with the historical information provided below. Such losses and delinquencies on the Mortgage Loans may be higher than the historical information presented below.

                                    [TABLE]

                      LOAN LOSS AND FORECLOSURE EXPERIENCE
                             OF THE MORTGAGE LOANS

     From the time the Seller began originating mortgage loans similar to and including the Mortgage Loans (approximately 12 months prior to the Cut-Off
Date), there have been no losses or foreclosures with respect to any such mortgage loans as to which the Seller or an Affiliate has retained servicing.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effects on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Delay Feature of Certificates"), the yield to maturity on, a Class of the Offered Certificates will relate to the rate of payment of principal of the Mortgage Loans, including for this purpose Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Seller. Substantially all the Mortgage Loans may be prepaid by the related Mortgagors at any time without payment of any prepayment fee or penalty. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment. Generally, however, because the Mortgage Loans bear interest at fixed rates, and the rate of prepayment on fixed rate mortgage loans is sensitive to prevailing interest rates, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans, the rate of prepayments would be likely to decrease. Defaults on mortgage loans are expected to occur with greater frequency in the early years of the mortgage loan term. Although little data is available with respect to the rate of default on second mortgage loans, it is generally expected that the rate of default on second mortgage loans may be greater than that of mortgage loans secured by first priority liens on comparable properties.

     In addition to the foregoing factors affecting the weighted average life of each Class of the Offered Certificates, the provisions of the Pooling and Servicing Agreement result in a limited acceleration of the Offered Certificates relative to the amortization of the related Mortgage Loans in early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Class A Principal Balance. This acceleration feature creates overcollateralization which results from the excess of the Aggregate Loan Balance over the Class A Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

     As indicated above, if purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases an

Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

WEIGHTED AVERAGE LIVES

     Greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Offered Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

     The "Weighted Average Life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any Class of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of balloon payment Mortgage Loans.

     Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes a conditional prepayment rate ("CPR") of
     % per annum of the outstanding principal balance of such mortgage loans in
the first month of the life of the mortgage loans and an additional      %
(precisely        ) (expressed as a percentage per annum) in each month
thereafter until the twelfth month and in each month thereafter during the life
of the mortgage loans, a conditional prepayment rate of      % per annum each
month is assumed. As used in the table below, 0% Prepayment Assumption assumes a conditional prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. Correspondingly, 80% Prepayment Assumption assumes prepayment rates equal to 80% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Loan Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

     For the purpose of the tables below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below, (ii) the Closing Date for the Class A
Certificates is             ,           (iii) distributions on the Class A
Certificates are made on the      day of each month regardless of the day on
which the Distribution Date actually occurs, commencing in           and are
made in accordance with the priorities described herein, (vi) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month (with no defaults), commencing in
          , (v) the Mortgage Loans' prepayment rates are a multiple of the Prepayment Assumption, (vi) all prepayments are prepayments in full received on
the last day of each month (commencing           ) and include 30 days' interest
thereon, (vii) no optional termination is exercised, (viii) the Class A Certificates of each Class have the respective Certificate Rates and initial

Class A Principal Balances as set forth herein, and (ix) the overcollateralization levels are set initially as specified in the Pooling and Servicing Agreement, and thereafter decrease in accordance with the provisions of the Pooling and Servicing Agreement.

                                    [TABLE]

     Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each Class A Certificates, and sets forth the initial Class A Principal Balance of each such Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of Prepayment Assumption.

            PERCENT OF INITIAL CLASS A PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                    [TABLE]

     This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

MANDATORY PREPAYMENT

     On the Closing Date, a portion of the proceeds of the sale of the
Certificates equal to $       (the "Pre-Funded Amount") will be deposited in a
trust account in the name of the Trustee (as defined herein) (the "Pre-Funding
Account"). The approximate original Pre-Funded Amount of $       will be funded
from the proceeds of the sale of Class A Certificates and will be used to acquire Subsequent Mortgage Loans, if available. In the event that, on
          , 1999, not all of the approximately $       funded from the sale of
the Certificates has been used to acquire Subsequent Mortgage Loans, then the Class or Classes of Class A Certificates then entitled to receive payments of
principal will receive a partial prepayment on the           , 1999 Distribution
Date in an amount equal to the amount remaining in the Pre-Funded Account (taking into account the purchase of Subsequent Mortgage Loans on such date).

     Although no assurance can be given, the Seller intends that the principal amount of Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all the amount on deposit in the Pre-Funding Account and that there should be no material principal prepaid to the holders of any of the Class A Certificates.

PAYMENT DELAY FEATURE OF CERTIFICATES

     Pursuant to the Pooling and Servicing Agreement, an amount equal to mortgagor payments with respect to each Mortgage Loan (net of the Servicing Fee) received by the Master Servicer during each Collection Period is to be remitted to the Trustee on or prior to the Business Day immediately preceding the related Distribution Date; the Trustee will be required to distribute such amounts to the Owners on the next succeeding Distribution Date. As a result, the monthly distributions to the Owners generally reflect mortgagor payments during the prior calendar month, and the first Distribution Date will not occur until
            , 199 . Thus, the effective yield to the Owners will be below that otherwise produced by the applicable Certificate Rate because the distributions to Certificateholders in respect of any given month will not be made until on or
about the      day of the following month.

ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT

     The provisions of the Pooling and Servicing Agreement result in a limited acceleration of the Offered Certificates relative to the amortization of the related Mortgage Loans in early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Class A Principal Balance. This acceleration feature creates overcollateralization which results from the excess of the Aggregate Loan Balance over the Class A Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. As used herein, "Aggregate Loan Balance" means, as of any date of determination, the aggregate of the Loan Balances, as of such date.

              FORMATION OF THE TRUST FUND AND TRUST FUND PROPERTY

     On           , 1999, the FURST Home Equity Loan Trust Fund 1999-  will be created and established pursuant to the Pooling and Servicing Agreement. On such date, the Depositor will convey without recourse (subject to certain obligations to repurchase Defective Mortgage Loans or replace Defective Mortgage Loans with Eligible Substitute Mortgage Loans) the Mortgage Loans to the Trust Fund and the Trust Fund will issue (a) the Offered Certificates and (b) the Class R Certificates to the Seller.

     The property of the Trust Fund shall include (a) the Mortgage Loans (other than certain payments received thereon on or prior to the Cut-Off Date) together with the related Mortgage Loan documents (including any guaranty executed in connection therewith) and the Seller's interest in any property which secures a Mortgage Loan (the "Mortgaged Property") and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held in the Distribution Account, the Collection Account and the Pre-Funding Account, (c) the Certificate Insurance Policy and (d) proceeds of all the foregoing (including, but not by way of limitation, all, of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Depositor, the Seller, the Master Servicer or any of their affiliates.

     In addition to the Offered Certificates, the Trust Fund will also issue a
residual class entitled "               , Class R Certificates" (the "Class R
Certificates") which will be designated as the residual interest in the REMIC for purposes of the Code. The Class R Certificates will be issued to the Seller and to the Trustee, in its capacity as tax matters person, and are not being offered hereby. The Certificates are herein referred to as the Certificates.

     Prior to its formation the Trust Fund will have had no assets or obligations. Upon formation, the Trust Fund will not engage in any business activity other than acquiring, holding and collecting payments on the Mortgage Loans, issuing the Certificates and distributing payments thereon. The Trust Fund will not acquire any receivables or assets other than the Mortgage Loans and the rights appurtenant thereto. To the extent that borrowers make scheduled payments under the Mortgage Loans, the Trust Fund will have sufficient liquidity to make distributions on the Certificates. As the Trust Fund does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust Fund.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement among the Depositor, the Seller, the Master Servicer and the Trustee. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement to the extent not revised by the following description. To the extent that the statements in this Prospectus Supplement modify statements in the Prospectus, the statements in this Prospectus Supplement control.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. General

     Each Offered Certificate will represent certain undivided, fractional ownership interests in the Trust Fund created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein. The Class R Certificates will represent the entire interest in the assets of the Trust Fund other than that represented by the Offered Certificates and shall be issued to the Seller.

     On the Closing Date, upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund assets, the Trustee will execute, deliver and authenticate the Certificates. The Class A Certificates
will be issued in minimum dollar denominations of $          and integral dollar
multiples in excess thereof (with one Class A Certificate issued in an amount
less than $          , if necessary, so that outstanding Class A Certificates
will equal the Original Class A Certificate Principal Balance).

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Offered Certificates, the Depositor will assign to the Trustee all of its right, title and interest in and to the Mortgage Loans, including all payments of interest and principal, from whatever source derived, which are received on or with respect to the Mortgage Loans on or after the Cut-Off Date, together with the other assets included in the Trust. In addition, on or prior to the date the Offered Certificates are initially issued by the Trust Fund, the Master Servicer will cause the Certificate Insurance Policy to be delivered to the Trustee. Concurrently with such assignment, the Trustee will deliver the Certificates to the Depositor in exchange for, and in an aggregate principal amount equal to, the Pool Balance as of the Cut-Off Date. Each Mortgage Loan will be identified in a schedule delivered to the Trustee.

     Under the terms of the Pooling and Servicing Agreement, the Seller will deliver the Mortgages, the Mortgage Notes and the other Related Documents to First Union National Bank, Trust Fund Department, as Document Custodian, and, so long as the Seller's long-term unsecured debt is rated above [A3] by Moody's Investors Service Inc. ("Moody's") and [A-] by Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and no other assignment event shall have occurred and be continuing, the Document Custodian shall be entitled to maintain possession of the documentation relating to each Mortgage Loan (the "Mortgage Files"). In the event that the Seller's long-term unsecured debt rating does not satisfy the above-described standards or another assignment event has occurred and is continuing, the Seller will cause as soon as practicable the Mortgage Files pertaining to each such Mortgage Loan to be delivered to the Trustee or the Trustee's bailee. The Document Custodian (but only if it is not the Seller or any Affiliate of the Seller), will review such Mortgage Files within the period specified in the Pooling and Servicing Agreement and notify the Trustee of any material defect discovered in such review. Notwithstanding the foregoing, the Document Custodian shall perform the
review required by Section      of the Pooling and Servicing Agreement only as
to each Mortgage Note within 60 days from the (i) the Closing Date with respect to Mortgage Notes delivered on or before the Closing Date and (ii) the date a Mortgage Note is delivered, if delivered after the Closing Date. If any document required to be included in any Mortgage File does not bear manual signatures, has not been received or is unrelated to the applicable Mortgage Loan, and such defect is not cured as provided in the Pooling and Servicing Agreement following receipt of notification thereof to the Seller by the Trustee, the Seller will be required either to repurchase or to replace the affected Mortgage Loan in the manner set forth below. In the Pooling and Servicing Agreement, as trustee of Trust Fund will acknowledge the assignment of the Mortgage Loans to the Trust Fund and the Seller will agree to hold the Mortgage Files of the Loans for and on behalf of the Trust Fund for so long as the Mortgage Loans are owned by the Trust Fund.

     The Seller will make certain representations and warranties with respect to each Mortgage Loan. In the event there is a breach of any representation or warranty made by the Seller in the Pooling and Servicing Agreement as to a Mortgage Loan that materially and adversely affects the interest of the Certificateholders or the Certificate Insurer, the Seller will be required either to (i) repurchase the related Mortgage Loan from the Trust Fund or (ii) prior to the expiration of two years following the date the Offered Certificates are initially issued, to substitute therefor an Eligible Substitute Mortgage Loan, in each case in the manner described below.

     Any Mortgage Loan required to be repurchased by the Seller as a result of a defect, omission or breach of representation or warranty will be repurchased at the applicable Purchase Price. The Purchase Price will be deposited into the Collection Account on the second Business Day next preceding the Distribution Date following expiration of the related cure period.

     As to any Eligible Substitute Mortgage Loan, the Seller will deposit into the Collection Account the amount, if any, by which the conveyed balance of such Eligible Substitute Mortgage Loan at the end of the Collection Period in which the events giving rise to the related substitution occurred is less than the Loan Balance of the related Mortgage Loan being removed from the Trust Fund at the end of such Collection Period (the "Substitution Adjustment Amount"). The Seller will substitute any Eligible Substitute Mortgage Loan, and deposit any such Substitution Adjustment Amount into the Collection Account, on the Business Day next preceding the Distribution Date in the month following such Collection Period. Upon substitution, an Eligible Substitute Mortgage Loan will be subject to the terms of the Pooling and Servicing Agreement and the Seller will be deemed to have made, with respect to such Eligible Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made by the Seller with respect to all other Mortgage Loans in the Trust Fund. Upon receipt by the Trustee of written notification of any such repurchase or substitution, subject to certain conditions set forth in the Pooling and Servicing Agreement, the Document Custodian will execute and deliver an instrument of transfer or assignment necessary to vest in the Seller legal and beneficial ownership of the Loan Balance of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). The obligation of the Seller to repurchase or replace any such Loan Balance will be the sole remedy against the Seller available to Certificateholders or the Trustee.

     An Eligible Substitute Mortgage Loan is a Mortgage Loan that, as of the substitution date, (i) has an outstanding Loan Balance equal to or less than the Loan Balance of the Defective Mortgage Loan it replaces as of the substitution date; (ii) has a Loan Rate not less than the current Loan Rate of such Defective Mortgage Loan and not more than one percent in excess thereof; (iii) comply with each representation and warranty set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution); (iv) has a remaining term to maturity not later than nor more than six months earlier than the remaining term to maturity of such Defective Mortgage Loan; (v) has an original Combined Loan-to-Value Ratio not greater than the Defective Mortgage Loan, in the case of an Eligible Substitute Mortgage Loan that replaces a Mortgage Loan that has a ratio of the Original Loan Balance for such Eligible Substitute Mortgage Loan together with the outstanding unpaid principal balance of the related mortgage loans with higher or equal priority to the Appraised Value of the related Mortgaged Property at the time such Eligible Substitute
Mortgage was originated of not more than [     %]; (vi) has an Original Loan
Balance of not more than $          ; and (vii) has a Mortgage in a lien
position of the same or higher level of priority as the Mortgage of such Defective Mortgage Loan. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Rating Agencies.

     In the event the Seller repurchases or substitutes a Mortgage Loan as provided above, there will be delivered to the Trustee an opinion of counsel as to whether the repurchase or substitution (i) will be subject to tax as a result of being deemed a prohibited transaction under section 860F(a)(2) of the Code;
(ii) will be deemed a contribution to the REMIC after the startup day that would give rise to the tax specified under section 860G(d)(1) of the Code; or (iii) will cause the Trust Fund to fail to qualify as a REMIC at any time any Certificate is outstanding. The Seller will not be required to repurchase or replace any Defective Mortgage Loan in the event such repurchase or replacement, as evidenced by such opinion, would result in the imposition of a prohibited transaction tax or be deemed a contribution to the REMIC after the startup day, unless the Master Servicer has determined that there is an actual or imminent default by the borrower with respect to the affected Mortgage Loan. The Seller will not be required or permitted to repurchase or replace any Defective Mortgage Loan if such repurchase or replacement, as evidenced by such opinion, will cause the Trust Fund to fail to qualify as a REMIC.

     Mortgage Loans required to be repurchased or substituted by the Seller as described in the preceding paragraph as a result of a defect, omission or breach of a representation or warranty are referred to herein as "Defective Mortgage Loans."

     In the event any such repurchase results in a prohibited transaction tax, such tax is required to be charged first against amounts otherwise distributable to the Class R Certificateholders and second, to the extent such amounts are insufficient, against amounts otherwise distributable to the Holders of the Offered Certificates, in each case on a pro rata basis among Certificateholders of the applicable Class.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION AND DISTRIBUTION ACCOUNTS

     Collection Account. The Master Servicer will, upon the occurrence and continuance of the failure of any of the events described in clauses (i) or (ii) of the following paragraph, establish and maintain in the name of the Trustee with an entity meeting the requirements of the definition of "Eligible Account," a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. Upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing unreimbursed advances, the Servicing Fee, Foreclosure Profits, fees or late charge penalties payable by Mortgagors, amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items and Payaheads received during such Collection Period intended for application in subsequent Collection Periods), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies, the Trustee and the Certificate Insurer. The Master Servicer shall retain all Foreclosure Profits.

     The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date or, if the Master Servicer is not required to make deposits to the Collection Account, amounts received from the Master Servicer. The Distribution Account will be an Eligible Account.

     An "Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the S&P and are rated P-1 by Moody's,
(ii) one or more accounts with a depository institution which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of Baa3 by Moody's and BBB by S&P, (iii) a segregated trust account maintained with the corporate trust departments of (A) the Trustee or an affiliate of the Trustee in its fiduciary capacity or (B) an institution with capital and surplus of not less than $50,000,000 and with a minimum long-term secured debt rating of Baa3 by Moody's and BBB by S&P or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

     Notwithstanding anything in the Pooling and Servicing Agreement to the contrary, (i) for so long as (A) the Master Servicer remains an Affiliate of the Seller, (B) no Event of Default shall have occurred and be continuing and (C) the Seller maintains a short-term rating of at least A-1 by S&P and P-1 by Moody's, and for five Business Days following any reduction in either such rating, or (ii) following the occurrence and continuation of certain events described in the Pooling and Servicing Agreement, an arrangement is established that is satisfactory to the Rating Agencies and the Certificate Insurer and which does not in itself result in any reduction of (I) any rating issued in respect of the Offered Certificates or (II) any reduction below investment grade of the Offered Certificates without the benefit of the Certificate Insurance Policy, the Master Servicer need not establish or make the daily deposits to the Collection Account as provided herein, but may make a single deposit in the Distribution Account in immediately available funds not later than 12:00 noon, New York City time, on the second Business Day immediately preceding a Distribution Date in a net amount equal to the amount that would have been on deposit with respect to the immediately preceding Collection Period in the Collection Account.

ADVANCES

     Not later than two Business Days prior to each Distribution Date, the Master Servicer will remit to the Trustee for deposit in the Distribution Account an amount, to be distributed on the related Distribution Date, equal to the sum of the interest accrued on each Mortgage Loan through the related Due Date but not received by the Master Servicer as of the close of business on the last day of the related Collection Period and not previously advanced (net of the Servicing Fee) (the "Monthly Advance"). Such obligation of the Master Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

     In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance."

     The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, related Mortgaged Property proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders.

     Notwithstanding the foregoing, the Master Servicer is not required to make any Monthly Advances or Servicing Advance if in the good faith judgment and sole discretion of the Master Servicer, the Master Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "Nonrecoverable Advance"). However, if any Servicing Advance or Monthly Advance is determined by the Master Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     No later than two Business Days prior to each Distribution Date, the following amounts in respect of the previous Collection Period shall be deposited into the Distribution Account and shall constitute the "Available Funds" for such Distribution Date: (i) (a) payment of principal and interest on the Mortgage Loans received during such Collection Period (net of amounts representing the Servicing Fee with respect to each Mortgage Loan, reimbursement for related Monthly Advances and Servicing Advances, and Payaheads received during such Collection Period intended for application in subsequent Collection Periods) and (b) Payaheads received in prior Collection Periods intended for application in such Collection Period; (ii) Net Liquidation Proceeds received during such Collection Period; (iii) the Purchase Price for repurchased Defective Mortgage Loans and any Substitution Adjustments Amounts in respect of such Collection Period; (iv) payments from the Master Servicer in connection with (a) Monthly Advances and (b) the termination of the Trust Fund with respect to the Mortgage Loans as provided in the Pooling and Servicing Agreement, and
(v) any amounts paid under the Certificate Insurance Policy.

     A "Payahead" is a required monthly payment received by the Master Servicer with the required monthly payment for the current Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date (for example, because the Mortgagor intends to be on vacation the following month). Payaheads will be held by the Master Servicer until deposited to the Distribution Account as part of the Available Funds for the

Collection Period in which the Due Date that the Mortgagor designates for the application of such required monthly payment occurs.

STATEMENTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the Certificateholders, the Trustee will forward to each Certificateholder a statement (based solely on information received from the Master Servicer) setting forth among other items with respect to each Distribution Date:

          (i) the aggregate amount of the distribution to each Class of Certificateholders on such Distribution Date;

          (ii) the amount of distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

          (iii) the amount of distribution set forth in paragraph (i) above in respect of principal and the amount thereof in respect of the Outstanding Class A Principal Carryover Shortfall, and any remaining Outstanding Class A Principal Carryover Shortfall;

          (iv) the amount of Excess Spread and the amount applied as to a distribution on the Certificates;

          (v) the Class A Guaranteed Principal Distribution Amount for such Distribution Date;

          (vi) the amount paid under the Certificate Insurance Policy for such Distribution Date in respect of the Class Interest Distribution to each Class of Certificates;

          (vii) the Servicing Fee;

          (viii) the Aggregate Loan Balance, as of the close of business on the last day of the preceding Collection Period;

          (ix) the Aggregate Class A Principal Balance after giving effect to payments allocated to principal above;

          (x) the amount of overcollateralization as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

          (xi) the number and aggregate Loan Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

          (xii) the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure;

          (xiii) the aggregate amount of Prepayments received on the Mortgage Loans during the previous Collection Period;

          (xiv) the aggregate amount of scheduled principal payments received on the Mortgage Loans during the previous Collection Period;

          (xv) the weighted average maturity of the Mortgage Loans as of the first day of the month prior to the Distribution Date; and

          (xvi) the weighted average Loan Rate on the Mortgage Loans as of the first day of the month prior to the Distribution Date.

     In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

     Priority of Distributions. On each Distribution Date the Trustee shall withdraw from the Distribution Account the Available Funds (the "Available Funds"), and make distributions thereof as described below and to the extent of the Available Funds:

          A. With respect to the Offered Certificates, the Available Funds in the following order of priority:

             (i) to the Trustee, the Trustee fee for such Distribution Date;

             (ii) to holders of each Class of Certificates, an amount equal to the related Class Interest Distribution for such Distribution Date;

             (iii) sequentially to the Certificateholders until the respective Class A Principal Balance of each such Class is reduced to zero, the related Class A Principal Distribution (other than the portion constituting the Distributable Excess Spread) for such Distribution Date; provided, however, after the occurrence and continuance of a Certificate Insurer Default, such portion of the Class A Principal Distribution for the Class A Certificates will be distributed pro rata to the holders thereof based on the respective Class A Principal Balances;

             (iv) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable; and

             (v) sequentially to the Certificateholders until the respective Class A Principal Balance of each such Class is reduced to zero, the related Distributable Excess Spread for such Distribution Date; provided, however, after the occurrence and continuance of a Certificate Insurer Default, such Distributable Excess Spread will be distributed pro rata to the holders thereof based on the respective Class A Principal Balances.

          B. After making the distributions referred to in subclause A above, the Trustee shall make distributions in the following order of priority, to the extent of the balance of the Amount Available:

             (i) to the Certificate Insurer, amounts owing to the Certificate Insurer for reimbursement for prior draws made on the Certificate Insurance Policy;

             (ii) to the Certificate Insurer, any other amounts owing to the Certificate Insurer under the Insurance Agreement; and

             (iii) to the Class R Certificateholders, the balance.

INTEREST

     On each Distribution Date, to the extent of funds available therefor in accordance with the priorities described above under "-- Priorities of Distributions," interest will be distributed to each Class of Senior Certificates in an amount equal to the related Class Interest Distribution. For each Distribution Date and each Class of Senior Certificates, the "Class Interest Distribution" is the sum of (a) one month's interest at the related Certificate Rate on the related Class A Principal Balance immediately prior to such Distribution Date (the "Class Monthly Interest Distributable Amount") and
(b) any Class Interest Carryover Shortfall. The "Class A Principal Balance" as of any Determination Date will be equal to the sum of the Principal Balances of the Classes of Class A Certificates as of such date. As to any Distribution Date and Class of Class A Certificates (sometimes referred to herein as the "Senior Certificates"), the "Class Interest Carryover Shortfall" is the sum of (a) the excess of the related Class Interest Distributable Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to such Class on such preceding Distribution Date plus (b) interest on such excess, to the extent permitted by law, at the related Certificate Rate. The rate (the "Certificate Rate") for each Class of Offered Certificates is the percentage set forth on page vi of this Prospectus Supplement.

     On each Distribution Date, the Class Interest Distribution for each Class of Senior Certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount each such Class would have been distributed in the absence of such shortfall. See "-- Crosscollateralization" below.

PRINCIPAL

     On each Distribution Date, to the extent of funds available therefor, in accordance with the priorities described above under "-- Priorities of Distributions," principal will be distributed to the holders of Class A Certificates then entitled to distributions of principal in an amount equal to the lesser of (A) the related Aggregate Class A Principal Balance and (B) the related Class A Principal Distribution for such Distribution Date. "Class A Principal Distribution" means, with respect to any Distribution Date, the sum of the related Class A Monthly Principal Distributable Amount for such Distribution Date and any Outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

     "Class A Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Collection Period (as defined below): (i) each payment of principal on a Mortgage Loan received by the Master Servicer during such Collection Period, including all full and partial principal prepayments, (ii) the Principal Balance as of the end of the immediately preceding Collection Period of each Mortgage Loan that became a Liquidated Mortgage Loan for the first time during the related Collection Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Collection Period,
(iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed and (v) related Excess Spread, if any, up to the overcollateralization requirement in effect for such Distribution Date (the "Distributable Excess Spread").

     "Outstanding Class A Principal Carryover Shortfall" means with respect to any Distribution Date, the excess of the Class A Principal Distribution for the preceding Distribution Date over the amount in respect of principal that is actually distributed to the Class A Certificateholders on such preceding Distribution Date.

     If the required level of overcollateralization is reduced below the then existing amount of overcollateralization (described below) or if the required level of overcollateralization is satisfied, the amount of the Class A Monthly Principal Distributable Amount on the following Distribution Date will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the distribution in respect of principal to be made on such Distribution Date.

     So long as a Certificate Insurer Default has not occurred and is continuing, distributions of the Class Principal Distribution will be applied, sequentially, to the distribution of principal to the Class A Certificates such that no Class of Class A Certificates having a higher numerical designation is entitled to distributions of principal until the Class A Principal Balance of each such Class of Certificates having a lower numerical designation has been reduced to zero. On any Distribution Date if a Certificate Insurer Default has occurred and is continuing, the Class A Principal Distribution will be applied to the distribution of principal of each such Class outstanding on a pro rata basis in accordance with the Class A Principal Balance of each such Class.

     On each Distribution Date following a Certificate Insurer Default, net losses realized in respect of Liquidated Mortgage Loans (to the extent such amount is not covered by Available Funds or the crosscollateralization mechanics described herein) will reduce the amount of overcollateralization, if any.

     "Collection Period" means, with respect to any Determination Date or Distribution Date, the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be.

     A "Liquidated Mortgage Loan," as to any Distribution Date, is a Mortgage Loan with respect to which the Master Servicer has determined, in accordance with the servicing procedures specified in the Pooling and Servicing Agreement, as of the end of the preceding Collection Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan have been recovered.

     "Excess Spread" means, with respect to any Distribution Date, the positive excess, if any, of (x) Available Funds for such Distribution Date over (y) the amount required to be distributed pursuant to subclause A items (i) through
(iv), set forth under the heading "Description of Certificates -- Priority of Distributions" on such Distribution Date.

     A "Certificate Insurer Default" will occur in the event the Certificate Insurer fails to make a payment required under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer. Overcollateralization Provisions

     The credit enhancement provisions of the Trust Fund result in a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans in the early months of the transaction. The accelerated amortization is achieved by the application of Distributable Excess Spread to principal distributions on the Class A Certificates. This acceleration feature creates overcollateralization (i.e., the excess of the aggregate outstanding Principal Balance of the Mortgage Loans and the amount of deposit in the Pre-Funding Account over the Aggregate Class A Principal Balance). Once the required level of overcollateralization is reached, and subject tot the provisions described in the next paragraph, the acceleration feature will cease, until necessary to maintain the required level of overcollateralization.

     The Pooling and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. any decrease in the required level of overcollateralization will occur only at the sole discretion of the Certificate Insurer. Any such decrease will have the effect of reducing the amortization of the Class A Certificates below what it otherwise would have been. Pre-Funding Account

     On the Closing Date, the Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Fund and may be used to acquire Subsequent Mortgage Loans. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the related Funding Period will be distributed to the holders of the Class or Classes of Class A Certificates entitled to receive principal distributions on the Distribution Date immediately following the end of such Funding Period, thus resulting in a partial principal prepayment of certain Classes of Class A Certificates. See "Prepayment and Yield Considerations -- Mandatory Prepayment" in this Prospectus Supplement.

     Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Distribution Account prior to each Distribution Date during the Funding Period. The Pre-Funding Account will not be an asset of the REMIC.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer (the "Master Servicing Fee") and the SubServicers (the "SubServicing Fee") with respect to each Collection Period in respect of their servicing activities relating to the Certificates (the "Servicing Fees") will be retained by the Master Servicer from collections of interest on the Mortgage Loans in the Trust Fund at the time such collections are required to be deposited into the Distribution Account (or the Collection Account, if the Master Servicer is required to make deposits therein) and with respect to the Master Servicer, will
be equal to      % (the "Master Servicing Rate") per annum of the outstanding
Loan Balance of each such Mortgage Loan as of the first day of each such Collection Period. With respect to the SubServicers, the compensation will be
equal to      % (the "SubServicing Fee Rate") per annum of the outstanding Loan
Balance of each Mortgage Loan as of the first day of each such Collection Period. In addition, the Master Servicer will receive any net investment income from the investment of funds in the Collection Account, if any, and the Trustee will be entitled to any net investment income from the investment of funds in the Distribution Account. All assumption fees and late payment charges, to the extent collected from borrowers, shall be retained by the Master Servicer.

     The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of the disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any Insurance Proceeds or Net Liquidation Proceeds.

     The Trustee will receive a fee (the "Trustee Fee") with respect to each Collection Period computed at an annual rate equal to % (the "Trustee Fee Rate") per annum on the Loan Balance of each Mortgage Loan as of the first day of each such Collection Period and, for any Distribution Date, the Trustee Fee will be deducted from collections allocable to payments of interest received during the related Collection Period.

REGISTRATION OF OFFERED CERTIFICATES

     The Offered Certificates will initially be registered in the name of Cede, the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "Clearing Corporation" within the meaning of the New York Uniform Commercial Code, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Certificate owners (the "Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of Offered Certificates may do so only through Participants (unless and until Definitive Offered Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below.

     Unless and until Definitive Offered Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

     While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Unless and until Definitive Offered Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants by instructing such Participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

     Offered Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Offered Certificates"), only if (i) DTC or the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and the Seller or the Trustee is unable to locate a qualified successor, (ii) the Seller, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of

Default, DTC, at the direction of Certificate Owners having a majority in Percentage Interests of the Offered Certificates together, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interest of Certificate Owners. Upon issuance of Definitive Offered Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Seller and the Trustee that, unless and until Definitive Offered Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose DTC account the Offered Certificates are credited. DTC has advised the Seller that DTC will take such action with respect to any Percentage Interests of the Offered Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Offered Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

     Issuance of the Offered Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Offered Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Offered Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts to its Participants, which will further credit them to the accounts of indirect participants of Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled Distribution Date for each Class of Offered Certificates is as follows:

                                    [TABLE]

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Pooling and Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity mortgage loans it owns or services.

HAZARD INSURANCE AND FLOOD INSURANCE

     The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lessor of (i) the outstanding Loan Balance on the Mortgage Loan and any related senior lien(s),
(ii) the full insurable value of the premises securing the Mortgage Loan and
(iii) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE "A", such flood insurance has been made available and the Master Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, the Master Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding Loan Balance of the Mortgage Loan and the first lien, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Master Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary second mortgage servicing procedures) will be deposited in the Collection Account, subject to retention by the Master Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Pooling and Servicing Agreement.

     In the event that the Master Servicer obtains and maintains a blanket policy as provided in the Pooling and Servicing Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Pooling and Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides for delivery on or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 199 , to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling and Servicing Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before the last day of the      month following the end of the Master
Servicer's fiscal year, beginning in 199 , the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Depositor) to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Audit Program for Mortgage Bankers and such firm's conclusion with respect thereto.

     The Master Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Pooling and Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

     The Master Servicer may perform any of its duties and obligations under the Pooling and Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Pooling and Servicing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

     The Master Servicer may permit the placement of a subsequent senior mortgage on any Mortgaged Property, provided that (a) the related Mortgage succeeded to a first lien position after the Transfer Date for such Mortgage Loan and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such senior lien is no greater than the outstanding principal amount of the first mortgage loan existing as of such Transfer Date and the recalculated combined loan-to-value ratio of the Mortgage Loan is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of such Transfer Date; or (b) the Mortgage relating to the Mortgage Loan was in a second lien position as of the related Transfer Date; the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of such refinanced mortgage loan is no greater than the outstanding principal amount of the first mortgage loan existing as of such Transfer Date and the recalculated combined loan-to-value ratio of such Mortgage Loan is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of such Transfer Date.

     In addition, the Master Servicer may agree to changes in the terms of a Mortgage Loan, provided, however, that such changes (i) will not cause the Trust Fund to fail to qualify as a REMIC and do not adversely affect the interests of the Certificateholders or the Certificate Insurer, (ii) are consistent with prudent business practices and (iii) do not change the Loan Rate of such Mortgage Loan or extend the maturity date of such Mortgage Loans in excess of one year. Any changes to the terms of a Mortgage Loan that would cause the Trust Fund to fail to qualify as a REMIC, however, may be agreed to by the Master Servicer, provided the Master Servicer has determined such changes are necessary to avoid a prepayment of such Mortgage Loans, such changes are in accordance with prudent business practices and the Master Servicer purchases such Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Master Servicer will indemnify the Trust Fund and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement provides that neither the Depositor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust Fund, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any actin pursuant to the Pooling and Servicing Agreement. However, neither the Depositor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor or the Master Servicer in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Pooling and Servicing Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Pooling and Servicing Agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

     "Events of Default" will consist of (i)(A) any failure by the Master Servicer to make any required Monthly Advance or (B) any other failure of the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the Pooling and Servicing Agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder;
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder; (iii) any failure by the Master Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days aft the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder; (iv) the loss and delinquency experience with respect to the Mortgage Loans exceeds certain levels in the Pooling and Servicing Agreement; or (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event").

     Upon the occurrence and continuation beyond the applicable grace period of the event described in clause (i)(A) above, if any Monthly Advance is not made by 4:00 P.M. New York Time on the second Business Day following written notice to the Master Servicer of such event, the Trustee or a successor Servicer will immediately assume the duties of the Master Servicer.

     Upon removal or resignation of the Master Servicer, the Trustee will be the Successor Servicer (the "Successor Servicer"). The Trustee, as Successor Servicer, will be obligated to make Monthly Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the majority of Certificateholders (with the consent of the Certificate Insurer) or the Certificate Insurer so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, subject to the approval of the Certificate Insurer, any established mortgage loan servicing institution acceptable to the Certificate Insurer having a net worth of not less than $50,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

     Notwithstanding the foregoing, a delay in or failure of the performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 30 Business Days, shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delays or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Master Servicer shall provide the Trustee, the Depositor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Default remains unremedied, either the Trustee, or Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust Fund, with the consent of the Certificate Insurer, may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Pooling and Servicing Agreement and having a net worth of at least $50,000,000 and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer if the only Event of Default that has occurred is an Insolvency Event.

AMENDMENT

     The Pooling and Servicing Agreement may be amended from time to time by the Seller, the Master Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Pooling and Servicing Agreement, to add to the duties of the Depositor or the Master Servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Pooling and Servicing Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Offered Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor, the Trustee, the Certificate Insurer not the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Offered Certificates. The Pooling and Servicing Agreement may also be amended from time to time by the Seller, the Master Servicer, the Depositor, and the Trustee, with the consent of Certificateholders evidencing at least 51% of the Percentage Interests of each Class affected thereby and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Offered Certificates then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Aggregate Class A Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional purchase by the Master Servicer of the Mortgage Loans, as described below and (iv) the Distribution Date in

            , on which date the Certificate Insurance Policy will be available to pay the outstanding Aggregate Class A Principal Balance.

     Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Master Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the Aggregate Class A Principal Balance is less than 5% of the Original Class A Certificate Principal Balance, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans at a price equal to the sum of the outstanding Aggregate Class A Principal Balance (subject to reduction as provided in the Pooling and Servicing Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust Fund and such appraised value is less than the Loan Balance of the related Mortgage Loan) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Collection Period preceding the final Distribution Date together with all amounts due and owing to the Certificate Insurer.

     Any such purchase shall be accomplished by deposit into the Certificate Account of the purchase price specified above.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

     The Mortgage Loans to be transferred to the Trust Fund by the Depositor will be purchased by the Depositor from First Union National Bank (the "Seller") pursuant to the Mortgage Loan Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and the Seller, as seller of the Mortgage Loans (the "Mortgage Loan Purchase Agreement"). Under the Mortgage Loan Purchase Agreement, the Seller will agree to transfer the Mortgage Loans to the Depositor and the Subsequent Mortgage Loans to the Trust Fund. Pursuant to the Pooling and Servicing Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust Fund, and the Depositor will assign its rights in, to and under the Mortgage Loan Purchase Agreement, to the Trust Fund. The following summary describes certain terms of the form of the Mortgage Loan Purchase Agreement and is qualified in its entirety by reference to the form of Mortgage Loan Purchase Agreement.

TRANSFER OF MORTGAGE LOANS

     Pursuant to the Mortgage Loan Purchase Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Mortgage Loans and the Related Documents. The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor, as applicable, in cash.

  Representations and Warranties

     The Seller will represent and warrant to the Depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Mortgage Loan Purchase Agreement.

     The Seller will also represent and warrant to the Depositor, that, among other things, (a) the information with respect to the applicable Mortgage Loan set forth in the schedule attached to the Mortgage Loan Purchase Agreement is true and correct in all material respects, (b) immediately prior to the sale of the Mortgage Loans to the Depositor, the Seller was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests and (c) each Mortgage Loan complied at the time of origination, in all material respects, with applicable state and federal laws. The Seller will make similar representations and warranties in the Pooling and Servicing Agreement. The Seller will also represent and warrant to the Depositor, that, among other things, as of the Closing Date, the Mortgage Loan Purchase Agreement constitutes a legal, valid and binding obligation of the Seller. The Seller will covenant to sell the Subsequent Mortgage Loans to the Trust Fund in accordance with the terms of the Pooling and Servicing Agreement. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Certificateholders or the Certificate Insurer, the Seller will repurchase or substitute for the Mortgage Loans as described herein under "Description of the Certificates -- Assignment of Mortgage Loans."

     The Seller has also agreed to indemnify the Depositor and the Trust Fund from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Mortgage Loan Purchase Agreement.

ASSIGNMENT TO THE TRUST FUND

     The Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Mortgage Loans under the Mortgage Loan Purchase Agreement to the Trust Fund. The Seller also agrees to perform its obligations under the Mortgage Loan Purchase Agreement for the benefit of the Trust Fund.

TERMINATION

     The Mortgage Loan Purchase Agreement will terminate upon the termination of the Trust Fund.

                                  THE TRUSTEE

                    , a                corporation located at                .

     The Trustee will at all times be required to be a corporation incorporated and doing business under the laws of the United States of America or any state authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision by federal or state authority and if Moody's is a Rating Agency, having (or in the case of a corporation including a bank holding company system, the related bank holding company shall have) a rating with respect to its long-term unsecured debt obligations of at least Baa1 (or such lower rating as Moody's may from time to time agree). If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it will be required to resign immediately in the manner described below.

     No resignation or removal of the Trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by a successor trustee.

     In addition to being required to resign in the circumstances described above, the Trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Seller is required promptly to appoint a successor trustee or trustees acceptable to the Certificate Insurer and the Master Servicer meeting the eligibility requirements in the manner to be set forth in the Pooling and Servicing Agreement. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     If the Trustee shall cease to be eligible and fail to resign after written request by the Seller or Certificate Insurer, or if the Trustee is legally unable to act or becomes insolvent or a tax is imposed or threatened with respect to the Trust, the Seller or the Certificate Insurer may remove the Trustee. The Seller is required to promptly appoint a successor trustee acceptable to the Certificate Insurer.

     The Seller will be required to give notice of any removal of the Trustee to the Owners, which notice will be required to include the name of the successor trustee and the address of its corporate trust office. The Seller also will be required to give notice to the Owners of the acceptance by a successor of its appointment.

          THE CERTIFICATE INSURER AND THE CERTIFICATE INSURANCE POLICY

CERTIFICATE INSURER

     The following information with respect to        (the "Certificate
Insurer") has been furnished by the Certificate Insurer, and neither First Union National Bank nor any Affiliate thereof has made any independent investigation of such information.

     [Insert information supplied by Certificate Insurer]

CERTIFICATE INSURANCE POLICY

     On or before the Closing Date, the Certificate Insurance Policy (the "Certificate Insurance Policy") or (the "Policy") will be issued by the Certificate Insurer pursuant to the provisions of the Insurance Agreement (the
"Insurance Agreement") dated as of             , 199  among the Seller, the
Master Servicer, the Trustee, the Depositor and the Certificate Insurer.

     [The Policy will unconditionally and irrevocably guarantee the timely payment of interest due and the ultimate payment of principal on the Class A Certificates. On each Distribution Date, a draw will be made on the Policy equal to the sum of (a) the amount by which the sum of interest accrued with respect to each Class of Class A Certificates, the applicable Certificate Rate on the related outstanding Class A Principal Balance exceeds the amount on deposit in the Distribution Account available to be distributed therefor on such Distribution Date and (b) the amount (each, a "Class A Guaranteed Principal Distribution Amount"), if any, by which the Aggregate Class A Principal Balance exceeds the Pool Balance at the end of the previous month (after giving effect to all amounts distributable and allocable to principal on the related Class A Certificates on such Distribution Date). In addition, the Policy will guarantee the payment in full of the Aggregate Class A Principal Balance on the
Distribution Date in        (after giving effect to all other amounts
distributable and allocable to principal on such Classes on such Distribution
Date).]

     Any Class A Guaranteed Principal Distribution Amount on any Distribution Date will be distributed to the Class or Classes of Class A Certificates then entitled to distributions of principal.

     [In addition, the Policy will provide for payment of the amount of any distributions in respect of principal or interest previously paid to a Class A Certificateholder that are subsequently recovered from such Certificateholder pursuant to a final, nonappealable order of a court of competent jurisdiction under the United States Bankruptcy Code. Any such payments would be made under the Policy on the second business day following receipt by the Certificate Insurer of a certified copy of the order, assignment to the Certificate Insurer of such Certificateholder's rights and appointment of the Certificate Insurer as such Certificateholder's agent. No such Certificateholder shall be entitled to reimbursement for any payment avoided as a preference as to which the Certificate Insurer has made a payment under the Policy.]

     The Certificate Insurer's obligations under the Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Class A Certificateholders, whether or not such funds are properly distributed by the Trustee. For purposes of the Policy, Certificateholder does not include the Trust Fund, the Master Servicer, the Seller or the Depositor. The Policy does not guarantee any specified rate of prepayments of principal of the Mortgage Loans or any specified return. The Policy is non-cancelable.

     In the absence of payments under the Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL -- LIEN PRIORITY

     The Mortgage Loans will be secured by either deeds of trust, deeds to secure debt or mortgages (each, a "Security Instrument"), depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property described in the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. A deed of trust formally has three parties: the homeowner, called the grantor (similar to a mortgagor), a lender (similar to the mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the grantor grants the property, irrevocably until the debt is paid, "in trust, with the power of sale" to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or the mortgage, and, in some cases under a deed of trust, the direction of the beneficiary.

     The security property encumbered by a Security Instrument also may be encumbered by other liens. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien. See "-- Junior Liens; Rights of Senior Lienholders" below.

     Priority between Security Instruments of record generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the Security Instrument or other documents, such as subordination agreements.

     Although priority among liens on the same property generally depends in the first instance on the order of filing there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A lienholder's lien under Security Instrument is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen's liens, and other liens given priority by applicable law. In addition, in certain states, the priority of a mechanics lien may relate back to the date construction of the property began, even though that date precedes the date on which the mechanics lien is actually filed, and in Virginia, a mechanics lien is given a superpriority over subsequent liens. Therefore, since a title report or title policy only is accurate as of the date it is issued, it provides no assurance that a Security Instrument will retain perpetually the lien priority it had when it was filed. The Security Instruments securing the Mortgage Loans include a requirement that each borrower maintain the lien priority of each Security Instrument.

FORECLOSURE

     If a borrower defaults under a loan secured by a Security Instrument the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the Security Instrument to be enforced against the property it encumbers.

     Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the sale of the property to a third party upon any default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-grantor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Generally, state laws require that a through advertisements and other means, notice of the sale be given to all parties having an interest in the real property; in certain states such notice may include posting a copy of the notice on the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are sometimes not contested by any of the parties defendant.

     In the case of foreclosure under a Security Instrument, the sale by the referee or other designated officer or by the trustee, as applicable, is a public sale. It is not uncommon for the lender to purchase the property at foreclosure. In many cases where the lender purchases at foreclosure, it usually purchases the property for an amount equal to the principal amount of the Security Instrument, accrued and unpaid interest and the expense of foreclosure.

     Because (i) there may be no equity in the security property, (ii) there is a requirement that the purchaser pay to bid for the property in cash or by cashiers check, (iii) a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property and (iv) the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at foreclosure. The lender (or other purchaser at the trustee's sale) will be subject to the burdens of ownership, including the obligations to service any senior Security Instrument, to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment. Property securing a Mortgage Loan that is acquired through a trustee's sale or judicial foreclosure must be sold by the Trustee within two years after the date on which it is acquired, in order to satisfy certain federal income tax requirements.

     The proceeds received from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the Security Instrument under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior Security Instruments and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor or mortgagor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor or mortgagor. See "-- Anti-Deficiency Legislation; Bankruptcy and Consumer Protection Legislation" below.

     Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY AND CONSUMER PROTECTION LEGISLATION

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or security deed or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain, or prohibit the beneficiary or mortgagee from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount received upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a Security Instrument by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon the sale of the collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on such debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender as a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of such loans.

JUNIOR LIENS; RIGHTS OF SENIOR LIENHOLDERS

     The rights of the Trust Fund (and therefore the Owners) as beneficiary under a junior deed of trust or security deed or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior Security Instrument, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the second mortgage loan to be sold upon default of the mortgagor or grantor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the holders thereof assert their subordinate interest in a property in foreclosure litigation or satisfy the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.

     The standard form of Security Instrument used by most institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the Security Instrument in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first Security Instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first priority Security Instrument. Proceeds in excess of the amount of first Security Instrument indebtedness will, in most cases, be applied to the indebtedness of a junior Security Instrument.

     The form of Security Instrument by most institutional lenders typically contains a "Future Advances" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or grantor by the mortgagee or beneficiary are to be secured by the Security Instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "Obligatory" or "Optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially made under the Security Instrument, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the Security Instrument and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and, in certain states, has actual knowledge of the intervening junior Security Instrument and other liens, the advance will be subordinate to such intervening junior Security Instrument and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement to a "Credit Limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the Security Instrument used by most institutional lenders obligates the mortgagor or grantor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the Security Instrument, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the Security Instrument. Upon a failure of the mortgagor or grantor to perform any of these obligations, the mortgagee or beneficiary is given the right under the Security Instrument to perform the obligation itself, at its election, with the mortgagor or grantor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the grantor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the Security Instrument.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing adequately to maintain the property or the borrower executing a second Security Instrument affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutory prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     To the extent that the Mortgage Loans contain due-on-sale clauses, the Master Servicer may declare the unpaid amounts thereof due and payable upon the sale or transfer of all or any part of the underlying Property without the Master Servicer's prior written consent. The enforceability of due-on-sale clauses in certain situations has been restricted by the laws of some states. However, federal law now preempts state statutory and case law which prohibits enforcement of due-on-sale clauses and permits the enforcement of due-on-sale clauses, subject to certain exceptions. The Master Servicer intends to enforce the due-on-sale clause contained in any Mortgage Loan to the extent that it has knowledge of the conveyance or proposed transfer of the underlying Mortgaged Property and it believes that it is entitled to do so under applicable federal laws and regulations.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1990. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges. In the Pooling and Servicing Agreement, the Seller will represent and warrant that each Mortgage Loan was originated in compliance with applicable state law in all material respects.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for certain costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a Security Instrument. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a security property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as the Trust Fund) without the presence of certain other facts.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6.00% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates prepared by Moore & Van Allen, PLLC, counsel to the Seller ("Tax Counsel"). The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder, including regulations (the "REMIC Regulations" and the "OID Regulations") promulgated under the real estate mortgage investment conduit and original issue discount provisions of the Code, published rulings and court decisions, any of which is subject to change, possibly with retroactive effect. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors, some of whom may be subject to special rules. Investors should consult their tax advisors in determining the particular federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC ELECTION

     Pursuant to the Pooling and Servicing Agreement, the Trustee will elect to treat a portion of the Trust Fund as one or more REMICs for federal income tax purposes. Qualification as a REMIC requires ongoing compliance with certain conditions. Tax Counsel will advise the Seller that, in its opinion, for federal income tax purposes, assuming (i) the REMIC elections are properly made and (ii) the Pooling and Servicing Agreement is complied with, a portion of the Trust Fund will be treated as a REMIC, the Class A Certificates and the Class B Certificates will be treated as regular interests in the REMIC and the Class R Certificate will be treated as the sole residual interest in the REMIC. The Class A Certificates and the Class B Certificates offered hereby are referred to herein as the "Regular Certificates."

     The REMIC generally will not be subject to federal income tax except with respect to any income from prohibited transactions, any "Net Income from Foreclosure Property", and certain contributions, if any, to the Trust Fund after the Startup Day (see "-- Taxes That May be Imposed on the Trust Fund" below).

CERTAIN SPECIAL RULES RELATING TO THE REGULAR CERTIFICATES

     Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Section 7701(a)(19)(C) of the Code and Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code. If less than 95% of the assets comprising a REMIC constitute assets qualifying under any of the foregoing sections of the Code, then the Regular Certificates will be qualifying assets under such sections only to the extent that the assets comprising the REMIC are qualifying assets. Owners of Regular Certificates should be aware that Regular Certificates held by certain financial institutions will be "evidences of indebtedness" within the meaning of Section 582(c) of the Code. Interest on the Regular Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Regular Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Regular Certificates will represent "qualified mortgages," within the meaning of Section 860G(a)(3) of the Code, for other REMICs and "permitted assets," within the meaning of
Section 860L(c) of the Code, for financial asset securitization investment trusts.

INTEREST; ORIGINAL ISSUE DISCOUNT AND PREMIUM

     For federal income tax purposes, regular interests in a REMIC generally are treated as debt instruments issued by the REMIC, and not as ownership interests in the REMIC or its assets. Owners of Regular Certificates, including those that otherwise report income under the cash method of accounting, will be required to include in income all interest and original issue discount, if any, on such Certificates in accordance with accrual method of accounting.

     The [Class           ] Certificates will be issued with "original issue
discount" ("OID") for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID, and market discount
and premium, if any, for federal income tax purposes is [     %] of the SPA. No
representation is made that the Mortgage Loans will prepay at any given percentage of the SPA. For federal income tax purposes, owners of Regular Certificates issued with OID must include in gross income the original issue discount on such Certificates on an economic accrual basis generally in advance of the receipt of the cash attributable to such income. Information with respect to the accrual of OID on Regular Certificates will be reported annually (or more often, if required) by the Trust Administrator to the Internal Revenue Service (the "Service") and will also be provided, at such times and in the manner required by the Service, to owners of such Regular Certificates, and relevant brokers and middlemen. See "Certain Federal Income Tax Consequences -- REMIC Certificates -- Regular Certificates" in the Prospectus for a more detailed discussion of the computation of OID on certain Regular Certificates.

     Under current law, it is not entirely clear the manner in which income should be accrued on Regular Certificates, such as the Class 1A-WIO Certificates, the payments on which consist solely of interest on a notional principal amount. The most reasonable method is to treat all of the income derived from such Certificates as constituting OID. This is the position that will be taken by the REMIC. Among other possibilities, the Service could assert that this Class of Certificates should instead be taxable under certain Treasury regulation provisions governing debt instruments issued with contingent payments.

     If actual prepayments on the Mortgage Loans were to differ significantly
from the [     %] SPA, the calculation of OID for certain Classes of Offered
Certificates, such as the [Class        ] Certificates, might produce a negative
amount of OID for certain accrual periods ("Negative OID"). In such event, Certificateholders of these Classes of Certificates likely would not be entitled to a deduction for the Negative OID amount, but instead will be required to carry such amount forward as an offset to OID, if any, accruing in future periods.

     The [Class        ] Certificates will be issued at a premium for federal
income tax purposes. A Holder of such a Certificate may elect to amortize such premium generally under a constant yield method over the life of the Certificate, as an offset to interest income. Any such election may affect the tax treatment of other debt instruments owned by the Holder, however, and accordingly, Holders should consult their tax advisors regarding the possibility and consequences of making such an election. See "Certain Federal Income Tax Consequences -- REMIC Certificates -- Regular Certificates -- Premium" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax
Consequences -- REMIC Certificates -- Regular Certificates" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS R CERTIFICATE

     The Class R Certificateholder likely will be required to report an amount of taxable income (including excess inclusions, which generally may not be offset with any other losses of the Holder) in earlier accrual periods in respect of their Class R Certificate significantly in excess of cash distributions received on such Certificates for such periods. In addition, the inclusion of taxable income in respect of the ownership of Class R Certificate during earlier accrual periods and the deferral of corresponding tax losses or deductions on these Certificates until later accrual periods or until the ultimate sale or disposition of a Class R Certificate (or possibly even later pursuant to the application of the "wash sale" rules under Section 1091 of the
Code) may cause the present value of a Class R Certificateholder's resulting tax liabilities attributable to the ownership of a Class R Certificate to substantially exceed the sum of any tax benefits and any cash distributions on the Class R Certificate over its life.

     Moreover, as previously discussed with respect to the [Class
               ] Certificates, and in the Prospectus, the rules for accrual of original issue discount with respect to certain Certificates are subject to significant complexity and uncertainty. Because original issue discount on applicable Certificates will be deducted in determining REMIC taxable income, any changes required by the Service in the application of the OID rules to such Certificates may significantly affect the timing of the REMIC's original issue discount deductions and therefore the amount of taxable income allocable to the Holder of the Class R Certificate.

     The REMIC Regulations impose various restrictions on the transfer and acquisition of residual interests, such as the Class R Certificate, including prohibitions on the transfer of "non-economic" residual interests to certain non-United States persons. The Pooling and Servicing Agreement generally prohibits the transfer of the Class R Certificate to non-United States persons (as defined therein). Moreover, the REMIC Regulations provide that a transfer to a United States person of a "noneconomic" residual interest will be disregarded for all federal income tax purposes, and the purported transferor of the "noneconomic" residual interest will continue to remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. It is expected that the Class R Certificate will constitute a noneconomic residual interest at all times. Accordingly, any purported transfer of a Class R Certificate to a United States person will not be given effect for federal income tax purposes, and the purported transferor will remain liable for any taxes due with respect to the income on the Class R Certificate, unless no significant purpose of such a transfer is to impede the assessment or collection of tax. See also "Certain Federal Income Tax Consequences -- REMIC
Certificates -- Tax-Related Restrictions on Transfers of Residual Certificates" in the Prospectus.

     The Master Servicing Fees, Subservicing Fees, Trust Administration Fees, and Trustee Fees, and other administrative expenses properly allocable to a REMIC will be allocated for federal income tax information reporting purposes entirely to the Class R Certificate. An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) an interest in a Class R Certificate may be subject to certain limitations on the deductibility of these fees and expenses in computing such Certificateholder's regular tax liability. Moreover, such fees or expenses will not be deductible to any extent in computing such Certificateholder's alternative minimum tax liability. See "Certain Federal Income Tax Consequences -- Residual Certificates" and "-- Taxation of the REMIC -- Net Losses of the REMIC" in the Prospectus.

     A purchaser of the Class R Certificate is urged to consult its tax advisors as to the economic, tax and other legal consequences of an investment in the Class R Certificate.

     For further information regarding the federal income tax consequences of investing in the Class R Certificate, see "Certain Federal Income Tax Consequences -- Residual Certificates" and "-- Taxation of the REMIC" in the Prospectus. For further information regarding the federal income tax consequences of investing in the Certificate, see "Certain Federal Income Tax Consequences' in the Prospectus.

                          STATE, LOCAL AND OTHER TAXES

     The foregoing does not address any aspect of state, local, foreign or other tax consequences to an investor arising from the purchase, ownership or disposition of a Certificate, and the Depositor makes no representation in this regard. All investors should consult their tax advisors regarding the particular federal, state, local, foreign or other tax consequences tot hem from the purchase, ownership and disposition of the Certificates.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the particular federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.

                              ERISA CONSIDERATIONS

     Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on certain employee benefit plans and arrangements, and upon collective investment funds and separate accounts in which such plans or arrangements are invested, and on those persons who are fiduciaries with respect to such benefit plans. In accordance with ERISA's general fiduciary standards, before investing in a Class A Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio.

     In addition, benefit plans subject to Title I of ERISA and individual retirement accounts or certain types of Keogh plans not subject to Title I of ERISA but subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Plan") are prohibited from engaging in a broad range of transactions relating to the assets of the Plan when persons having certain specified relationships to a Plan (called "parties in interest" in ERISA and "disqualified persons" in the Code) are involved. Such transactions are treated as "prohibited transactions" under Sections 406 and/or 407 of ERISA, and excise taxes are imposed upon such persons by Section 4975 of the Code. The Depositor, the Master Servicer, the Sub-servicers, the Trustee, the Underwriter, the Certificate Insurer and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Class A Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an exemption is available. A

Plan fiduciary considering an investment in Class A Certificates should consider whether such investment will give rise to prohibited transactions under ERISA or the Code.

     The U.S. Department of Labor ("Labor") has issued regulations (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment (as opposed to a "debt" investment) will be deemed for purposes of ERISA to be assets of the investing Plan unless, among other exceptions, the equity participation by Plan investors in the equity investment is not "significant". Under the Plan Asset Regulations, equity participation by benefit plan investors is "significant" on any date if, immediately after the most recent acquisition of the equity interest, 25% or more of the value of any class of equity interests in the entity is held by retirement plans, including Plans and plans not subject to ERISA (such as governmental and church plans). Under the Plan Asset Regulations, an "equity" investment is an investment in an entity other than an investment treated as indebtedness under applicable local law and which has no substantial equity features. The beneficial interest in a trust, the undivided ownership interest in property and the profit interest in a partnership are deemed to be equity investments for this purpose.

     If an investing Plan's assets were deemed (under the Plan Asset Regulations or other authority) to include an interest in the Mortgage Loans and any other assets of the Trust, and not merely an interest in the Class A Certificates, the assets of the Trust would become subject to the fiduciary standards of ERISA, and necessary operational Trust transactions involving the Depositor, the Master Servicer, the Sub-servicers, the Trustee, the Underwriter, the Certificate Insurer, or any of their affiliates might constitute prohibited transactions, unless an exemption applies. One such exemption which may be applicable to the acquisition and holding of the Class A Certificates or to the servicing of the Mortgage Loans is noted below. See also "ERISA Considerations" in the Prospectus.

     Regardless of whether the Mortgage Loans and any other assets of the Trust would be considered "plan assets" for purposes of ERISA, the acquisition or holding of Class A Certificates on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Trust is or becomes a party in interest or disqualified person with respect to such Plan, or if a subsequent transfer of Class A Certificates is made between a Plan and such party in interest or disqualified person, unless an exemption applies. One such exemption which may be applicable to such transactions is noted below. See also "ERISA Considerations" in the Prospectus.

     Labor has granted an individual administrative exemption to First Union Corporation and its affiliates, Prohibited Transaction Exemption ("PTE") 96-22 ("Underwriter Exemption"), from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing beneficial undivided ownership interests in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption which may be applicable to the Class A Certificates if First Union Corporation or any of its affiliates is either the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent. On July 21, 1997, PTE 96-22 was amended and consolidated with other similar exemptions in the form of PTE 97-34.

     The Underwriter Exemption provides relief from the restrictions of sections 406(a) and 407 of ERISA and the excise taxes imposed under section 4975(c)(1)(A) through (D) of the Code, if the general conditions outlined below are satisfied, in connection with (i) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of such certificates between the Issuer or the Underwriter and a Plan, (ii) the direct or indirect acquisition or disposition of Class A Certificates by a Plan in the secondary market, and (iii) the continued holding of Class A Certificates so acquired. However, the Underwriter Exemption does not provide an exemption from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of that "Excluded Plan." For purposes of the Class A Certificates, an "Excluded Plan" is a Plan sponsored by any the Depositor, the Master Servicer, any Sub-servicer, the Trustee, the Underwriter, the Certificate Insurer, or any other servicers or any obligor with respect to Mortgage Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

     In addition, the Underwriter Exemption provides relief from the self-dealing/conflict of interest restrictions of sections 406(b)(1) and (b)(2) of ERISA and the excise taxes imposed under section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of such certificates between the Issuer or the Underwriter and a Plan, and the continued holding of Class A Certificates so acquired, if (i) the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the Mortgage Loans contained in the Trust, (ii) solely in the case of an acquisition of Class A Certificates in connection with the initial issuance of such certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group, (iii) the Plan is not an Excluded Plan, (iv) the Plan's investment in each class of certificates does not exceed 25% of the certificates of that class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of Class A Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity, and (v) the general conditions outlined below are met.

     The Underwriter Exemption also provides relief from the self-dealing/conflict of interest restrictions of sections 406(b)(1) and (b)(2) of ERISA and the excise taxes imposed under section 4975(c)(1)(E) of the Code in connection with the direct or indirect acquisition or disposition of Class A Certificates by a Plan in the secondary market, and the continued holding of Class A Certificates so acquired, if the requirements specified in (i), (iii),
(iv) and (v) above are met.

     Finally, the Underwriter Exemption also provides an exemption from the prohibited transaction restrictions for transactions in connection with the servicing, management and operation of the Trust if such transactions are carried out in accordance with the terms of a binding pooling and servicing arrangement provided to, or described in all material respects in a prospectus or private placement memorandum provided to, investing Plans and the general conditions outlined below are satisfied. It is expected that this exemption will be available, provided that the general conditions outlined below are satisfied.

     The general conditions which must be satisfied for the Underwriter Exemption to apply are:

          (i) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

          (ii) The rights and interests evidenced by Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by any other Certificates of the Trust.

          (iii) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's Investor Service, Inc., Duff & Phelps Credit Rating Co., Standard & Poor's Structured Rating Group, or Fitch Investors Service, L.P. ("Authorized Rating Agencies").

          (iv) The investment pool consists only of assets of the type enumerated in the Underwriter Exemption, and which have been included in other investment pools; certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by an Authorized Rating Agency for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a plan's acquisition of the Class A Certificates.

          (v) The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Class A Certificates represents not more than reasonable compensation for underwriting or placing the Class A Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer, the Sub-servicers or any other servicer represents not more than reasonable compensation for such services under the Agreement and reimbursement of the servicers' reasonable expenses in connection therewith.

          (vi) The Trustee is not an affiliate of any member of the Restricted Group.

          (vii) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. Any Plan purchasing Class A Certificates will be deemed to have represented, by virtue of such purchase, that it is an accredited investor.

     Because the Class A Certificates are not subordinated to any other class of Certificates, the second general condition set forth above is satisfied with respect to the Class A Certificates. It is a condition of issuance of the Class A Certificates that they be rated not lower than "AAA" and ["Aaa" by Standard & Poor's Structured Rating Group and Moody's Investor Service, Inc., respectively]; thus, the third general condition set forth above is satisfied with respect to the Class A Certificates as of the Closing Date. The Trustee will not be an affiliate of any member of the Restricted Group on the Closing Date; thus, the sixth general condition set forth above is satisfied with respect to the Class A Certificates as of the Closing Date. A fiduciary of a Plan contemplating the purchase of Class A Certificates in the secondary market must make its own determination that, at the time of purchase, the Class A Certificates continue to satisfy the third and sixth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of Class A Certificates must make its own determination that the first, fifth and seventh conditions set forth above will be satisfied with respect to the Class A Certificates as of the date of such purchase.

     Because of the complexity of the prohibited transaction rules and the relevant exemptions as well as the penalties imposed on prohibited transactions, before purchasing a Class A Certificate in reliance on an exemption, including the Underwriter Exemption, a fiduciary of a Plan should confirm that all applicable requirements would be satisfied. Any Plan fiduciary considering the purchase of a Class A Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA Considerations" in the Prospectus.

     Any Plan purchasing Class A Certificates shall be deemed to have represented, by virtue of such purchase, that such an investment is (i) permitted under the governing benefit plan instruments, (ii) appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio, (iii) consistent with the requirements of ERISA and the Code, and (iv) to the extent necessary, eligible for exemption from the applicable prohibited transaction restrictions of ERISA and the Code.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase price of the Mortgage Loans and expenses connected with pooling the Mortgage Loans and issuing the Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Offered Certificates will not constitute "Mortgage Related Securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because, among other things, some of the mortgages securing the Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans (i.e., "Mortgage Related Securities" under SMMEA) may not be legally authorized to invest in the Offered Certificates. No representation is made as to whether the Offered Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Offered Certificates as legal investments for such purchasers prior to investing in the Offered Certificates.

                                  UNDERWRITING

     First Union Capital Markets Corp., the [sole] underwriter (the "Underwriter"), has agreed, on the terms and conditions of the Underwriting Agreement and a Terms Agreement (together, the "Underwriting Agreement") relating to the Offered Certificates, to purchase the entire principal amount of the Offered Certificates offered hereby.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates offered hereby if any Offered Certificates are purchased.

     The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. This Prospectus Supplement and the Prospectus may be used by First Union Capital Markets Corp. or any of its affiliates in connection with offers and sales related to market-making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions.

     The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Seller and the Master Servicer have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Underwriter will promptly deliver to such investor a paper copy of the Prospectus Supplement and Prospectus.

     The Depositor, the Seller, the Master Servicer and the Document Custodian are all affiliates of First Union Capital Markets Corp. The Underwriter or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the Depositor, its affiliates, and the [Trustee] in the ordinary course of business.

                                    EXPERTS

     The consolidated balance sheets of the Certificate Insurer,
               , at                and the consolidated statements of
operations, stockholder's equity and cash flows of                for each of
the years in the three year period ended                , appearing in Appendix
A of this Prospectus Supplement have been included herein in reliance upon the
report of                , independent certified public accountants, appearing
elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The report of                covering the consolidated financial statements
referred to above of                refers to the adoption of the Financial
Accounting Standards Board's Statements of Financial

Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers" Accounting for Postretirement Benefits Other Than Pensions', and No. 112, "Employers" Accounting for Postemployment Benefits' in 1993.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor by Moore & Van Allen, PLLC, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriter by Moore & Van Allen, PLLC, Charlotte, North Carolina.

                               CERTIFICATE RATING

     It is a condition to the issuance of the Offered Certificates that they be rated "AAA" by S&P, and "Aaa" by Moody's (together with S&P, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The ratings assigned to the Offered Certificates address the likelihood of the receipt of distributions due on the Offered Certificates according to their terms. The ratings take into consideration, among other things, the credit quality of the Mortgage Loans, the structural and legal aspects associated with the Offered Certificates, and the claims-paying ability of the Certificate Insurer. An adverse change in any of such factors or in other factors may be a basis for the downward revision or withdrawal of the rating of the Offered Certificates affected by such change. The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated. The rating does not address the possibility that the holders of the Offered Certificates might suffer a lower than anticipated yield. There can be no assurance as to whether any other rating agency will rate the Offered Certificates, or if it does, what rating it will assign to the Offered Certificates.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              -----
1934 Act....................................................     ii
Advances....................................................    S-2
Aggregate Loan Balance......................................   S-17
Agreement...................................................    S-1
Appraised Values............................................    S-9
Authorized Rating Agencies..................................   S-44
Available Funds.............................................   S-21
Bank........................................................      i
BIF.........................................................   S-20
Book-Entry Certificates.....................................    S-6
Cede........................................................    S-2
Cedel.......................................................    S-2
Certificate Insurance Policy................................   S-34
Certificate Insurer.........................................   S-34
Certificate Insurer Default.................................   S-25
Certificate Owners..........................................   S-26
Certificate Rate............................................   S-23
Certificateholders..........................................    S-1
Certificates................................................    S-1
Class.......................................................    S-1
Class A Certificates........................................    S-1
Class A Guaranteed Principal Distribution Amount............   S-34
Class A Monthly Principal Distributable Amount..............   S-24
Class A Principal Distribution..............................   S-24
Class A Principal Balance...................................   S-23
Class Interest Carryover Shortfall..........................   S-23
Class Interest Distribution.................................   S-23
Class Monthly Interest Distributable Amount.................   S-23
Class R Certificateholders..................................    S-2
Class R Certificates........................................   S-17
Code........................................................    S-3
Collection Account..........................................   S-20
Collection Period...........................................   S-24
CPR.........................................................   S-15
Cut-Off Date................................................    S-1
Cut-Off Date Pool Balance...................................    S-1
Defective Mortgage Loans....................................   S-20
Definitive Offered Certificates.............................   S-26
Depositor...................................................    S-1
Distributable Excess Spread.................................   S-24
Distribution Account........................................   S-20
Distribution Date...........................................    S-2
Document Custodian..........................................    S-1
DTC.........................................................    S-2
Eligible Account............................................   S-20
ERISA.......................................................    S-3
Euroclear...................................................    S-3
Events of Default...........................................   S-30

                                                              PAGE
                                                              -----
Excess Spread...............................................   S-24
Excluded Plan...............................................   S-43
FUNB........................................................      i
FURST.......................................................    S-1
Holders.....................................................    S-1
Industry....................................................    S-7
Insolvency Event............................................   S-30
Insurance Agreement.........................................   S-34
Interest Adjustment Date....................................    S-1
Labor.......................................................   S-43
Legal Final Maturity........................................    S-2
Liquidated Mortgage Loan....................................   S-24
Loan Balance................................................    S-9
Loan-to-Value Ratios........................................   S-10
Master Servicer.............................................    S-1
Master Servicing Fee........................................   S-25
Master Servicing Rate.......................................   S-25
Monthly Advance.............................................   S-21
Moody's.....................................................   S-18
Mortgage Files..............................................   S-18
Mortgage Loan Purchase Agreement............................   S-32
Mortgage Loans..............................................      i
Mortgage Notes..............................................    S-9
Mortgage Rate...............................................    S-1
Mortgaged Property..........................................    S-1
Negative OID................................................   S-41
Nonrecoverable Advance......................................   S-21
Offered Certificates........................................    S-1
OID.........................................................   S-40
OID Regulations.............................................   S-39
Outstanding Class A Principal Carryover Shortfall...........   S-24
Participants................................................   S-26
Payahead....................................................   S-21
Plan Asset Regulations......................................   S-43
Plans.......................................................   S-42
Policy......................................................   S-34
Pool Balance................................................    S-1
Pre-Funded Amount...........................................   S-16
Pre-Funding Account.........................................   S-16
Prepayment Assumption.......................................   S-15
Prepayments.................................................    S-4
Prospectus..................................................     ii
PTE.........................................................   S-43
Rating Agency...............................................    S-3
Record Date.................................................    S-3
Regular Certificates........................................   S-40
REMIC.......................................................    S-3
REMIC Regulations...........................................   S-39
Restricted Group............................................   S-44
Rules.......................................................   S-26
S&P.........................................................   S-18

                                                              PAGE
                                                              -----
SAIF........................................................   S-20
Security Instrument.........................................   S-34
Seller......................................................    S-1
Senior Certificates.........................................   S-23
Series 1999-     Termination Date...........................    S-2
Service.....................................................   S-40
Servicing Advance...........................................   S-21
Servicing Fee...............................................   S-25
Servicing Fee Rate..........................................    S-3
SMMEA.......................................................   S-45
Startup Day.................................................    S-9
Subservicer.................................................   S-12
Subservicing Fee............................................   S-25
Subservicing Fee Rate.......................................   S-25
Substitution Adjustment Amount..............................   S-19
Successor Servicer..........................................   S-30
Tax Counsel.................................................   S-39
Title V.....................................................   S-39
Trust.......................................................    S-1
Trust Fund..................................................    S-1
Trustee.....................................................    S-1
Trustee Fee.................................................   S-25
Trustee Fee Rate............................................   S-25
Underwriter.................................................   S-46
Underwriter Exemption.......................................   S-43
Underwriting Agreement......................................   S-46
Weighted Average Life.......................................   S-15

                           Series 199    -         ,

                                    Class A

                           FIRST UNION NATIONAL BANK
                           Seller and Master Servicer

                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                          ---------------------------

                       FIRST UNION CAPITAL MARKETS CORP.
                                           , 199

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR
         INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION.

         THE OFFERED CERTIFICATES ARE NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS PERMITTED.

         THE SELLER DOES NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

         DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL NINETY DAYS FOLLOWING THE DATE OF THIS PROSPECTUS SUPPLEMENT.

PROSPECTUS

           FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC.
                                   Depositor

                 RESIDENTIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (Issuable in Series)

 ------------------------------
                                     EACH TRUST --
   CONSIDER CAREFULLY THE
   RISK FACTORS BEGINNING            - will issue a series of certificates in with one or more
   ON PAGE 10 IN THIS                  classes; and
   PROSPECTUS.
                                     - will own --
   A certificate of any series
   is not a deposit and neither        - a portfolio of assets that include, among other assets,
   the certificates nor the               mortgage related assets (the "Mortgage Loans");
   underlying trust assets are
   insured or guaranteed by any        - payments due on those assets; and
   governmental agency.
                                       - other property described in this prospectus and in the
   The certificates of each              related prospectus supplement.
   series will represent
   interests in the trust only       EACH SERIES OF CERTIFICATES --
   and will not represent
   interests in or obligations       - will represent interest in the trust and will be paid only
   of First Union National Bank        from the trust assets;
   ("FUNB")or any FUNB
   affiliate.                        - offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally
   This prospectus may be used         recognized rating organization;
   to offer and sell any series
   of certificates only if           - may have one or more forms of enhancement; and
   accompanied by the prospectus
   supplement for that series.       - will be issued as part of a designated series which may
                                       include one or more classes of certificates and enhancement.

                                     THE CERTIFICATEHOLDERS --

                                     - will receive interest and principal payments from a
                                       varying percentage of payments received on the Mortgage
                                       Loans.
 ------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  May   , 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular Series of Certificates, including your Series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Series of Certificates, including:

     - the timing of interest and principal payments;

     - financial and other information about the Mortgage Loans;

     - information about enhancement for each Class;

     - the ratings for each Class; and

     - the method for selling the Certificates.

     IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

     We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find other related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

     The Depositor's principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0600, telephone number (704) 383-3624.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary of Terms............................................    1
  Title of the Securities...................................    1
  The Series Trust and The Trustee..........................    1
  Depositor.................................................    1
  Trust Assets..............................................    1
  Single Family Loans.......................................    1
  Agency Securities.........................................    2
  Private Mortgage-Backed Securities........................    2
  Description of the Certificates...........................    3
  Distributions on the Certificates.........................    3
  Credit Enhancement........................................    4
  Subordination.............................................    4
  Reserve Fund..............................................    4
  Mortgage Pool Insurance Policy............................    4
  Special Hazard Insurance Policy...........................    4
  Bankruptcy Bond...........................................    4
  FHA Insurance and VA Guarantee............................    4
  Cross Support.............................................    5
  Limited Guarantee.........................................    5
  Letter of Credit..........................................    5
  Surety Bonds..............................................    5
  Overcollateralization.....................................    5
  Advances..................................................    5
  Optional Termination......................................    5
  Legal Investment Considerations...........................    6
  Tax Status................................................    6
  ERISA Considerations......................................    6
  Certificate Rating........................................    6
Risk Factors................................................    7
  Limited Liquidity.........................................    7
  General Economic Conditions...............................    7
  Local Real Estate Markets.................................    7
  Yield and Prepayment Considerations.......................    7
  Limited Obligations.......................................    8
  Limitations, Reduction and Substitution of Credit
     Enhancement............................................    8
  Realization Upon Nonperforming Loans; Delays and Expenses
     Associated with Legal Actions..........................    8
  Junior Liens..............................................    9
  Subordinated Certificates.................................    9
  Other Legal Considerations................................    9
The Trust Fund..............................................   10
  General -- The Mortgage Loans.............................   10
  Agency Securities.........................................   13
  Private Mortgage-Backed Securities........................   18
Substitution of Mortgage Assets.............................   19
Use of Proceeds.............................................   19
The Depositor...............................................   19

                                                              PAGE
                                                              ----
Mortgage Loan Program.......................................   20
  Underwriting Standards....................................   20
  Qualifications of Sellers.................................   22
  Representations by Sellers; Repurchases...................   22
Description of the Certificates.............................   23
  General...................................................   23
  Distributions on Certificates.............................   25
  Advances..................................................   28
  Reports to Certificateholders.............................   28
  Book-Entry Registration...................................   29
Credit Enhancement..........................................   32
  General...................................................   32
  Subordination.............................................   33
  Mortgage Pool Insurance Policies..........................   33
  Special Hazard Insurance Policies.........................   34
  Bankruptcy Bonds..........................................   35
  Reserve Funds.............................................   36
  Cross Support.............................................   36
  Limited Guarantee.........................................   36
  Letter of Credit..........................................   37
  Surety Bonds..............................................   37
  Overcollateralization.....................................   37
Yield and Prepayment Considerations.........................   37
The Pooling and Servicing Agreement.........................   38
  Assignment of Mortgage Assets.............................   39
  Payments on Mortgage Loans; Deposits to Collection
     Account................................................   40
  Pre-Funding Account.......................................   42
  Collection Procedures.....................................   42
  Hazard Insurance..........................................   43
  Realization Upon Defaulted Mortgage Loans.................   44
  Servicing and Other Compensation and Payment of
     Expenses...............................................   47
  Evidence as to Compliance.................................   48
  Certain Matters Regarding the Master Servicer and the
     Depositor..............................................   48
  Events of Default.........................................   49
  Rights Upon Event of Default..............................   49
  Amendment.................................................   50
  Termination; Optional Termination.........................   50
  The Trustee...............................................   51
  Certain Legal Aspects of the Mortgage Loans...............   51
  General...................................................   51
  Home Ownership and Equity Protection Act of 1994..........   52
  Prepayment Charges........................................   52
  Cooperatives..............................................   52
  Foreclosure/Repossession..................................   53
  Rights of Redemption......................................   56
  Anti-Deficiency Legislation and Other Limitations on
     Lenders................................................   56
  Environmental Risks.......................................   57
  Due-On-Sale Clauses.......................................   58
  Prepayment Charges........................................   59
  Applicability of Usury Laws...............................   59
  Soldiers' and Sailors' Civil Relief Act...................   59

                                                              PAGE
                                                              ----
Certain Federal Income Tax Consequences.....................   59
  General...................................................   60
  Non-Remic Certificates; Tax Status as a Grantor Trust.....   60
  Single Class of Senior Certificates.......................   60
  Multiple Classes of Senior Certificates...................   63
  Offered Certificates Representing Interests in Loans Other
     Than Arms..............................................   64
  Senior Certificates Representing Interests in Arm Loans...   65
  Sale or Exchange of a Senior Certificate..................   66
  Non-U.S. Persons..........................................   66
  Information Reporting and Backup Withholding..............   66
  REMIC Certificates........................................   67
  Regular Certificates......................................   68
  Residual Certificates.....................................   74
  Taxation of the Remic.....................................   76
  Prohibited Transactions and Other Taxes...................   78
  Liquidation and Termination...............................   78
  Administrative Matters....................................   78
  Tax-Exempt Investors......................................   79
  Non-U.S. Persons..........................................   79
  Tax-Related Restrictions on Transfers of Residual
     Certificates...........................................   79
  State, Local and Other Tax Considerations.................   81
  ERISA Considerations......................................   81
  PTCE 83-1.................................................   82
  Underwriter Exemptions....................................   84
Legal Investment............................................   85
Method of Distribution......................................   86
Legal Matters...............................................   87
Financial Information.......................................   87
Rating......................................................   87
ANNEX I Global Clearance, Settlement and Tax Documentation
  Procedures................................................  A-1
Initial Settlement..........................................  A-1
Secondary Market Trading....................................  A-1
Certain U.S. Federal Income Tax Documentation
  Requirements..............................................  A-3

                                SUMMARY OF TERMS

-THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
 CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

-THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER
 INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

-YOU CAN FIND A LISTING OF THE PAGES WHERE CAPITALIZED TERMS USED IN THIS
 SUMMARY ARE DEFINED UNDER THE CAPTION "INDEX OF DEFINED TERMS."

TITLE OF THE SECURITIES

Residential Mortgage Pass-Through Certificates (the "Certificates"), issuable in a series (each, a "Series"). Each Series issued will be accompanied by a copy of this Prospectus and a related Prospectus Supplement (the "related Prospectus Supplement").

THE SERIES TRUST AND THE TRUSTEE

Each issuance of a Series will be made through a Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Agreement") among First Union Residential Securitization Transactions, Inc. ("FURST") as the Depositor, FUNB, as seller (the "Seller") and as master servicer (the "Master Servicer"), and the trustee (the "Trustee"). A Trust Administrator may be specified in the related Prospectus Supplement, which may be an affiliate of the Depositor.

DEPOSITOR

The Depositor will be First Union Residential Securitization Transactions, Inc., a North Carolina corporation. The Depositor is a wholly-owned, limited purpose subsidiary of First Union National Bank ("FUNB"), a national banking association (a wholly-owned subsidiary of First Union Corporation, a North Carolina corporation). Neither First Union Corporation nor any of its affiliates, including the Depositor, has guaranteed, or is or will be otherwise obligated with respect to, the Certificates of any Series.

TRUST ASSETS

The Trust Fund for a Series of Certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of:

- a pool (a "Mortgage Pool") of Mortgage Loans,

- Agency Securities or

- Private Mortgage-Backed Securities,

together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for a Series of Certificates will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Mortgage Assets (the "Subsequent Mortgage Assets") from time to time (as frequently as daily) within three months after the issuance of the Certificates having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such closing date (the "Closing Date").

SINGLE FAMILY LOANS

Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family properties.

If so specified, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Mortgage Loans. Such Mortgage Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans' Administration ("VA") as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Mortgage Loans may be comprised of home equity loans ("Home Equity Loans"). Such Home Equity Loans will be secured by first or second or more junior liens on fee simple or leasehold interests in one- to four-family properties. See "Mortgage Loan Program -- Underwriting Standards."

AGENCY SECURITIES

The agency securities (the "Agency Securities") evidenced by a Series of Certificates will consist of:

- mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"),

- Guaranteed Mortgage Pass-Through Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"),

- fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"),

- stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities,

- another type of pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement, or

- a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States.

No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency Securities may consist of pass-through securities issued under FHLMC's Cash or Guarantor Program, the GNMA I Program, the GNMA II Program or another program specified in the related Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement.

PRIVATE MORTGAGE-BACKED SECURITIES

Private Mortgage-Backed Securities (the "Private-Mortgage-Backed Securities") may include:

- mortgage pass-through certificates representing beneficial interests in a Mortgage Pool or

- collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans.

Although individual Mortgage Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. Private Mortgage-Backed Securities will have been previously offered and sold pursuant to an effective registration statement under the

Securities Act of 1933, as amended, or were exempt from registration thereunder.

Unless otherwise specified in the related Prospectus Supplement relating to a Series of Certificates, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See "The Trust Fund -- Private Mortgage-Backed Securities" herein.

DESCRIPTION OF THE CERTIFICATES

Each Certificate will represent the interest specified in the related Prospectus Supplement in a Trust Fund created by the Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the Trustee for the related Series. The Certificates of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A Series of Certificates may include one or more classes of senior Certificates (collectively, the "Senior Certificates") and one or more classes of subordinate Certificates (collectively, the "Subordinated Certificates").

Certain Series or classes of Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.

One or more classes of Certificates of each Series

- may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof;

- may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods;

- may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during specified periods;

- may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement;

- may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund;

- as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and

- as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement.

The timing, amounts, sequential order and priority of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

DISTRIBUTIONS ON THE CERTIFICATES

Distributions on the Certificates entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") out of the payments received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Certificates as specified in the related Prospectus Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, all distributions will be made pro rata to Certificateholders of the class entitled thereto. Unless otherwise specified in the related Prospectus Supplement, the aggregate original Certificate Balance of the Certificates will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive.

If specified in the related Prospectus Supplement, the Certificates will have an aggregate original Certificate Balance equal to the aggregate unpaid principal balance of the Mortgage Assets as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Mortgage Loans (the "Mortgage Rate"), Agency Securities or Private Mortgage-Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the "Pass-Through Rate").

The rate at which interest will be passed through to holders of each class of Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the related Prospectus Supplement.

CREDIT ENHANCEMENT

The assets in a Trust Fund or the Certificates of one or more classes in the related Series may have the benefit of one or more types of credit enhancement described herein and in the related Prospectus Supplement. The protection against losses afforded by any such credit support may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. One or more forms of credit enhancement may be provided by an affiliate or affiliates of the Depositor. See "Credit Enhancement" herein. Credit enhancement for a Series may include one or more of the following types or such other credit enhancement specified in the related Prospectus Supplement:

SUBORDINATION

A Series of Certificates may consist of one or more classes of Senior Certificates and one or more classes of Subordinated Certificates. The rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described in the related Prospectus Supplement.

RESERVE FUND

One or more reserve funds (each, a "Reserve Fund") may be established and maintained for each Series. The related Prospectus Supplement will specify whether or not any such Reserve Fund will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Fund and the conditions under which the amounts in any such Reserve Fund will be used to make distributions to holders of Certificates of a particular class or released from the related Trust Fund.

MORTGAGE POOL INSURANCE POLICY

A mortgage pool insurance policy or policies ("Mortgage Pool Insurance Policy") may be obtained and maintained for a Series, which shall be limited in scope, covering defaults on the related Mortgage Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Mortgage Pool as of the first day of the month of issuance of the related Series of Certificates or such other date as is specified in the related Prospectus Supplement (the "Cut-off Date").

SPECIAL HAZARD INSURANCE POLICY

A special hazard insurance policy or policies ("Special Hazard Insurance Policy") may be obtained and maintained for a Series, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance Policy as described in the related Prospectus Supplement.

BANKRUPTCY BOND

A bankruptcy bond or bonds ("Bankruptcy Bonds") may be obtained covering certain losses resulting from action that may be taken by a bankruptcy court in connection with a Mortgage Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

FHA INSURANCE AND VA GUARANTEE

All or a portion of the Mortgage Loans in a Mortgage Pool may be insured by FHA insurance ("FHA Insurance") and may be partially guaranteed by the VA ("VA Insurance").

CROSS SUPPORT

If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund.

LIMITED GUARANTEE

If specified in the related Prospectus Supplement, credit enhancement may be provided in the form of a limited financial guarantee ("Limited Guarantee") issued by a guarantor named therein.

LETTER OF CREDIT

Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit ("Letter of Credit") by the bank or financial institution specified in the related Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

SURETY BONDS

If specified in the related Prospectus Supplement, credit support with respect to one or more classes of Certificates of a Series may be provided by the issuance of a surety bond ("Surety Bond") issued by a financial guarantee insurance company specified in the related Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.

OVERCOLLATERALIZATION

If specified in the related Prospectus Supplement, credit support may consist of overcollateralization whereby the aggregate principal amount of the Mortgage Assets, including any Subsequent Mortgage Assets, exceeds the aggregate Certificate Balance of the Certificates. Such overcollateralization may exist on the Closing Date or develop thereafter as a result of the application of certain interest collections, in excess of amounts necessary to pay the Pass-Through Rate on the Certificates, received in connection with the Mortgage Assets, including any Subsequent Mortgage Assets. The existence of any overcollateralization and the manner, if any, by which it increases or decreases, will be set forth in the related Prospectus Supplement.

ADVANCES

To the extent specified in the related Prospectus Supplement, the Master Servicer and, if applicable, each mortgage servicing institution that services a Mortgage Loan in a Mortgage Pool on behalf of the Master Servicer (a "Sub-Servicer") will be obligated to advance amounts (each, an "Advance") corresponding to delinquent principal and interest payments (or, in the case of Home Equity Loans, interest payments only) on such Mortgage Loan (including, in the case of Cooperative Loans, unpaid maintenance fees or other charges under the related proprietary lease) until the first day of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated, or until such other time as specified in the related Prospectus Supplement. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. Advances will be reimbursable to the extent described herein and in the related Prospectus Supplement.

OPTIONAL TERMINATION

The Servicer, the Depositor or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may have the option to effect early retirement of a Series of Certificates through the purchase of the Mortgage Assets and other assets in the related Trust Fund under the circumstances and in the manner described in "The Pooling and Servicing Agreement -- Termination; Optional Termination" herein and in the related Prospectus Supplement.

In addition, if the related Prospectus Supplement provides that the property of a Trust Fund will include a Pre-Funding Account (as such term is defined in the related Prospectus Supplement, the "Pre-Funding Account"), a portion of a Series of

Certificates will be subject to early retirement on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus Supplement, the "Funding Period") in an amount and manner specified in the related Prospectus Supplement.

LEGAL INVESTMENT CONSIDERATIONS

If any of the Series of Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), the related Prospectus Supplement will specify which Classes of Certificates will qualify.

If you are an institutional investor who can only make legal investments in SMMEA eligible securities, you should consult your legal counsel to determine if a Series of Certificates are "mortgage related securities" under SMMEA.

TAX STATUS

The related Prospectus Supplement for each Series of Certificates will specify if the Trust will make election to be treated as a "real estate mortgage investment conduit" ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The election to be treated as a REMIC will have federal income tax consequences for the Certificateholders.

ERISA CONSIDERATIONS

If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), you must consult with legal advisors to determine if purchasing or holding of Certificates is a prohibited transaction or otherwise prohibited under ERISA.

Certain classes of Certificates may only be transferred if the Trustee and the Depositor receive a letter of representations or an opinion of counsel that such transfer will not violate ERISA or the Code. In addition, the letter of representation or opinion of counsel must also state that the Trustee, Depositor or the Master Servicer will not be subject to additional obligations.

CERTIFICATE RATING

Any certificate offered by this Prospectus and the accompanying Prospectus Supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. Any nationally recognized rating organization selected by the Seller to rate any Series is a "Rating Agency."

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the Certificates.

Limited Liquidity..........  Although the Prospectus Supplement for a Series of
                             Certificates may indicate that the underwriter intends to make a market in such Certificates, it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of such Certificates with liquidity of investment or that it will continue for the lives of such Certificates. The Certificates will not be listed on any securities exchange.

General Economic
Conditions.................  General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a Mortgage Loan (a "Mortgagor"), it is possible that the holders of the related Certificates could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan, thus delaying or reducing the amount received by the holders of the related Certificates with respect to such Mortgage Loan. Moreover, if a bankruptcy court prevents the transfer of the related Mortgaged Property to the related Trust Fund, any remaining balance on such Mortgage Loan may not be recoverable. See "Mortgage Loan Program" herein and "The Seller and the Servicer -- Delinquency, Loan Loss and Foreclosure Information" in the related Prospectus Supplement for further information regarding the rates of delinquency and net losses experienced on the mortgage loans included in FUNB's servicing portfolio.

Local Real Estate
Markets....................  An overall decline in the residential real estate markets in the states in which the Mortgaged
                             Properties are located could adversely affect the values of the Mortgaged Properties such that the aggregate outstanding balance of the Mortgage Loans equals or exceeds the value of the Mortgaged Properties. The Depositor can neither predict such declines nor quantify the impact of such declines in property values nor predict how long and in which states such declines may occur. During a period of such declines, the rates of delinquencies, foreclosures and losses on the Mortgage Loans would be expected to be higher than those experienced in the mortgage lending industry in general.

Yield And Prepayment
  Considerations...........  The yield on the Certificates of each Series will depend on the rate of principal payment (including prepayments, liquidations due to defaults and repurchases) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In addition, unless otherwise specified in the related Prospectus Supplement, the yield to investors may be adversely affected by shortfalls which may result from the timing of the receipt of partial prepayments or liquidations as well as shortfalls not covered by the Master Servicing Fee related to a particular Distribution Date and which shortfalls result from the timing of the receipt of full prepayments. The yield on Certificates entitling the holders thereof primarily or exclusively to payments of interest on the Mortgage Loans will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield on certain other types of classes of Certificates may be relatively more sensitive to the rate of prepayment of the related Mortgage Loans than other classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and national economic conditions and homeowner mobility. See "Yield and Prepayment Considerations."

Limited Obligations........  Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable Prospectus Supplement, the Mortgage Assets included in the related Trust Fund will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of the Depositor, the Seller, the Master Servicer, the Trustee or any of their affiliates, except for the Depositor's and the Seller's limited obligations with respect to certain breaches of their respective representations and warranties. The Certificates of any Series will not be guaranteed or insured by any governmental agency or instrumentality, the Depositor, the Master Servicer, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Mortgage Assets are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Master Servicer, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

Limitations, Reduction And
  Substitution Of Credit
  Enhancement..............  With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Certificates of the same Series; a limited guarantee; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross support; FHA Insurance and VA Guarantee; a surety bond; and any combination thereof. See "Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit enhancement for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating agency confirms that the then current rating thereof will not be adversely affected. See "Credit Enhancement."

Realization Upon
Nonperforming Loans; Delays
  and Expenses Associated
  with Legal Actions.......  An action to foreclose a Mortgage Loan is regulated by statutes and rules and is subject to a court's equitable powers. A foreclosure action is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment also is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions, among others, may impede the ability of the Master Servicer to foreclose on or to sell the Mortgaged Property or to obtain a deficiency judgment in connection therewith. If the protection afforded the Certificateholders of a Series by the credit enhancement, if any, for such Series is exhausted, such restrictions may delay distributions to such Certificateholders and may ultimately limit the amounts distributed with respect to such defaulted Mortgage Loans and result in a loss to such Certificateholders on their investments. See "Certain Legal Aspects of the Mortgage Loans."

Junior Liens...............  Mortgages securing Home Equity Loans are often junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages to make payments due to the senior mortgagees.

Subordinated
Certificates...............  A Series of Certificates may consist of one or more classes of Senior Certificates and one or more classes of Subordinated Certificates. The rights of the holders of Subordinated Certificates to receive distributions from the related Trust Fund will be subordinated to the rights of the holders of Senior Certificates of the same Series to receive such distributions. The effect of such subordination generally is that holders of Subordinated Certificates may experience losses on the underlying Mortgage Assets before or to a greater extent than holders of Senior Certificates. The Prospectus Supplement for each Series will specify the rights of holders of Subordinated Certificates in relation to the holders of Senior Certificates as well as the extent and circumstances of any such subordination. See "Credit
                             Enhancement -- Subordination."

Other Legal
Considerations.............  Applicable state laws generally regulate interest rates and other charges, and require certain disclosures to borrowers. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Master Servicer to collect all or part of the principal of, or interest on, the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans."

                                THE TRUST FUND*

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of certain mortgage-related assets (the "Mortgage Assets") consisting of (A) a mortgage pool (a "Mortgage Pool") comprised of Mortgage Loans, (B) Agency Securities or
(C) Private Mortgage-Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

     The Certificates will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

     The Mortgage Assets may be acquired by the Depositor, either directly or through affiliates, in the open market or in privately negotiated transactions, from originators or sellers that may be affiliates of the Depositor (the "Sellers") and conveyed by the Depositor to the related Trust Fund. The Sellers may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program -- Underwriting Standards."

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

GENERAL -- THE MORTGAGE LOANS

     For purposes hereof, the real property that secures repayment of the Mortgage Loans are collectively referred to as "Mortgaged Properties." The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. No Primary Mortgage Insurance Policy will be required for any home equity loan.

     The Mortgage Loans in a Mortgage Pool will have monthly payment dates as set forth in the related Prospectus Supplement. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus
Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination

---------------

* Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates relating to a single trust fund (the "Trust Fund") consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass- Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

     of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods.

          (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The Mortgage Loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related Prospectus Supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.

          (e) The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

     Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes.

     The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.

     A Trust Fund may contain certain Mortgage Loans, which include provisions whereby a third party partially subsidizes the borrower's monthly payments during the early years of the Mortgage Loan ("Buydown Loans"), the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the borrower will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., separate residential properties, individual units in condominiums in buildings owned by cooperative housing corporations, vacation and second homes, or other similar real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios or Combined Loan-to-Value Ratios at origination exceeding 80%, (vii) the maximum and minimum per annum rates at which the related Mortgage Notes accrue interest (the "Mortgage Rate"), and
(viii) the geographical distribution of the Mortgage Loans.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and
(b) the sales price for such property.

     The "Combined Loan-to-Value Ratio" of any Home Equity Loan is the ratio (expressed as a percentage) of (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination (which for purposes of the related Prospectus Supplement includes certain financed fees and insurance premiums) plus (b) the outstanding balance of the senior liens, if any, divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal, if any, or drive-by evaluation made at the time of origination of the Mortgage Loan and (b) the purchase price of the Mortgaged Property if the Mortgage Loan proceeds were used to purchase the Mortgaged Property. For Mortgage Loans having low original principal balances, the Combined Loan-to-Value Ratios of the Mortgage Loans will reflect certain judgments of the Seller's underwriters with respect to the value of the Mortgaged Property made at the time the Mortgage Loans were originated or acquired. See "Mortgage Loan Program -- Underwriting Standards."

     The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See "The Pooling and Servicing
Agreement -- Assignment of Mortgage Assets."

     The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions (each, a "Sub-Servicer"), pursuant to a Pooling and Servicing Agreement (each, an "Agreement"). The Master Servicer and any Sub-Servicers will each receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Mortgage Loan Program -- Representations by Sellers; Repurchases" and "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates -- Advances." The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     Single Family and Cooperative Loans. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first, second or more junior liens on single family (i.e., one- to four-family) residential properties. If so specified, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Mortgage Loans. Such loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement.

     The Mortgaged Properties relating to single family Mortgage Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

     Home Equity Loans. As described more fully in the related Prospectus Supplement, the Mortgage Loans constituting a Trust Fund may comprise a pool of home equity loans ("Home Equity Loans"). Home Equity Loans are mortgage loans made for purposes that include: purchase money transactions, refinancings (both cash-out and no-cash-out), home improvements and construction-to-permanent financing. Unless otherwise specified in the related Prospectus Supplement, Home Equity Loans will generally be secured by a lien on the related Mortgaged Property of a first or second priority. Unless otherwise specified in the related Prospectus Supplement, Home Equity Loans are generally made to Mortgagors with credit grades (as determined by the Seller from time to time) A2 and below. The Mortgaged Properties securing the Home Equity Loans may constitute single-family dwellings, mobile and manufactured housing and, in limited cases, other types of residential property as described in the related Prospectus Supplement.

AGENCY SECURITIES

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal Housing Authority ("FHA") under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     As described above, the GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal Home Loan Mortgage Corporation. FHLMC is a shareholder-owned corporation that was created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

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

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to Holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate Group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate Group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are
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

either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     As described above, the FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement.
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

FHLMC, FNMA or GNMA will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a Mortgage Pool or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Private Mortgage-Backed Securities will have been publicly issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Securities. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, Buydown Loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

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

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify, to the extent known to the Depositor, (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

                        SUBSTITUTION OF MORTGAGE ASSETS

     Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee or a custodian appointed by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Assets represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Mortgage Assets until the sale of the Certificates and other expenses connected with pooling the related Mortgage Assets and issuing the Certificates. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including, among others, the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     First Union Residential Securitization Transactions, Inc. (the "Depositor") was incorporated in the State of North Carolina on February 27, 1996, as a wholly-owned, limited purpose subsidiary of First Union National Bank, a national banking association (a subsidiary of First Union Corporation, a North Carolina corporation). The Depositor maintains its principal executive office at 301 South College Street, Charlotte, North Carolina 28202-0600. Its telephone number is (704) 383-3624.

     As described herein under "Mortgage Loan Program -- Representations by Sellers; Repurchases," the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances. The Depositor will have no ongoing servicing obligations or responsibilities with

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

respect to any Mortgage Pool. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement, the Master Servicer with respect to any Series of Certificates evidencing interests in Mortgage Loans may be an affiliate of the Depositor. As described under "The Trust Fund -- The Mortgage Loans -- General," "-- Agency Securities" and "-- Private Mortgage-Backed Securities," the Depositor anticipates that it will acquire Mortgage Loans, Agency Securities and Private Mortgage-Backed Securities in the open market or in privately negotiated transactions, which may be through or from an affiliate.

     Neither the Depositor nor First Union Corporation nor any of its affiliates, including First Union Capital Markets Corp. and First Union National Bank, will insure or guarantee the Certificates of any Series.

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from one or more Sellers, which may be affiliates of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "-- Underwriting Standards." See the Prospectus Supplement for each Series of Certificates for a more detailed description of the mortgage loan program of the Sellers.

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated or acquired by it and sold to the Depositor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history. In addition, an employment verification may be requested from an independent source (typically the borrower's employer) or, in lieu thereof, verbal verification is obtained if the applicant has supplied a copy of a current pay stub along with personal tax returns. In the case of Home Equity Loans, a pay stub is required of the borrower and either independent employment verification, tax returns or verbal confirmation of employment is obtained. Self-employed applicants typically submit the last two years' employment history and business tax returns. Upon receipt of the application package, a Seller usually conducts its own review of the application package and may, in some instances, obtain additional information concerning the prospective borrower prior to approving the loan. Along with obtaining a credit report, such Seller may solicit a written verification of the applicant's existing first mortgage balance, if any, and payment history from the first mortgage lender, if appropriate. If such lender does not respond in writing, verbal verification is attempted and the applicant generally is required to submit the prior year's mortgage statements which generally reflect a monthly payment history. In the case of those Home Equity Loans which are subordinate to a first lien mortgage loan, the Seller also obtains one of the following: (i) a credit report covering the preceding twelve months, (ii) written or verbal verification of the applicant's first mortgage balance, if any, (iii) written confirmation from a first mortgagee, if any, of the prospective borrower's most recent twelve-month payment history, (iv) canceled mortgage payment checks for the preceding twelve months, (v) a combination of items from clauses (i) through (iv) above that establish a payment

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

history on the first mortgage for the prior twelve months, or (vi) if the first mortgage is privately held, twelve canceled payment checks and a copy of the executed first mortgage note.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing (except in the case of low balance Home Equity Loans). The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan, and on any senior mortgage loan, in the case of a proposed Home Equity Loan (generally determined on the basis of the monthly payments due in the year of origination), and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. In connection with the origination of a Mortgage Loan, the Seller evaluates each obligor's credit quality and assigns a credit grade of A, B, C or D to each such borrower. Certain credit grades may have sub-grades. The obligors of Home Equity Loans have generally been assigned credit grades of A2 or lower. Mortgage Loans other than Home Equity Loans generally have a credit grade of A. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit exist.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans are secured by a mortgage on property located in any of the 50 states or the District of Columbia. Mortgage Loans may be secured by leases on real property under guidelines that a Seller determines in its discretion are acceptable to institutional mortgage investors. Generally, a loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is common and customary in the area, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends five years beyond the maturity date of the related Mortgage Loan.

     Unless otherwise provided in the applicable Prospectus Supplement, all Mortgage Loans will be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), or an attorney's title opinion.

     If so specified in the applicable Prospectus Supplement, Mortgage Loans may be subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor generally on an annual basis. Unless otherwise specified in the applicable Prospectus Supplement, Subsidy Payments will be placed in a custodial account ("Subsidy Account") by the Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

     If so specified in the applicable Prospectus Supplement, the Trust Fund may contain Mortgage Loans subject to temporary Buydown Loans pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the related Prospectus Supplement, placed in a Buydown Fund by the Master Servicer.

     If so specified in the applicable Prospectus Supplement, the Trust Fund may include Mortgage Loans which are amortized over 30 years but which have shorter terms to maturity (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). Unless otherwise specified in the applicable Prospectus Supplement, the borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period.

     Certain of the types of Mortgage Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates. Such representations and warranties unless otherwise provided in the related Prospectus Supplement generally include, among other things, that (i) immediately prior to the transfer and assignment of the Mortgage Loans, the seller had good title to, and was the sole owner of, each Mortgage Loan and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) a lender's policy of title insurance or an attorney's title opinion was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each Mortgage subject to the Agreement is a valid lien on the related Mortgaged Property (subject only to (a) permitted senior liens on such Mortgaged Property and (b) the exceptions to title set forth in the related title insurance policy or attorney's opinion, which exceptions are generally acceptable to mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage), and to the best knowledge of the Seller, such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Mortgaged Property, and
(vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the National Flood Insurance Act of 1968, as amended, such Mortgaged Property is covered by flood insurance.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Mortgage Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or its affiliates. If the Master Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the Principal Balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month in which the Purchase Price is to be distributed at the Mortgage Rate (less any unreimbursed Advances or amount payable as related servicing compensation if the Seller is the Master Servicer with respect to such Mortgage Loan). If a REMIC election is to be made with respect to a Trust Fund, unless otherwise provided in the related Prospectus Supplement, holders of Subordinated Certificates or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase. If the Master Servicer advances any such payment, it will be entitled to reimbursement from the assets of the related Trust Fund or from any holder of the related residual certificate, unless otherwise specified in the related Prospectus Supplement. See "Description of the Certificates -- General." Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans.

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Forms of Agreements are exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to First Union Residential Securitization Transactions, Inc., 301 South College Street, Charlotte, North Carolina 28288-0600.

GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in either fully registered or book-entry form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, that from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")); (ii) such assets as from time to time are required to be deposited in the related Collection Account, as defined below under "The Pooling and Servicing Agreement -- Payments on Mortgage Loans; Deposits to Collection Account"; (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure; and (iv) any Primary Mortgage Insurance Policies, FHA Insurance and VA Guarantees, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior or subordinate in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive principal distributions, with disproportionate, nominal or no interest distributions or to interest distributions, with disproportionate, nominal or no principal distributions or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund, or on a different basis, in each case as specified in the related Prospectus Supplement. The timing, amounts, sequential order and priority of payment of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code of a class of Certificates entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Mortgage Loans or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Unless otherwise specified in the related Prospectus Supplement, transfer of Certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Seller and may be made only if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, holders of Subordinated Certificates or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

     Unless otherwise specified in the related Prospectus Supplement, upon the conversion of such Mortgage Loan from an adjustable interest rate to a fixed interest rate, the Seller or its successor will be obligated to purchase such related Mortgage Loan from the related Trust Fund.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series. Distributions allocable to principal of and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Collection Account, including any funds transferred from any Reserve Fund. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

     Available Distribution Amount. Unless otherwise specified in the related Prospectus Supplement, all distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund (including Liquidation

     Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except:

             (a) all payments that were due on or before the Cut-off Date;

             (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Mortgage Loan purchased by the Depositor, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

             (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

             (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by Mortgagors, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers);

             (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "-- Advances" below, for advances made by the Master Servicer or Sub-Servicers that were deposited into the Collection Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

             (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust Fund that represents credit enhancement fees or servicing compensation payable to the Master Servicer or any Sub-Servicer or Retained Interest that is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

          (ii) the amount of any advance made by the Master Servicer or Sub-Servicer as described under "-- Advances" below and deposited by it in the Collection Account; and

          (iii) if applicable, amounts withdrawn from a Reserve Fund.

     Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Certificate Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Certificates entitled to interest at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) from the date, and for the periods, specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Certificate Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Certificate Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate

Balance of such class of Certificates on that Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Balance as so adjusted.

     Distributions of Principal. Unless otherwise specified in the related Prospectus Supplement, the aggregate "Certificate Balance" of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and (i) in the case of Accrual Certificates, if so specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates and
(ii) in the case of adjustable rate Certificates, if so specified in the related Prospectus Supplement, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal. A class of interest-only Certificates will not be entitled to distributions of principal and will have a notional principal balance on which interest will accrue.

     If so provided in the related Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit
Enhancement -- Subordination."

     Unscheduled Distributions. To the extent specified in the related Prospectus Supplement relating to a Series of Certificates which have less frequent than monthly Distribution Dates, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Collection Account and, if applicable, any Reserve Fund, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement. See "Yield and Prepayment Considerations."

     Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis.

     Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

     Generally, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Collection Account for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest (or, in the case of Home Equity Loans, payments of interest only) that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise, and net of applicable servicing compensation. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement. The Prospectus Supplement for a Series of Certificates will specify the nature and timing of amounts to be advanced to the holders of such Certificates and the manner in which Advances may be recovered by the Master Servicer. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The Master Servicer's obligation to make Advances will not guarantee or insure against losses to holders of the Certificates.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the outstanding Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (v) the related amount of the servicing compensation retained or withdrawn from the Collection Account by the Master Servicer;

          (vi) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) and (B) in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (vii) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (viii) if applicable, the amount remaining in any Reserve Fund at the close of business on the Distribution Date;

          (ix) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

          (x) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, a class of Certificates may be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Certificates ("Certificate Owners") will hold their Certificates through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems (each, a "Participant"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of such class of Certificates and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories, which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank N.A. will act as depository for CEDEL, and Morgan Guaranty Trust Company of New York ("Morgan") will act as depository for Euroclear (in such capacities, individually the "Relevant Depository" and collectively, the "European Depositories"). Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of such Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners of a class of Book-Entry Certificates will receive all distributions of principal of, and interest on, such Certificates from the Trustee through DTC and DTC participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to such class of Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to such Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in such Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of such Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of a class of Book-Entry

Certificates will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Non-U.S. Persons" and "-- Information Reporting and Backup Withholding" herein and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

     The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

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

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium, office of Morgan (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences -- Non-U.S. Persons" and " -- Information Reporting and Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

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

     With respect to each class of Book-Entry Certificates, DTC will advise the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of such Book-Entry Certificates under the related Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under such Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates of a class of Book-Entry Certificates which conflict with actions taken with respect to other Certificates of such class.

     Definitive Certificates will be issued to beneficial owners of Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the related Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to such Book-Entry Certificates and the Depositor or such Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of such Trustee, elects to terminate a book-entry system through DTC, or (c) after the occurrence of an Event of Default (as defined in the related Prospectus Supplement), beneficial owners having Percentage Interests aggregating not less than 50% of the aggregate current principal amount of such Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee for such a Series will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders of such Series under the related Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

     Neither the Depositor, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of any class of Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond or letters of credit described herein and in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

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

SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Certificates of a Series (the "Subordinated Certificates") by means of the subordination feature will be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Certificates") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Certificates would experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Funds established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Funds has reached a specified amount and, following payments from the Reserve Fund to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the holders of the class of Certificates specified in such Prospectus Supplement at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement relating to a Mortgage Pool, a separate mortgage pool insurance policy ("Mortgage Pool Insurance Policy") will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Mortgage Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon

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

satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties
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

caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement -- Hazard Insurance." Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent and in the manner specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be canceled or reduced if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in an applicable Prospectus Supplement, the Seller may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

RESERVE FUNDS

     If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more Reserve Funds for such Series. The related Prospectus Supplement will specify whether or not such Reserve Funds will be included in the Trust Fund for such Series.

     The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinated Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

CROSS SUPPORT

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

LIMITED GUARANTEE

     If specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a Limited Guarantee issued by a guarantor named therein. If specified in the related Prospectus Supplement, a Limited Guarantee may be provided by an affiliate or affiliates of the Depositor.

LETTER OF CREDIT

     Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a Letter of Credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

SURETY BONDS

     If specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a Surety Bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.

OVERCOLLATERALIZATION

     If specified in the related Prospectus Supplement, credit support may consist of overcollateralization whereby the aggregate principal amount of the Mortgage Assets, including any Subsequent Mortgage Assets, exceeds the aggregate Certificate Balance of the Certificates. Such overcollateralization may exist on the Closing Date or develop thereafter as a result of the application of certain interest collections, in excess of amounts necessary to pay the Pass-Through Rate on the Certificates, received in connection with the Mortgage Assets, including any Subsequent Mortgage Assets. The existence of any overcollateralization and the manner, if any, by which it increases or decreases, will be set forth in the related Prospectus Supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Mortgage Loans in a Mortgage Pool will affect the life of the related Series of Certificates.

     A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of Mortgage Loans.

     Unless otherwise provided in the related Prospectus Supplement, all conventional Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the mortgagor of the underlying Mortgaged Property. Mortgage Loans insured by the FHA, and Mortgage Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. If so specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, both full and partial prepayments will not be passed through until the month following receipt.

     The effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the Distribution Date in the month following the month of accrual.

     Under certain circumstances, the Master Servicer or the holder(s) of the residual interest(s) in a REMIC may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination."

     If so specified in the related Prospectus Supplement, upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of such Mortgage Loan, the Seller will be obligated to purchase such related Mortgage Loan. Any such purchase of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

     From time to time, a Seller or its affiliates may solicit the refinancing of loans (including the Mortgage Loans) by offering a new loan to the borrower. Any such refinancing of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

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

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, at the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio (or, in the case of Home Equity Loans, the Combined Loan-to-Value Ratio) at origination and certain other information. If specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee loans at a predetermined price for inclusion in the Trust Fund within three months after the issuance of the Certificates. The related Prospectus Supplement for the Trust Fund will specify whether, and the terms, conditions and manner under which Subsequent Mortgage Assets will be sold to the Trust Fund within such three month period.

     In addition, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note (the "Mortgage Note") endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will unless otherwise specified in the related Prospectus Supplement, deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form, and (iv) such other security documents as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price or, if so specified in the related Prospectus Supplement, replace such Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program -- Representations by Sellers; Repurchases," neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach
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

also constitutes a breach of the representations or warranties of the Seller or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     A custodian may maintain possession of, and, if applicable, review the documents relating to, the Mortgage Loans as agent of the Trustee pursuant either to the terms of an Agreement or a separate custodial agreement.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

     Assignment of Agency Securities. The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund -- Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (the "Collection Account"), which unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a "Rating Agency"), (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Collection Account is maintained, (iv) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (v) an account or accounts otherwise acceptable to each Rating Agency. The Collection Account may be maintained at FUNB so long as it maintains a long-term unsecured rating of at least A by Standard & Poor's Ratings Services and A2 by Moody's Investor's Service, Inc., and a short-term rating of at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investor's Service, Inc. Investments in which amounts in the Collection Account may be invested are limited to United States government securities and other high-quality investments ("Eligible Investments"). A Collection Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Collection

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

Account as additional compensation and will be obligated to deposit in the Collection Account the amount of any loss immediately as realized. The Collection Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Collection Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

          (iii) (a) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, if any, by the Servicer or any Sub-Servicer) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and (b) "Net Liquidation Proceeds" consisting of all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, if any, by the Master Servicer or any Sub-Servicer, and (c) any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by any Seller as described under "Mortgage Loan
     Program -- Representations by Sellers; Repurchases" or "-- Assignment of Mortgage Assets" above and all proceeds of any Mortgage Loan repurchased as described under "-- Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Collection Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Collection Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution which maintains the Collection Account, unless otherwise specified in the related Prospectus Supplement, to withdraw funds from the Collection Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the Master Servicing Fee and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Collection Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

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

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid Master Servicing Fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to pay to the Master Servicer, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the related Principal Balance of such repurchased Mortgage Loan;

          (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

          (viii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

          (ix) to clear and terminate the Collection Account upon termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the Business Day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Collection Account the amount of Available Distribution Amount, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Certificates.

PRE-FUNDING ACCOUNT

     If so specified in the Prospectus Supplement, the related Agreement may provide for the transfer by the Depositor of additional Mortgage Assets (the "Subsequent Mortgage Assets") to the related Trust Fund after the Closing Date for the related Certificates. Such Subsequent Mortgage Assets will be required to conform to the requirements set forth in the related Agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Pre-Funding Account (a "Pre-Funding Account"). If a Pre-Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Certificates of the related Series will be deposited in such account (the "Pre-Funded Amount") to be released as additional Mortgage Assets are transferred to the Trust Fund. The related Agreement will establish a period of time (which will be no longer than three months following the related Closing Date) within which such transfers must be made (the "Funding Period"). Unless otherwise specified in the related Prospectus Supplement, amounts set aside to fund such transfers (whether in a Pre-Funding Account or otherwise) and not so applied within the Funding Period will be deemed to be principal prepayments and applied in the manner set forth in the Prospectus Supplement.

COLLECTION PROCEDURES

     The Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies in a manner that is determined by the Master Servicer to be customary with respect to comparable mortgage loans. Such schedules for liquidation of delinquencies for Mortgage Loans other than Home Equity Loans generally do not exceed 180 days. To the extent the Master Servicer is

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

obligated to make or to cause to be made Advances, such obligation will remain during the period of any such arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law; provided, however, the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption agreement or a substitution agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan.

     Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each Mortgage Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Collection Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Collection Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance, to the extent such insurance is available.

     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the

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

time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance Policies."

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required. Primary Mortgage Insurance Policies are not required for Home Equity Loans. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related Servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses,

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

(4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Collection Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of any unpaid servicing compensation and expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses and any unpaid servicing compensation, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Collection Account, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related Mortgagor, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Collection Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Collection Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See "Credit Enhancement."

     Junior Mortgages. The Mortgage Loans underlying the Certificates of a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the holders of the related Certificates), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the

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

senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor. If the property is sold, the junior mortgagee's lien will be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     FHA Insurance; VA Guarantees. Mortgage Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Mortgage Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Mortgage Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate.
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

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Mortgage Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of January 1, 1996, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Mortgage Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Mortgage Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related Trust Fund (the "Master Servicing Fee"). Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or a Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent

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

collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Collection Account (unless otherwise specified in the related Prospectus Supplement). The Master Servicer will be responsible for the payment of any fees owing to any Sub-Servicer.

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of certain of these expenses. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, the Master Servicer will cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the audit program applicable to the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans, private mortgage-backed securities or agency securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, such audit program requires it to report.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer or officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement in all material respects throughout the preceding year or specifying any known failure to do so.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer or the Trustee at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. An entity serving as Master Servicer or Sub-Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that, subject to the Master Servicer's right to assign its rights and delegate its duties as described below, the Master Servicer may not resign from its obligations and duties under the Agreement unless its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it, except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of any such breach of the terms and conditions of the Agreement. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or

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

the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of any breach of the terms and conditions of the Agreement. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement. In addition, the Master Servicer may assign its rights, and delegate its duties, pursuant to the terms of the Agreement.

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will generally consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates); (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of such failure to the Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates); and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates having not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates) and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the
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

Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any Class of such Series evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or with the related Prospectus Supplement or Prospectus or to correct any error or mistake; (iii) to obtain, maintain or improve the rating of any class of Certificates (it being understood that after obtaining any rating required at the initial issuance of the related Series, none of the Depositor, Master Servicer or Trustee is obligated to obtain, maintain or improve the rating of any class of Certificates of such Series); or (iv) to make any other revisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, provided that, in the case of clause (iv), such action will not adversely affect in any material respect the interests of any Certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Certificateholders if the person requesting such amendment obtains a letter from each rating agency requested to rate the class or classes of Certificates of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Certificates. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Collection Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of Holders of Certificates of such Series evidencing not less than 51% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in
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

the Collection Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer, the Depositor or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

     The Mortgage Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the grantor/trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.
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

HOME OWNERSHIP AND EQUITY PROTECTION ACT OF 1994

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 ("Act") which amended the Truth-in-Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. If the Trust Fund includes Mortgage Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against a Seller. Any violation of the Act which would result in such liability would be a breach of such Seller's representations and warranties, and such Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Mortgage Loan in question.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of Mortgage Loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

COOPERATIVES

     Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or
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proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholder. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws

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

control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the absence of equity in the property, the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay to bid for the property. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing adequately to maintain the property or the borrower executing a second security instrument affecting the property. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Home Equity Loans. Since the Mortgages securing Home Equity Loans are often junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay
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

the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages to make payments due to the senior mortgagees.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

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

RIGHTS OF REDEMPTION

     In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the purchase price offered or paid for the property at the time of the foreclosure sale net of certain expenses. As a result of these prohibitions, it is anticipated that in most instances the Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting Mortgagors. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower; for example, in the event of waste of the property.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Mortgaged Property is not the debtor's principal residence and the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

     The Mortgage Loans are also subject to federal laws, including:

          (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

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

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) the Home Ownership and Equity Protection Act of 1994.

     These and other federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of Mortgage Loans. Violations of certain provisions of these laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may subject the Master Servicer to damages and administrative enforcement and in addition could be raised by borrowers as a recoupment or setoff in a collection or foreclosure action. The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a lender may be held liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, regardless of whether or not the environmental damage or threat was caused by a prior owner or operator. CERCLA imposes liability on any and all "responsible parties" (which includes, inter alia, the property owner and operator) for the cost of clean-up of releases of hazardous substances. However, CERCLA excludes from the definition of "owner or operator" secured creditors who hold indicia of ownership for the purpose of protecting their security interest, but "without participating in the management of the facility." That exclusion was substantially narrowed by a May 1990 decision of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp., which held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste management in order to be liable; rather, liability could attach to the lender if its involvement with the management of the facility is broad enough to support the inference that the lender could affect hazardous waste management practices if it so chose. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. In response to Fleet Factors, EPA promulgated regulations designed to clarify the range of activities a lender may engage in without losing the benefit of the statutory exclusion. Under the regulations, which took effect in April 1992, a lender is permitted to monitor the borrower's environmental practices in order to determine if the facility is in compliance with applicable law, and to require the borrower to take measures necessary to achieve or maintain compliance or conduct necessary clean-ups. The lender may not, however, exercise control over or assume responsibility for the borrower's environmental practices. Such actions would be considered "participation in the management of the facility." Also, if the lender takes title to or possession of the property, it might be deemed to have obviated the security interest exclusion and to be liable for clean-up
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

costs pursuant to CERCLA. The EPA regulations allow lenders to take certain actions with respect to foreclosure, without losing the benefit of the statutory exclusion. Essentially, the regulations allow the lender to take actions consistent with protecting its security interest, but not actions which demonstrate an intent to exercise long-term ownership interest in the property. While the EPA regulations offer some protection to lenders, it must be noted that such protection may not be available under applicable state law. Furthermore, the regulations are binding only on EPA with respect to EPA's enforcement powers and cost recovery rights. It has not yet been determined whether the federal courts will apply the regulations in cost recovery actions brought against lenders by other responsible parties, although the regulations may well be considered persuasive by the courts. (Two judicial challenges have been brought against the EPA regulations in the United States Court of Appeals for the District of Columbia Circuit. The challenges both allege that the regulations are inconsistent with the statutory requirements of CERCLA and, therefore, should be invalidated. The challenges were filed on July 28, 1992, and are still pending.) If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that such remedial costs arising from the circumstances set forth above would become a liability of the Trust Fund and occasion a loss to Certificateholders.

     Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

     On September 30, 1996, however, the President signed into law legislation intended to clarify the scope of the secured-creditor exemption under both CERCLA and RCRA. This legislation more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The legislation also clarifies the extent of protection against liability under CERCLA in the event of foreclosure. The legislation also authorizes certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of the Recourse Conservation and Recovery Act similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.
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

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of Mortgage Loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed-rate Mortgage Loans having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary represents the advice of Moore & Van Allen, PLLC, counsel to the Depositor, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations and, in particular, regulations promulgated under the REMIC provisions of the Code (the "REMIC Regulations"), judicial and administrative rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. The summary does not purport to address all aspects of federal income taxation that may affect particular investors in view of their individual circumstances, including investors that may be subject to special treatment under the federal income tax laws, such as banks and insurance companies. In addition, the discussion is addressed primarily to investors who will hold Certificates as "capital assets" within the meaning of Section 1221 of the Code. The tax consequences to an investor from an investment in Certificates will depend in part on the status or individual tax circumstances of the investor. Accordingly, prospective investors are urged to consult their tax advisors regarding the particular federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

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GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as one or more REMICs under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES; TAX STATUS AS A GRANTOR TRUST

     If a REMIC election is not made for a Trust Fund which relates to a particular Series of Certificates, Moore & Van Allen, PLLC will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation, but will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code, and that owners of Certificates issued by a particular Trust Fund will be subject to federal income taxation as owners of their pro rata share of the Trust Fund's assets. Unless otherwise specified, for purposes of the discussion below relating to non-REMIC Certificates, the term "Mortgage Loan" includes Mortgage Loans and mortgages underlying Agency Securities and other Mortgage Assets owned by a Trust Fund.

SINGLE CLASS OF SENIOR CERTIFICATES

     Characterization. A Trust Fund may be created with one class of Senior Certificates and one class of Subordinated Certificates. In such case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the assets in the pool. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets in the Trust Fund represented by that Senior Certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer in accordance with such Senior Certificateholder's method of accounting. Under Code Section 162 or 212, each Senior Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. A Senior Certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the Servicing Fees paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the Servicing Fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans may then be subject to the "coupon stripping" rules of the Code discussed below.

     If specified in the related Prospectus Supplement, as to each Series of Certificates, Moore & Van Allen, PLLC will render its opinion that:

          (i) a Senior Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section;

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

          (ii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section;

          (iii) a Senior Certificate owned by a REMIC will be an "obligation which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); to the extent that the Mortgage Loans represented by that Senior Certificate consist of "qualified mortgages" within the meaning of such Code section; and

          (iv) a Senior Certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code
     Section 860L(c); to the extent that the Mortgage Loans represented by that Senior Certificate consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

     Buydown Mortgage Loans. The assets constituting certain Trust Funds may include Buydown Mortgage Loans. The characterization of any investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Senior Certificates should consult their own tax advisors with respect to characterization of investments in Senior Certificates representing an interest in a Trust Fund that includes Buydown Mortgage Loans.

     Premium. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985, should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Senior Certificate. The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an
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amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "Offered Certificates Representing Interests in Loans Other Than ARMs -- Accrual of Original Issue Discount" below.

     Market Discount. A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, any market discount would be equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Pursuant to certain de minimis rules applicable to the computation of market discount, market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. The Treasury Department has not yet issued any such regulations; however, the relevant legislative history provides the best guidance applicable to this situation. Under certain analogous rules set forth in the Code and pursuant to the legislative history, the holder of such a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Senior Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not yet been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

     A holder who acquires a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on any indebtedness incurred or maintained to purchase or carry the Senior Certificate in excess of the aggregate amount of interest (including original issue discount) includable in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includable in income. The amount of any remaining deferred deduction is to be taken into account
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

in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.

MULTIPLE CLASSES OF SENIOR CERTIFICATES

     Stripped Bonds and Stripped Coupons. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Loans (the "Stripped Bond Certificates"), while the second class of Offered Certificates will represent the right to some or all of the interest on all or a portion of such Loans (the "Stripped Coupon Certificates") (collectively, the Stripped Bond Certificates and the Stripped Coupon Certificates are referred to as the "Stripped Certificates").

     Certain IRS guidance suggests that a servicing fee in excess of reasonable servicing ("excess servicing") will be characterized under the stripped bond rules. In such case, this guidance would appear to require that reasonable servicing be calculated on a Mortgage Loan by Mortgage Loan basis which could result in some Mortgage Loans being treated as having more than 100 basis points of interest (i.e., 1% interest on the Mortgage Loan principal balance) stripped off. However, if the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. See -- Non-REMIC Certificates; Tax Status as a Grantor Trust," and " -- Single Class of Senior Certificates -- Market Discount" herein.

     Under the Treasury Regulations issued December 28, 1992, a Stripped Bond Certificate is generally treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules) a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "-- Non-REMIC Certificates" and "-- Single Class of Senior Certificates -- Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Trust Fund's Mortgage Loans.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a Loan by Loan basis. Certain IRS guidance would appear to suggest that a Stripped Coupon Certificate be treated as a single installment obligation subject to the original issue discount rules of the Code. Under this characterization, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such

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

Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for noncontingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections, as noted below, provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that would typically make up a Trust Fund. With respect to these Code sections, there is no specific legal authority specifying whether the character of Senior Certificates issued in connection with the issuance of a multiple class of Senior Certificates will necessarily be treated the same as that of the underlying Mortgage Loans for purposes of these provisions. For example, while Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, as described above, there is some uncertainty whether such characterization would necessarily apply with regard to other Code sections. Nevertheless, unless otherwise specified in the related Prospectus Supplement, as to each class of Senior Certificates, Moore & Van Allen, PLLC will render its opinion that, although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Senior Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. In addition, such opinion will opine that Senior Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3) and "permitted assets" within the meaning of Code Section 860L(c).

OFFERED CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARMS

     Original issue discount on a Senior Certificate representing an interest in a Mortgage Loan must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a Senior Certificate representing an interest in Mortgage Loans other than ARMs likely will be computed as described below under "-- Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act").

     In general, under the Code, original issue discount is equal to the excess of a debt instrument's stated redemption price at maturity over its issue price. The issue price of a debt instrument as to any purchaser is generally equal to the price paid by such purchaser for the debt instrument. The stated redemption price at maturity of a debt instrument is the sum of all payments to be made on such debt instrument other than payments that are treated as qualified stated interest payments. The accrual of original issue discount on a Senior Certificate representing an interest in Mortgage Loans, as described below under "Accrual of Original

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

Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Senior Certificate to compute any original issue discount, as calculated based on a reasonable assumed prepayment rate for the Mortgage Loans underlying the Senior Certificate (the "Prepayment Assumption"), and taking into account events that occur during the calculation period. The Prepayment Assumption is required to be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that such Certificate will prepay at the Prepayment Assumption or at any other rate. Although the existing authority literally only apply to debt instruments collateralized by mortgages that are subject to prepayment rather than direct ownership interests, such as the Senior Certificates, in mortgages, because no other legal authority provides guidance with regard to the proper method for accruing original issue discount on obligations that are subject to prepayment, until Treasury regulations or other legal authority instructs otherwise, the Master Servicer intends to calculate, and report original issue discount under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Senior Certificate must include in gross income the sum of the "daily portions," as defined below, of the original issue discount on such Senior Certificate for each day on which it owns a Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the existing authority. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The "adjusted issue price" of a Senior Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Senior Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

SENIOR CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS

     The OID Regulations do not address the treatment of instruments, such as the Senior Certificates, which represent interests in Mortgage Loans with Mortgage Rates which adjust periodically ("ARM Loans"). Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority the Master Servicer will report original issue discount on Senior Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "-- Senior Certificates Representing Interests in Loans Other Than ARMs" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Senior Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Senior

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

Certificate's principal balance will result in additional income (including possibly original issue discount income) to the Senior Certificateholder over the remaining life of such Senior Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includable with respect to such Certificates.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

     Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received, and the owner's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the original issue discount included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Senior Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Senior Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS

     Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below), or
(ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30%, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments will be considered "portfolio interest" and would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, if
(i) such Senior Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund (the "Issuer")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and
(iii) such Senior Certificateholder complies with certain beneficial ownership identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

     A "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, or any political subdivision thereof or an estate or trust, the income of which is includable in gross income for federal income tax purposes regardless of source.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.
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

REMIC CERTIFICATES

     A Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "-- Residual Certificates" and "-- Prohibited Transactions and Other Taxes"), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described below under "Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each such Trust Fund that elects REMIC status, Moore & Van Allen, PLLC will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Trust Fund will qualify as a REMIC and the related Certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

     In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Mortgage Loans contained in "Non-REMIC Certificates" and "Single Class of Senior Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1). Regular Certificates will represent "qualified mortgages," within the meaning of Code Section 860(G)(a)(3), for other REMICs and "permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts.

     Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC or REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Moore & Van Allen, PLLC, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC or REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be
(i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount. The Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of Certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and the 1986 Act. The holder of a Regular Certificate should be aware, however, that the OID Regulations do not currently address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption is required to be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate will generally be the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also will include the amount paid by an initial Regular Certificateholder, if any, for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate will equal all payments to be made on the Certificate other than payments which constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates, with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de
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

minimis OID may be treated as OID. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

     Under the de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an "accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the Regular Certificates at the beginning of such accrual period. The "adjusted issue price" of a Regular Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Regular Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of stated periodic interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with original issue discount who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that Regular Certificate. In computing the daily portions of original issue discount for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the excess of (a) the purchaser's adjusted basis in the Regular Certificate immediately after the purchase thereof over (b) the adjusted issue price of the Regular Certificate, and the denominator of which is the

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

excess of (c) all amounts remaining to be paid on the Regular Certificate, other than qualified stated interest, over (d) the adjusted issue price of the Regular Certificate.

     Acquisition Premium. A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the "constant yield method."

     Variable Rate Regular Certificate. Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance, and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a multiple of not less than zero nor more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued that does not have a variable rate under the foregoing rules; for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the proposed OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for noncontingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated
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

interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includable in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Certificates.

     Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the principles applied by the OID Regulations in the context of original issue discount, "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income to the extent of accrued market discount on such Regular Certificate upon receipt of each distribution representing stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Regular Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the Holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder of a Regular Certificate that acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includable in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includable in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium, and may elect under Code
Section 171 to amortize such premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment.

     Deferred Interest. Certain classes of Regular Certificates may provide for the accrual of interest when one or more Mortgage Loans are adding interest to their principal balance by reason of negative amortization ("Deferred Interest"). Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificates must be included in the stated redemption price at maturity of the Certificate and accounted for as original issue discount (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more Classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the law is unclear with respect to the timing and character of such losses or reductions in income, and, accordingly, Holders of Subordinate Certificates should consult their own tax advisors on this point.

     Sale, Exchange or Redemption. Upon the sale, exchange or redemption of a Regular Certificate, the holder will recognize gain or loss equal to the difference between the amount realized on such disposition, and the holder's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the holder, increased by any original issue discount and market discount included in the holder's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the holder and by any amortized premium. Except as provided in the following paragraph and as provided under "-- Market Discount" above, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includable in such holder's income.

     Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale or exchange of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Non-Interest Expenses of the REMIC. Under the REMIC regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Taxation of the REMIC -- Pass-Through of Non-Interest Expenses of the REMIC" below.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will be considered "portfolio interest" and will not be subject to federal withholding tax if (i) such Regular Certificateholder does not actually or constructively

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

own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund or the beneficial owners of the related Residual Certificates (the "Issuer")); (ii) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957), related to the Issuer; and
(iii) such Regular Certificateholder complies with certain beneficial ownership identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     The IRS recently issued final regulations which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The final regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules currently in effect. The final regulations would require, in the case of Regular Certificates held by a foreign partnership, that
(i) the certification described above be provided by the partners rather than by the foreign partnership and (ii) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the final regulations.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Regular Certificateholders who are Non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "-- Prohibited Transactions and Other Taxes" herein. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As

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residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the assets of the Trust Fund or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder. See "-- Sale or Exchange of Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "-- Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "-- Non-U.S. Persons" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting thrift institutions described in Code
Section 593 to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax not operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     With respect to any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over
(ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the

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Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds, and certain cooperatives are subject to similar rules.

     Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Sale Or Exchange Of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires such Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

TAXATION OF THE REMIC

     General. As noted above, although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described below under "-- Pass-Through of Non-Interest Expenses of the REMIC," other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular and Residual Certificates (or, if a class of Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage

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

Loans and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includable in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of Residual Certificates" herein. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see "-- Allocation of the Income of the REMIC to the Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under the Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interests in their entirety and not to holders of the related Regular Certificates.

     In the case of individuals (or trusts, estates, or other persons who compute their income in the same manner as individuals) who own an interest in a Regular or Residual Certificate directly or through a pass-through interest holder which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation, or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that

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

the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction includes the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending payment on the Residual Certificates or Regular Certificates.

     In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Prospectus Supplement, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them and then by the Master Servicer.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMICs final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax on such sales, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis, and the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter. Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. Treasury regulations provide that, except where there is a single residual holder for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.

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

TAX-EXEMPT INVESTORS

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on the Residual Certificateholder's "excess inclusions." See "-- Residual Certificates -- Excess Inclusions" herein.

NON-U.S. PERSONS

     Amounts paid to Residual Certificateholders who are not U.S. persons (see "-- Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates -- Non-U.S. Persons" above, but only to the extent that the Mortgage Loans were originated after July 18, 1984, and the Mortgage Loans to which the Residual Certificates relate are in "registered form" within the meaning of Section 163(f)(1) of the Code. In general, it is expected that Mortgage Loans will not be, but regular interests in another REMIC will be, treated as in registered form. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "-- Residual Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, amounts paid will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "-- Residual Certificates -- Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "-- Tax-Related Restrictions on Transfers of Residual Certificates" below.

     Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

         TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless

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

such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization, and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined below, if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and
(ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Mark to Market Rules. Prospective purchasers of a Residual Certificate should be aware that the IRS recently finalized regulations under Code Section 475 which provide that any Residual Certificate acquired after January 3, 1995, cannot be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of these regulations.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a "U.S. Person," unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A Residual

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

Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

STATE, LOCAL AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above in "Certain Federal Income Tax Considerations," potential investors should consider the state, local and other tax consequences relating to the acquisition, ownership and disposition of the Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws other than federal income tax law. Therefore, potential investors should consult their tax advisors with respect to the state, local and other tax consequences to them arising from an investment in the Certificates.

ERISA CONSIDERATIONS

     The following describes certain considerations under the Employee Retirement Income Act of 1974, as amended ("ERISA"), and the Code, which apply only to Certificates of a Series that are not divided into subclasses. If Certificates are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

     Title I of ERISA imposes certain requirements on certain employee benefit plans and arrangements, and upon collective investment funds and separate accounts in which such plans or arrangements are invested, and on those persons who are fiduciaries with respect to such benefit plans. Generally, Title I of ERISA governs investments made by ERISA-covered employee benefit plans. Among other things, ERISA requires that the assets of such plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such plans. Title I of ERISA also imposes certain duties on persons who are fiduciaries of ERISA-covered plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of an ERISA-covered plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant).

     In addition, benefit plans subject to Title I of ERISA and individual retirement accounts or certain types of Keogh plans not subject to Title I of ERISA but subject to Code Section 4975 (each a "Plan") are prohibited from engaging in a broad range of transactions relating to the assets of the Plan when persons having certain specified relationships to a Plan (called "parties in interest" in ERISA and "disqualified persons" in the Code) are involved. Such transactions are treated as "prohibited transactions" under ERISA Sections 406 and/or 407, and excise taxes are imposed upon such persons by Code Section 4975.

     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to Title I of ERISA or Code Section 4975. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

     On November 13, 1986, the United States Department of Labor ("Labor") issued final regulations (29 C.F.R. Section 2510.3-101) concerning the definition of the assets of a Plan (the "Plan Asset Regulations"). Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment (as opposed to a "debt" investment) will be deemed for purposes of ERISA to be assets of the investing Plan unless, among other exceptions, the equity participation by Plan investors in the equity investment is not "significant." Under the Plan Asset Regulations, equity participation by benefit plan investors is "significant" on any date if, immediately after the most recent acquisition of the equity interest, 25% or more of the value of any class of equity interests in the entity is held by retirement plans, including Plans and plans not subject to ERISA (such as governmental and church plans). Under the Plan Asset Regulations, an "equity" investment is an investment in an entity other than an investment treated as indebtedness under applicable local law and which has no substantial equity features. The beneficial interest in a trust, the undivided ownership interest in property and the profit interest in a partnership are deemed to be equity investments for this purpose.

     If an investing Plan's assets were deemed (under the Plan Asset Regulations or other authority) to include an interest in the Mortgage Loans and any other assets of the Trust, and not merely an interest in the Certificates, the assets of the Trust would become subject to the fiduciary standards of ERISA, and transactions with the Trust by certain parties dealing with the Trust might constitute prohibited transactions, unless an exemption applies. Certain exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Mortgage Loans are noted below.

     Regardless of whether the Mortgage Loans and any other assets of the Trust would be considered "plan assets" for purposes of ERISA, the acquisition or holding of Certificates on behalf of a Plan still could be considered to give rise to a prohibited transaction if the Trust is or becomes a party in interest or disqualified person with respect to such Plan, or if a subsequent transfer of Certificates is made between a Plan and such party in interest or disqualified person, unless an exemption otherwise applies. Exemptions which may be applicable to such transactions are noted below.

PTCE 83-1

     In Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which amended and Prohibited Transaction Class Exemption 81-7, Labor exempted from ERISA's prohibited transaction rules and the excise tax provisions of Code Section 4975 certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and parties in interest/disqualified persons with respect to those Plans related to (i) the origination, maintenance and termination of mortgage pools consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property (non-farm property comprising one to four dwelling units, including condominiums), property which had secured such obligations and was acquired in foreclosure and undistributed cash, and (ii) the acquisition and holding by Plans of certain mortgage pool pass-through certificates representing beneficial undivided interests in such mortgage pools which entitle the holders to pass-through payments of principal and interest from the underlying obligations of the pool.

     If the general conditions (discussed below) of PTCE 83-1 are satisfied, PTCE 83-1 will exempt from the prohibitions of ERISA Sections 406(a) and 407 and the excise taxes imposed by Code Section 4975 by reason of Code Section 4975(a)(1)(A) through (D) (relating generally to transactions with parties in interest/ disqualified persons who are not fiduciaries) the direct or indirect sale, exchange or transfer in the initial issuance, and the continued holding, by a Plan of Certificates that represent interests in a Mortgage Pool consisting of Mortgage Loans representing loans for single family homes ("Single Family Certificates") if the Plan purchases the Single Family Certificates at no more than fair market value.

     In addition, if the general conditions (discussed below) of PTCE 83-1 are satisfied, PTCE 83-1 will exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) and the excise taxes imposed by Code Section 4975 by reason of Code Section 4975(a)(1)(E) (relating generally to transactions with fiduciaries) the direct or indirect sale, exchange or transfer in the initial issuance, and the continued holding, by a Plan of Single Family Certificates if the sale, exchange or transfer is expressly approved by a fiduciary independent of the pool sponsor, trustee or insurer who has authority to manage and control those plan assets being invested in the Single Family Certificates, the Plan pays no more for the Single Family Certificates than would be paid in an arm's length transaction with an unrelated party, no investment management, advisory or underwriting fee or sales commission or similar compensation is paid to the pool sponsor in connection with such sale, exchange or transfer, the Plan does not purchase more than 25% of the value all Single Family Certificates, and at least 50% of all Single Family Certificates is purchased by persons independent of the pool sponsor, trustee or insurer.

     If the general conditions (described below) of PTCE 83-1 are satisfied, PTCE 83-1 will exempt from the prohibitions of ERISA Sections 406(a) and (b) and the excise taxes imposed by Code Section 4975 by reason of Code Section 4975(c), transactions in connection with the servicing and operation of a mortgage pool described above if such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement which is made available to investors before they purchase certificates issued by the pool.

     PTCE 83-1 does not provide an exemption for transactions involving Subordinate Certificates. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Certificate may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTCE 83-1, the term "mortgage pass-through certificate" would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Offered Certificates issued in a Series in which there is only one class of Offered Certificates; provided that the Certificates in the case of clause (i), or the Offered Certificates in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Mortgage Loans. It is not clear whether a class of Certificates that evidences the beneficial ownership in a Trust Fund divided into Mortgage Loan Groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

     PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders (other than holders of the Class R Certificates) against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans, or of the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor (provided that the trustee shall not be considered to be an affiliate of the pool sponsor solely because the trustee has succeeded to the rights and responsibilities of the pool sponsor pursuant to the terms of the pooling and servicing agreement providing for such succession upon the occurrence of one or more events of default by the pool sponsor); and (iii) a limitation on the sum of all payments made to and retained by the pool sponsor in connection with a mortgage pool, together with other funds inuring to its benefit for administering the mortgage pool, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

     The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or the Senior Certificates only in a Series issued with a subordination feature, provided that the subordination and Reserve Fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. See "Description of the Certificates" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by Labor. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

UNDERWRITER EXEMPTIONS

     Labor has issued to various underwriters substantially similar individual exemptions (each, an "Underwriter Exemption" and collectively, the "Underwriter Exemptions") which apply to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which such an underwriter is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemptions provide relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

     The Underwriter Exemptions contain several requirements, some of which differ from those of PTCE 83-1. The Underwriter Exemptions contain an expanded definition of "certificate," which includes an interest which entitles the Certificateholder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemptions contain an expanded definition of "trust," which permits the trust corpus to consist of secured consumer receivables, including obligations secured by shares issued by a cooperative housing association. The definition of "trust," however, does not include private mortgage-backed securities like the Private Mortgage-Backed Securities, and does not include any other investment pool unless, inter alia: (i) the investment pool consists only of assets of the type which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemptions; and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below.

     Generally, the Underwriter Exemptions require (i) that the acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; (ii) that the rights and interests evidenced by the certificates held by a Plan not be "subordinated" to the rights and interests evidenced by other certificates of the same trust;
(iii) that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard and Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.; (iv) that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities; and (v) that any Plan investing in the certificates must be an "accredited investor," as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     One or more other prohibited transaction exemptions may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire the Certificates and the circumstances under which such decision is made, including but not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 84-14, relating to investments effectuated by "qualified professional asset managers;" (ii) PTCE 90-1, relating to investments by insurance company pooled separate accounts; (iii) PTCE 91-38, relating to investments by bank collective investment funds; (iv) PTCE 95-60, relating to investments by insurance company general accounts; and (v) PTCE 96-23, relating to investments effectuated by "in-house asset managers."

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, one or more Underwriter Exemptions or any other exemptions from the prohibited transactions of ERISA and the Code, and the potential consequences in its specific circumstances, prior to making such investment. The Prospectus Supplement for a Series of Certificates will contain additional information with respect to prohibited transaction exemptions that may be applicable to such Series of Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA Considerations" in the Prospectus.

     Any Plan purchasing Certificates shall be deemed to have represented, by virtue of such purchase, that such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is consistent with the requirements of ERISA and the Code.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991, specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates that qualify as mortgage related securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991, deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates that qualify as mortgage related securities, or require the sale or other disposition of such Certificates, so long as such contractual commitment was made or such Certificates acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. SS24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the Class of Certificates under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Certificates (whether or not the Class of Certificates under consideration for purchase constitutes a mortgage related security should review the Federal

Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including mortgage related securities, which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Capital Markets Corp., an affiliate of the Depositor, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by First Union Capital Markets Corp. acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If First Union Capital Markets Corp. acts as agent in the sale of Certificates, First Union Capital Markets Corp. will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that First Union Capital Markets Corp. elects to purchase Certificates as principal, First Union Capital Markets Corp. may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

     This Prospectus and the related Prospectus Supplement may be used by First Union Capital Markets Corp., an affiliate of the Depositor, or any of its affiliates in connection with offers and sales related to market-making transactions in the Certificates. First Union Capital Markets Corp. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor will indemnify First Union Capital Markets Corp. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments First Union Capital Markets Corp. and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, First Union Capital Markets Corp. and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

     The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with and/or perform services for, FUNB, its affiliates and the Trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters relating to the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Moore & Van Allen, PLLC.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    ANNEX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, a class of Book-Entry Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Residential Mortgage Pass-Through Certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. Holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such Holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

                               INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Residential Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                            SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Residential Mortgage Pass-Through Certificates issues in same-day funds.

     Trading Between Cedel and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and CEDEL or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the Holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for Non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for Non-U.S. Persons with Actively Connected Income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             INDEX TO DEFINED TERMS

1986 Act....................................................   64
Accrual Certificates........................................   26
Accrual period..............................................   69
Act.........................................................   52
Adjusted issue price........................................   65
Advance.....................................................    5
Agency Securities...........................................    2
Agreement...................................................    1
ALTA........................................................   21
Applicable Amount...........................................   78
ARM Loans...................................................   65
Available Distribution Amount...............................   25
Balloon Loan................................................   21
Balloon payments............................................   11
Balloon Period..............................................   22
Bankruptcy Bond.............................................   35
Bankruptcy Bonds............................................    4
Beneficial owner............................................   29
Book-Entry Certificates.....................................   29
Buydown Fund................................................   11
Buydown Loans...............................................   11
Cede........................................................   29
CEDEL.......................................................   29
CEDEL Participants..........................................   30
CERCLA......................................................   57
Certificate Balance.........................................   27
Certificate Owners..........................................   29
Certificate Register........................................   24
Certificates................................................    1
Charter Act.................................................   16
Closing Date................................................    1
Code........................................................    6
Collateral Value............................................   12
Collection Account..........................................   40
Combined Loan-to-Value Ratio................................   12
Cooperative.................................................   31
Cooperative Loans...........................................    1
Cooperatives................................................    2
Cut-off Date................................................    4
Deferred Interest...........................................   65
Definitive Certificate......................................   29
Depositor...................................................   19
Detailed Description........................................   10
Determination Date..........................................   26
Disqualified organization...................................   79
Distribution Date...........................................    3
DTC.........................................................   29
Due-on-sale.................................................   11
Eligible Investments........................................   40
EPA.........................................................   57

ERISA.......................................................    6
Euroclear...................................................   29
Euroclear Operator..........................................   31
Euroclear Participants......................................   31
European Depositories.......................................   29
Excess servicing............................................   63
FDIC........................................................   22
Federal long-term rate......................................   75
FHA.........................................................    2
FHA Insurance...............................................    4
FHA Loans...................................................   13
FHLMC.......................................................   21
FHLMC Act...................................................   15
FHLMC Certificate Group.....................................   15
FHLMC Certificates..........................................    2
Financial Intermediary......................................   29
FNMA........................................................   21
FNMA Certificates...........................................    2
FUNB........................................................    i
Funding Period..............................................    6
FURST.......................................................    1
Garn-St Germain Act.........................................   58
Global Securities...........................................  A-1
GNMA........................................................   13
GNMA Certificates...........................................    2
GNMA Issuer.................................................   13
Guaranty Agreement..........................................   13
Home Equity Loans...........................................    2
Housing Act.................................................   13
HUD.........................................................   46
Insurance Proceeds..........................................   41
Insured Expenses............................................   41
IRS.........................................................   61
Issuer......................................................   66
Labor.......................................................   82
Legislative History.........................................   65
Letter of Credit............................................    5
Limited Guarantee...........................................    5
Liquidation Expenses........................................   41
Liquidation Proceeds........................................   41
Loan-to-Value Ratio.........................................   12
lockout periods.............................................   11
Master REMIC................................................   67
Master Servicer.............................................    1
Master Servicing Fee........................................   47
Morgan......................................................   29
Mortgage....................................................   39
Mortgage Assets.............................................    1
Mortgage Loans..............................................    i
Mortgage Note...............................................   39
Mortgage pass-through certificate...........................   83

Mortgage Pool...............................................    1
Mortgage Pool Insurance Policy..............................    4
Mortgage Rate...............................................    3
Mortgage related securities.................................   85
Mortgaged Properties........................................   10
Mortgagor...................................................    7
NCUA........................................................   85
Net Liquidation Proceeds....................................   41
OID Regulations.............................................   64
Participant.................................................   29
Pass-through entity.........................................   80
Pass-through interest holder................................   78
Pass-Through Rate...........................................    4
Plan Asset Regulations......................................   82
Plans.......................................................   81
PMBS Agreement..............................................   18
PMBS Issuer.................................................   18
PMBS Servicer...............................................   18
PMBS Trustee................................................   18
Policy Statement............................................   86
Pool Insurer................................................   33
Pre-Funded Amount...........................................    1
Pre-Funding Account.........................................    5
Prepayment Assumption.......................................   65
Primary Insurer.............................................   44
Primary Mortgage Insurance Policy...........................   10
Principal Prepayments.......................................   27
Private Mortgage-Backed Securities..........................    2
PTCE........................................................   84
PTCE 83-1...................................................   82
Purchase Price..............................................   23
Rating Agency...............................................    6
Record Date.................................................   24
Regular Certificates........................................   67
related Prospectus Supplement...............................    1
Relevant Depository.........................................   29
Relief Act..................................................   59
REMIC.......................................................    6
REMIC Regulations...........................................   59
Reserve Fund................................................    4
Residual Certificates.......................................   67
Retained Interest...........................................   24
Rules.......................................................   29
Seller......................................................    1
Sellers.....................................................   10
Senior Certificates.........................................    3
Series......................................................    1
Single Family Certificates..................................   82
SMMEA.......................................................    6
Special Hazard Insurance Policy.............................    4
Special Hazard Insurer......................................   34

Stripped ARM Obligations....................................   65
Stripped Bond Certificates..................................   63
Stripped bonds..............................................   63
Stripped Certificates.......................................   63
Stripped Coupon Certificates................................   63
Stripped coupons............................................   63
Sub-Servicer................................................    5
Subordinated Certificates...................................    3
Subsequent Mortgage Assets..................................    1
Subsidiary REMIC............................................   66
Subsidy Account.............................................   21
Subsidy Loans...............................................   21
Subsidy Payments............................................   21
Surety Bond.................................................    5
Terms and Conditions........................................   31
Title V.....................................................   59
Trust.......................................................    1
Trust Fund..................................................   10
Trustee.....................................................    1
UCC.........................................................   55
U.S. Person.................................................   66
Underwriter Exemption.......................................   84
Underwriter Exemptions......................................   84
VA..........................................................    2
VA Guaranty Policy..........................................   47
VA Insurance................................................    4
VA Loans....................................................   13

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE OFFERED CERTIFICATES OFFERED HEREBY, NOR AN OFFER OF THE OFFERED CERTIFICATES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration fee are estimated.

SEC Filing Fees.............................................  $  417,000
Legal Fees and Expenses.....................................  $  300,000
Accounting Fees and Expenses................................  $  150,000
Blue Sky Fees and Expenses..................................  $   15,000
Trustee's Fees and Expenses.................................  $   75,000
Rating Agency Fees..........................................  $  750,000
Printing and Engraving Fees.................................  $  120,000
Certificate Insurer's Fee...................................  $  150,000
Miscellaneous...............................................  $  150,000
          Total.............................................  $2,127,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Pooling and Servicing Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of duties under such Pooling and Servicing Agreements, or by reason of reckless disregard of such duties. The Pooling and Servicing Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements and related Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms of such Pooling and Servicing Agreements, or otherwise incidental to the performance of obligations and duties thereunder and
(ii) incurred in connection with any violation of any state or federal securities law.

     Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the "NCBCA") contained specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer for reasonable expenses incurred in relation to the proceeding who is wholly successful in defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct; provided, when a director or officer is liable to the corporation or was found liable in a proceeding changing improper benefit to him, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may, in its articles of incorporation, by contract or by resolution, provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

     The Registrant maintains directors and officers liability insurance, which provides coverage up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Registrant's directors and its officers against certain losses and/or (ii) the Registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

     Under agreements that may be entered into by the Registrant, certain controlling persons, directors and officers of the Registrant may be entitled to indemnification by underwriters and agents who participate in the distribution of Certificates covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
   1.1     --  Form of Underwriting Agreement*
   3.1     --  Articles of Incorporation of First Union Residential
               Securitization Transactions, Inc.
   3.2     --  Bylaws of First Union Residential Securitization
               Transactions, Inc.
   4.1     --  Form of Pooling and Servicing Agreement*
   4.2     --  Form of Pooling and Servicing Agreement for Home Equity
               Loans*
   5.1     --  Opinion of Moore & Van Allen, PLLC as to legality of the
               Certificates (including consent of such firm)**
   8.1     --  Opinion of Moore & Van Allen, PLLC as to tax matters
               (including consent of such firm)**
  10.1     --  Form of Mortgage Loan Purchase Agreement*
  10.2     --  Form of Mortgage Loan Purchase Agreement for Home Equity
               Loans*
  23.1     --  Consent of Moore & Van Allen, PLLC (included as part of
               Exhibits 5.1 and 8.1)
  24.1     --  Power of Attorney of Directors and Officers of Registrant

---------------

 * Incorporated by reference to the respective exhibits of the same numbers of the Registrant's pre-effective Amendment No. 1 on Form S-3 to Form S-11 Registration Statement No. 333-3574 and incorporated herein by reference.
** To be filed by amendment.

ITEM 17.  UNDERTAKINGS

     A. UNDERTAKINGS PURSUANT TO RULE 415

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act,

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, paragraphs (A)(1)(i) and (A)(1)(ii) of this Item 17 do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The Registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     C. UNDERTAKING IN RESPECT OF INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on the 19th day of May, 1999.

                                          FIRST UNION RESIDENTIAL SECURITIZATION
                                          TRANSACTIONS, INC.

                                                 /s/ BRIAN E. SIMPSON
                                          --------------------------------------
                                                  Name: Brian E. Simpson
                                                     Title: President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 19, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ BRIAN E. SIMPSON                   President and Chairman of the Board (Principal
-----------------------------------------------------    Executive Officer)
                  Brian E. Simpson

                 /s/ JAMES H. HATCH                    Senior Vice President (Principal Financial
-----------------------------------------------------    Officer and Principal Accounting Officer)
                   James H. Hatch

                 /s/ SALAR K. MIRRAN                   Director
-----------------------------------------------------
                   Salar K. Mirran

               /s/ JULIANA C. JOHNSON                  Director
-----------------------------------------------------
                 Juliana C. Johnson

                                 EXHIBIT INDEX

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------
    3.1          Articles of Incorporation of First Union Residential
                 Securitization Transactions, Inc.
    3.2          Bylaws of First Union Residential Securitization
                 Transactions, Inc.
   24.1          Power of Attorney of Directors and Officers of Registrant